PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2007)
$1,070,850,100
(Approximate)
CWABS, Inc.
Depositor

Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer
CWABS Asset-Backed Certificates Trust 2007-7
Issuing Entity
Asset-Backed Certificates, Series 2007-7

Distributions payable monthly beginning May 25, 2007
________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$276,930,000	100.00000%	0.10417%	99.89583%	M-4	$14,850,000	100.00000%	1.16667%	98.83333%
2-A-1	$266,015,000	100.00000%	0.05208%	99.94792%	M-5	$14,300,000	100.00000%	1.25000%	98.75000%
2-A-2	$76,315,000	100.00000%	0.10417%	99.89583%	M-6	$12,650,000	100.00000%	2.08333%	97.91667%
2-A-3	$197,461,000	100.00000%	0.10417%	99.89583%	M-7	$10,450,000	95.91378%	2.50000%	93.41378%
2-A-4	$79,229,000	100.00000%	0.20833%	99.79167%	M-8	$7,150,000	88.39301%	3.33333%	85.05968%
M-1	$45,650,000	100.00000%	0.41667%	99.58333%	M-9	$12,100,000	(3)	(3)	(3)
M-2	$42,900,000	100.00000%	0.70833%	99.29167%	A-R	$100	(3)	(3)	(3)
M-3	$14,850,000	100.00000%	1.08333%	98.91667%
_____________

Consider carefully the risk factors beginning on page S-17 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)   Before deducting expenses payable by the Depositor estimated to be approximately $1,000,000 in the aggregate.
(3)   The Class M-9 and Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this prospectus supplement.

The classes of certificates offered by this prospectus supplement, together with their interest rates and the methods of calculating them, are listed in the tables under “Summary — Description of the Certificates” on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

The certificates represent interests in a pool of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties and fixed rate mortgage loans that are secured by second liens on one- to four-family residential properties, as described in this prospectus supplement. Substantially all of the mortgage loans were made to borrowers with blemished credit histories.

Credit enhancement for the certificates consists of:
•  Overcollateralization,
•  Excess Interest,
•  Subordination and
•  Mortgage insurance.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

Each class of senior and adjustable rate subordinate certificates (other than the Class A-R Certificates) also will have the benefit of one of three interest rate corridor contracts as well as an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation
RBS Greenwich Capital
May 3, 2007

Annex A—The Statistical Calculation Pool	A-1

Annex I—Global Clearance, Settlement and Tax Documentation Procedures	I-1

i

ii

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-7, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of the Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of the Mortgage Loans — Countrywide Home Loans Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Certificates — The Trustee” in this prospectus supplement.

Co-Trustee

The Bank of New York Trust Company, N.A.

See “Description of the Certificates — The Co-Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement collectively as the “NIM Insurer”. The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of April 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about May 4, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) June 22, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

See “The Mortgage Pool — Pre-Funding” in this prospectus supplement.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties and fixed rate mortgage loans that are secured by second liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans and second lien conforming balance fixed rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans and second lien fixed rate mortgage loans, all of which may or may not have conforming balances.

See “The Mortgage Pool” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of April 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $966,531,790.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$300,000,064

Weighted Average Mortgage Rate	8.441%

Range of Mortgage Rates	4.750% to 16.125%

Average Current Principal Balance	$169,683

Range of Current Principal Balances	$2,308 to $650,000

Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	77.84%

Weighted Average Original Term to Maturity	387 months

Weighted Average Credit Bureau Risk Score	596 points

Weighted Average Remaining Term to Stated Maturity	386 months

Weighted Average Gross Margin**	6.722%

Weighted Average Maximum Mortgage Rate**	15.375%

Weighted Average Minimum Mortgage Rate**	8.488%

Percentage Originated under Full Doc Program	64.83%

Geographic Concentrations in excess of 10%:

California	23.45%
______________
* Based on the Loan-to-Value Ratios of the first lien mortgage loans and the Combined Loan-to-Value Ratios of the second lien mortgage loans.

** Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$666,531,725

Weighted Average Mortgage Rate	8.495%

Range of Mortgage Rates	4.750% to 14.875%

Average Current Principal Balance	$191,863

Range of Current Principal Balances	$3,719 to $1,455,000

Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	80.18%

Weighted Average Original Term to Maturity	384 months

Weighted Average Credit Bureau Risk Score	604 points

Weighted Average Remaining Term to Stated Maturity	383 months

Weighted Average Gross Margin**	5.850%

Weighted Average Maximum Mortgage Rate**	15.110%

Weighted Average Minimum Mortgage Rate**	7.763%

Percentage Originated under Full Doc Program	63.70%

Geographic Concentrations in excess of 10%:

California	23.43%

Florida	12.18%
______________
* Based on the Loan-to-Value Ratios of the first lien mortgage loans and the Combined Loan-to-Value Ratios of the second lien mortgage loans.

** Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this prospectus supplement.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance. See “The Mortgage Pool—General” in this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date (2)	Initial Rating (Moody’s) (3)	Initial Rating (S&P) (3)
Offered Certificates
1-A	$276,930,000	Senior/Adjustable Rate	December 25, 2035	Aaa	AAA
2-A-1	$266,015,000	Senior/Adjustable Rate	October 25, 2028	Aaa	AAA
2-A-2	$76,315,000	Senior/Adjustable Rate	June 25, 2030	Aaa	AAA
2-A-3	$197,461,000	Senior/Adjustable Rate	February 25, 2034	Aaa	AAA
2-A-4	$79,229,000	Senior/Adjustable Rate	December 25, 2035	Aaa	AAA
M-1	$45,650,000	Subordinate/Adjustable Rate	September 25, 2036	Aa1	AA+
M-2	$42,900,000	Subordinate/Adjustable Rate	April 25, 2037	Aa2	AA
M-3	$14,850,000	Subordinate/Adjustable Rate	June 25, 2037	Aa3	AA-
M-4	$14,850,000	Subordinate/Adjustable Rate	August 25, 2037	A1	A+
M-5	$14,300,000	Subordinate/Adjustable Rate	September 25, 2037	A2	A
M-6	$12,650,000	Subordinate/Adjustable Rate	September 25, 2037	A3	A-
M-7	$10,450,000	Subordinate/Adjustable Rate	October 25, 2037	Baa1	BBB+
M-8	$7,150,000	Subordinate/Adjustable Rate	October 25, 2037	Baa2	BBB
M-9	$12,100,000	Subordinate/Fixed Rate	October 25, 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	May 25, 2007	Aaa	AAA
Non-Offered Certificates (4)
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
______________

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)	Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(3)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(4)
The Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.200% (1)	LIBOR + 0.400% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.080% (1)	LIBOR + 0.160% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.160% (1)	LIBOR + 0.320% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.290% (1)	LIBOR + 0.580% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.360% (1)	LIBOR + 0.540% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.480% (1)	LIBOR + 0.720% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.830% (1)	LIBOR + 1.245% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 1.350% (1)	LIBOR + 2.025% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-9	1 and 2	7.200% (4)	7.200% (4)	calendar month (5)	30/360 (6)
A-R	1 and 2	(7)	(7)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this prospectus supplement under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest.”

(5)	The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(6)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(7)	The Class A-R Certificates will not accrue any interest.

See “Description of the Certificates” in this prospectus supplement.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Adjustable Rate Subordinate Certificates.

Fixed Rate Certificates:	Class M-9 Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on May 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the adjustable rate subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement;

•	charged-off loan net proceeds (to the extent available) as described under “—Priority of Payments; Distributions of Charged-off Loan Net Proceeds” below; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the master servicing fee and additional servicing

compensation (as described in this prospectus supplement under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in May 2017 and ending on the distribution date in April 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in April 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this prospectus supplement. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

See “Yield, Prepayment and Maturity Considerations —Last Scheduled Distribution Date” and “Description of the Certificates—Final Maturity Reserve Fund” in this prospectus supplement.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than a charged-off mortgage loan) equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Certificates — Withdrawals from the Certificate Account” and “— Withdrawals from the Distribution Account” in this prospectus supplement.

Priority of Payments; Distributions of Charged-off Loan Net Proceeds

Except as specified below, any second lien mortgage loan that is 180 days delinquent (according to the OTS Method) will be a charged-off mortgage loan. The close of business on the last day of the calendar month in which the mortgage loan becomes 180 days delinquent is referred to as the charge-off date. A charged-off mortgage loan does not include (i) a first lien mortgage loan and (ii) a second lien mortgage loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date.

Any proceeds received with respect to a charged-off mortgage loan in any due period after the related charge-off date will be charged-off loan proceeds and will be used first to pay the master servicer’s expenses in connection with auctions of the charged-off mortgage loans and the related charged-off mortgage loan disposition fee. The net proceeds remaining after the payment of such fees and expenses will be the charged-off loan net proceeds. Charged-off loan net proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity.

On each distribution date, prior to the distribution of the interest funds and the principal distribution amount, the charged-off loan net proceeds for each loan group received during the related due period, if any, will be distributed in the following order:

•
from the charged-off loan net proceeds from loan group 1 and loan group 2, pro rata based on the charged-off loan net proceeds for each loan group, concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
from the remaining charged-off loan net proceeds from loan group 1 and loan group 2, pro rata based on the charged-off loan net proceeds for each loan group, sequentially, to the classes of subordinate certificates, in order of their distribution priorities, any unpaid realized loss amount for that class; and

•	as part of the principal distribution amount for the related loan group.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the May 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.90% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of Class 2-A certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates (in the case of the adjustable rate certificates after payments of amounts available (if any) under the applicable corridor contract), pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 46.15% and 42.11% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by one of two mortgage insurance policies described in this prospectus supplement. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 31.62% and 22.59% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 14.54% and 19.52% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance). No second lien mortgage loan will be covered by either mortgage insurance policy. Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 21.60% and 19.50% of the first lien mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policies.

See “The Mortgage Pool—Mortgage Insurance Policies”, “—United Guaranty Mortgage Indemnity Company and Its Mortgage Insurance Policy” and “—Mortgage Guaranty Insurance Corporation and Its Mortgage Insurance Policy” in this prospectus supplement.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $29,150,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”.

The Corridor Contracts

Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts, (1) the class 1-A corridor contract, (2) the class 2-A corridor contract, and (3) the adjustable rate subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On each distribution date on or after the June 2007 distribution date and on or prior to the October 2007 distribution date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under each corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in “Description of the Certificates — The Corridor Contracts” in this prospectus supplement.

The amounts allocated to the issuing entity in respect of each corridor contract will be available to cover net rate carryover on the applicable class(es) of certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

See“Description of the Certificates — The Corridor Contracts” in this prospectus supplement.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or after the November 2007 distribution date and on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.12% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or after the November 2007 distribution date and on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not make any advances with respect to any charged-off mortgage loan after the related charge-off date.

See “Servicing of the Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

See “The Mortgage Pool — Assignment of the Mortgage Loans” and “Description of the Certificates — Optional Purchase of Defaulted Loans” in this prospectus supplement and “Loan Program— Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account and the issuing entity’s rights with respect to payments received under the corridor contracts) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

The offered certificates (other than the Class M-9 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class M-9 and Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

SUMMARY OF TRANSACTION PARTIES

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The Certificates are Backed by Mortgage Loans, Most of Which Will Experience Higher Rates of Delinquency and Loss than Mortgage Loans Underwritten to More Traditional Standards

Approximately 88.73% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) and all of the statistical calculation pool mortgage loans in loan group 1 were originated pursuant to Countrywide Home Loans, Inc.’s credit blemished mortgage loan underwriting guidelines, which are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, Countrywide Home Loans, Inc. may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on underwriting exceptions of these types. As a result of Countrywide Home Loans, Inc.’s underwriting standards, including the origination of mortgage loans based on underwriting exceptions, substantially all of the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Approximately 11.27% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these mortgage loans, the certificates may perform differently than the sponsor’s other securitizations of mortgage loans to borrowers with blemished credit histories.

High or Increasing Loan-to-Value Ratio May Impact Mortgage Loan Loss and Delinquency Rates More than Loans Originated Under More Traditional Standards

Countrywide Home Loans, Inc.’s underwriting standards for first lien mortgage loans do not prohibit a borrower from obtaining, at the time of origination of the first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan. This subordinate financing is not reflected in the loan-to-value ratios set forth in Annex A to this prospectus supplement and may not be reflected in the combined loan-to-value ratios set forth therein. High loan-to-value ratios may make it more difficult for a borrower to make payments under the related mortgage loans. Additionally, values of mortgaged properties may decrease from the time that the mortgage loan is originated, resulting in a higher loan-to-

value ratio. A decrease in the value of the mortgaged property may limit the borrower’s ability to refinance the mortgage loan which in turn, may lead to a default on the mortgage loan. In either case, the high loan-to-value ratios may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Junior Lien Priority Could Result in Payment Delay or Loss

Approximately 2.13% and 3.42% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group, are secured by second liens on residential properties. The master servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over those mortgage loans in the issuing entity. Mortgage loans secured by junior liens are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and prior statutory liens and costs of foreclosure or liquidation have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate, it may charge off the mortgage loan as bad debt. If any credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear:

•     the risk of delay in payments while any deficiency judgment against the borrower is sought; and

•     the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized upon for any other reason.

Subordinate Certificates have a Greater Risk of Loss because of the Subordination Features; Credit Enhancement May Not Be Sufficient to Protect Senior Certificates from Losses

When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination”. The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “related subordinate classes” means:

•     with respect to the Class A Certificates, the subordinate certificates, and

•     with respect to each class of certificates having an “M” designation, each other class of certificates having an “M” designation and a higher numerical designation than the class, if any.

Credit enhancement in the form of subordination will be provided for the certificates, by:

•     using collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes; and

•     allocating realized losses to the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero.

If the credit enhancement provided by the mortgage insurance on the covered mortgage loans, excess cashflow and overcollateralization (if any) are exhausted, collections on the mortgage loans in a loan group otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates related to that loan group.

In addition, if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by the mortgage insurance on the covered mortgage loans, excess cashflow and overcollateralization (if any) has been exhausted, the subordination of the subordinate certificates may not be sufficient to protect that class of senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Overcollateralization and Excess Interest May Not Be Sufficient to Protect Certificates from Losses on the Mortgage Loans

The amount by which the sum of the aggregate stated principal balance of the mortgage loans and the amount on deposit in the pre-funding account exceeds the aggregate certificate principal balance of the certificates is called “overcollateralization”. The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and to make any net swap payment payable to the swap counterparty because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on these certificates plus the expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. This “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest collected or advanced in respect of the mortgage loans during the preceding month. The amount of interest collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the adjustable rate mortgage loans. Because the amount of excess interest available may vary and because the pass-through rates on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

Mortgage Insurance May Not Protect You From Losses

Approximately 46.15% and 42.11% of the first lien mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by one of two mortgage insurance policies obtained for the issuing entity on the closing date. No second lien mortgage loan will be covered by either mortgage insurance policy. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, declines in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.

Each mortgage insurance policy obtained for the issuing entity will only cover losses pursuant to the formula described in the schedule issued in connection with such policy down to approximately 60% of the value of the related Mortgaged Property. Each mortgage insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the related policy. Under the mortgage insurance policies, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the master servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Ratings on the Certificates Are Dependent on the Creditworthiness of the Mortgage Insurance Providers

The ratings assigned to the certificates by the rating agencies will be based in part on the ratings assigned to United Guaranty Mortgage Indemnity Company and/or Mortgage Guaranty Insurance Corporation, the mortgage insurance providers with respect to the covered mortgage loans. Any reduction in the ratings assigned to either mortgage insurance provider by the rating agencies could result in the reduction of the ratings assigned to the certificates. A reduction in the ratings assigned to the certificates would likely adversely affect the liquidity and market value of the certificates.

Difference Between Mortgage Rates and Adjustable Certificate Pass-Through Rates May Reduce Excess Interest

The pass-through rates on the adjustable rate certificates may adjust monthly and are generally based on one-month LIBOR. The mortgage rates on the mortgage loans either are fixed or adjust semi-annually based on six-month LIBOR, or annually based on one-year LIBOR or one-year CMT, each of which is referred to as a mortgage index, but in most cases only after a period of two, three, five, seven or ten years after origination. Because the mortgage indices may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and adjustable rate certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than those certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods. An increase in the interest rates on certain of the adjustable mortgage loans while the pass-through rates on the adjustable rate certificates are stable or rising, could result in less amounts being available as excess interest.

Net Rate Cap Puts a Limit on the Pass-Through Rates of the Certificates

The absence of a correlation between movement in the mortgage rates and the adjustable rate certificate pass-through rates may reduce the interest payable on the adjustable rate certificates because of the imposition of a pass-through rate cap called the “net rate cap”. In addition, prepayments of mortgage loans in a loan group with relatively higher mortgage rates may reduce the applicable net rate cap and consequently limit the pass-through rate for one or more related classes of interest-bearing certificates. We intend that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement. Furthermore, on each distribution date on or after the June 2007 distribution date and on or prior to the October 2007 distribution date, each class of adjustable rate certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from payments (if any) allocated to the issuing entity in respect of the related interest rate corridor contract, as described in this prospectus supplement, and on or after the November 2007 distribution date and on or prior to the swap contract termination date, the swap certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from any net swap payment allocated to the swap trust to the extent that net swap payment is available for this purpose in the order described in this prospectus supplement. However, we cannot assure you that these funds will be available, or sufficient, to make any payments with respect to these reductions. The ratings assigned to the adjustable rate certificates do not cover the likelihood of the payment of net rate carryover.

Each deposit into the final maturity reserve fund will reduce the net rate cap for each class of interest-bearing certificates.

Considerations Regarding the Swap Contract

Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain or restore overcollateralization and pay unpaid realized loss amounts, in each case with respect to the swap certificates. However, no amounts will be payable by the swap counterparty unless the floating payment owed by the swap counterparty on a distribution date exceeds the fixed payment owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 5.12%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover unpaid interest, net rate carryover and losses on the mortgage loans. Any net swap payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may limit the pass-through rates of the swap certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate certificate principal balance of the swap certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate certificate principal balance of the swap certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, if one-month LIBOR is less than 5.12% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the swap certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the swap certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full, solely from collections on the mortgage loans and prior to distributions to holders of the swap certificates. This feature may result in losses on the swap certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of that payment.

Payments from the swap contract are dependent solely upon the performance of the swap counterparty. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty or any applicable guarantor is qualified, reduced or withdrawn and a substitute counterparty or guarantor is not obtained in accordance with the terms of the swap contract, the ratings of the swap certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Prepayments on the Mortgage
Loans Are Unpredictable and
Could Adversely Affect Your Yield
and Reinvestment; Other Factors
May Affect the Rate of Principal
Distributions on Your Certificates
and Your Yield

No one can accurately predict the level of prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:

•     general economic conditions,

•     the level of prevailing interest rates,

•     the availability of alternative financing,

•     the applicability of prepayment charges, and

•     homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time. However, approximately 66.69% and 68.94% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group provide, and any additional or subsequent mortgage loans may provide, for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

In addition, you should note that:

•     generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,

•     for the adjustable rate certificates, your yield will also be sensitive to:

(1)   the level of one-month LIBOR,

(2)   the timing of adjustment of the pass-through rate on your certificate as it relates to the interest rates on the applicable mortgage loans and, in the case of the adjustable rate mortgage loans, the levels of the mortgage indices, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3)   other limitations on the pass-through rates of the adjustable rate certificates as described further in this prospectus supplement,

(4)   the level of one-month LIBOR relative to the fixed rate at which the payment made to the swap counterparty is calculated, and

(5)   whether deposits need to be made into the final maturity reserve fund, and

•     you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Principal distributions on your certificates will also be affected by a number of factors, including:

•     the extent of principal payments on the mortgage loans,

•     how payments of principal are allocated among the classes of certificates,

•     whether the optional termination right is exercised,

•     whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain defaulted mortgage loans,

•     the rate and timing of payment defaults and losses on the mortgage loans,

•     repurchases of mortgage loans for material breaches of representations and warranties,

•     the extent of principal prepayments on the mortgage loans, and

•     the extent of any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

The master servicer is permitted to purchase certain delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted Loans” in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted mortgage loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

See “Description of the Certificates—Principal” and “—Optional Purchase of Defaulted Loans” in this prospectus supplement.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans

Approximately 15.54% and 21.49% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group require, and any subsequent mortgage loans may require, monthly payments of only accrued interest for the first three, five, seven or ten years after origination. The borrower is not required to pay any principal on the borrower’s loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•     no principal distributions will be made to certificateholders from interest-only loans during their interest-only period (except in the case of a prepayment), which may extend the weighted average lives of the certificates,

•     during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•     as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•     interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•     if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Your Yield Will Be Affected By The Inclusion of 40-Year Mortgage Loans

Approximately 27.37% and 26.56% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively (in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group) have, and any subsequent mortgage loans may have, original terms to maturity of 40 years. Loans with those terms have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

•     less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

•     due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

•     if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

Interest funds may be deposited in the final maturity reserve fund beginning in May 2017. In addition, excess cashflow will be used to reduce the certificate principal balances of the certificates to zero beginning in May 2027 depending on the amount of 40-year mortgage loans then remaining in the issuing entity. Any funds on deposit in the final maturity reserve fund will be used to make distributions on the offered certificates starting on the distribution date in April 2037.

Geographic Concentration of Mortgaged Properties in Certain States Increases the Impact that Events in Those States Could Have On The Certificates

The applicable tables in Annex A set forth the geographic concentration of the mortgaged properties, including the percentage by stated principal balance of the mortgage loans in the statistical calculation pool in each loan group, that are secured by mortgaged properties located in states with concentrations above 10%. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters. In addition:

•     economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•     declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

•     any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You May Receive A Prepayment Because Subsequent Mortgage Loans Are Not Acquired

The ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of Countrywide Home Loans, Inc. to originate or acquire mortgage loans, if necessary, during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of Countrywide Home Loans, Inc. to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

If the full amount of any deposit in the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•     the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

•     the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•     the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•     any removal of the master servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•     any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•     any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•     the rights granted to the NIM Insurer are extensive,

•     the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•     the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and

•     any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Description of the Certificates—Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

Charge-off Policy Could Result in Reduced or Delayed Distributions

A realized loss with respect to a second lien mortgage loan will arise immediately after the close of business on the last day of the calendar month in which the mortgage loan becomes 180 days delinquent (calculated based on the OTS Method). Since it is unlikely that any liquidation proceeds will have been received prior to such date, the stated principal balance of that charged-off mortgage loan will be reduced to zero resulting in a realized loss in the amount of the stated principal balance of that mortgage loan. If the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, this realized loss will be applied to reduce the certificate principal balance of the offered certificates, beginning with the most junior class of subordinate certificates outstanding.

The Auction of Charged-off Mortgage Loans May Not Produce Significant Proceeds

The master servicer is required to conduct an auction with respect to the charged-off mortgage loans as described under “Servicing of the Mortgage Loans—Auction of Charged-off Mortgage Loans”. There can be no assurance that the requisite number of bids will be received by the master servicer or that a significant amount of charged-off loan proceeds will be received from any auction of charged-off mortgage loans. The market for charged-off mortgage loans is neither extensive nor liquid and is sensitive to a variety of factors including general economic conditions. A general downturn in the economy is likely to reduce the auction prices for charged-off mortgage loans. The net proceeds from any such auction may be less than the net proceeds that the master servicer would have received had it foreclosed upon the mortgaged property related to a charged-off mortgage loan and liquidated that property. In addition, any outstanding advances from the master servicer with respect to a second lien mortgage loan that has become a charged-off mortgage loan will not be reimbursable out of the charged-off loan proceeds. Instead, those advances will become nonrecoverable advances and will be reimbursed to the master servicer from funds in the certificate account prior to distributions to certificateholders.

In addition, if the master servicer does not initiate foreclosure proceedings with respect to a delinquent second lien mortgage loan prior to the related charge-off date, the master servicer will be required to auction the charged-off mortgage loan and will not be able to initiate foreclosure proceedings unless the master servicer receives fewer than two bids for the related charged-off mortgage loan. The delay in initiation of the foreclosure proceeding may result in reduced net proceeds (and a greater loss) and will result in a delay in the liquidation of the mortgaged property resulting in a delay in the distribution of the related proceeds.

Any proceeds that are received from the liquidation of a charged-off mortgage loan after the related charge-off date (net of the master servicer’s reimbursable expenses and the related charged-off mortgage loan disposition fee) will be charged-off loan net proceeds and will be distributable only in accordance with the priorities set forth under “Description of the Certificates—Distributions—Distributions of Charged-off Loan Net Proceeds”.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

Investors should note that delinquencies generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A to this prospectus supplement is certain statistical information based on scheduled principal balances as of April 1, 2007, which is the “Statistical Calculation Date,” concerning a pool of mortgage loans that CWABS, Inc. (the “Depositor”) believes is representative of the mortgage loans to be included in the issuing entity. This pool of mortgage loans is referred to as the “Statistical Calculation Pool,” and the mortgage loans are referred to as the “Statistical Calculation Pool Mortgage Loans”. The Statistical Calculation Pool consists of 5,242 Mortgage Loans and is comprised of Mortgage Loans that bear interest at fixed rates, referred to as “Fixed Rate Mortgage Loans”, and adjustable rates, referred to as “Adjustable Rate Mortgage Loans”. The aggregate Stated Principal Balance of the Mortgage Loans included in the Statistical Calculation Pool as of the Statistical Calculation Date is approximately $966,531,790 (the “Statistical Calculation Date Pool Principal Balance”), of which approximately $300,000,064 constitute Loan Group 1 Mortgage Loans and approximately $666,531,725 constitute Loan Group 2 Mortgage Loans. The Statistical Calculation Pool is smaller than the pool of mortgage loans (the “Initial Mortgage Loans”) to be included in the issuing entity on the Closing Date (the “Initial Mortgage Pool”). It is expected that additional Mortgage Loans will be included in the Initial Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although certain characteristics of the Initial Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified in the tables below.

Loan Group 1
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	8.441%	±0.10%
Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	77.84%	±3.00%
Weighted Average Credit Bureau Risk Score	596 points	±5 points
Percentage Originated under Full Doc Program	64.83%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	6.722%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	50.00%	N/A

Loan Group 2
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	8.495%	±0.10%
Weighted Average Original Loan-to-Value Ratio/Combined Loan-to-Value Ratio*	80.18%	±3.00%
Weighted Average Credit Bureau Risk Score	604 points	±5 points
Percentage Originated under Full Doc Program	63.70%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	5.850%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	50.00%	N/A
__________
* Based on the Loan-to-Value Ratios of the first lien Mortgage Loans and the Combined Loan-to-Value Ratios of the second lien Mortgage Loans.

Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex A hereto. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

A detailed description (the “Detailed Description”) of the Initial Mortgage Loans in the Initial Mortgage Pool will be filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in characteristics of the Initial Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Initial Mortgage Loans included in the Initial Mortgage Pool as of the later of (x) April 1, 2007 and (y) the date of origination of each such Initial Mortgage Loan (the “Initial Cut-off Date”). The aggregate of the Stated Principal Balances of these Initial Mortgage Loans is referred to as the “Initial Cut-off Date Pool Principal Balance” and the Stated Principal Balance of any Initial Mortgage Loan as of the Initial Cut-off Date is referred to as the “Initial Cut-off Date Principal Balance”. The Detailed Description will include for the Initial Mortgage Loans, the information in the same categories that are presented in Annex A with respect to the Statistical Calculation Pool.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes will be secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties in the Statistical Calculation Pool are located in 50 states and the District of Columbia. Each Mortgage Loan in the issuing entity will be assigned to one of two mortgage loan groups (“Loan Group 1” and “Loan Group 2”, and each a “Loan Group”). Loan Group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans and second lien conforming balance fixed rate mortgage loans, and Loan Group 2 will consist of first lien fixed rate and adjustable rate mortgage loans and second lien fixed rate mortgage loans, which may or may not have conforming balances.

Except for balloon loans and interest only mortgage loans during their respective interest only periods, the Mortgage Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. (“Countrywide Home Loans” or a “Seller”) and will have been originated as described in this prospectus supplement under “— Underwriting Standards”.

Scheduled monthly payments made by the borrowers on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

Countrywide Home Loans will represent and warrant that none of the Mortgage Loans will be 30 days or more delinquent as of the related Cut-off Date. Except in the case of the delinquency information presented in the table below captioned “Delinquency History of the Statistical Calculation Pool Mortgage Loans in the Twelve-Month Period Ending on the Statistical Calculation Date”, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

In the twelve-month period ending on the Statistical Calculation Date, the Statistical Calculation Pool Mortgage Loans have been delinquent in payment of principal and interest as described in the table below. Solely for the purposes of the delinquency information presented in the following table, delinquencies have been recognized in accordance with the MBA Method.

Delinquency History of the Statistical Calculation Pool Mortgage Loans
in the Twelve-Month Period Ending on the Statistical Calculation Date

Delinquency	No. of Mortgage Loans	Percent of Statistical Calculation Date Pool Principal Balance	Aggregate Principal Balance
10x30	2	0.01%	$129,395.16
1x120, 2x150, 1x210	1	0.00%	$13,554.56
1x150	2	0.04%	$378,177.57

1x180	1	0.01%	$86,854.73
1x240	1	0.03%	$247,202.20
1x30	67	0.73%	$7,011,050.30
1x30, 1x120	4	0.07%	$705,277.61
1x30, 1x150	2	0.02%	$236,139.82
1x30, 1x210	1	0.04%	$428,000.00
1x30, 1x60	11	0.13%	$1,287,785.37
1x30, 1x60, 1x120	1	0.01%	$67,100.29
1x30, 1x60, 1x90	3	0.03%	$281,293.61
1x30, 1x60, 2x90	1	0.05%	$500,000.00
1x30, 1x60, 2x90, 1x120	1	0.01%	$95,005.38
1x30, 1x60, 3x90	1	0.00%	$41,046.94
1x30, 1x90	2	0.02%	$161,321.98
1x30, 2x60	2	0.01%	$65,151.59
1x30, 2x60, 1x90	1	0.01%	$100,274.00
1x30, 2x60, 2x120	1	0.01%	$104,677.07
1x30, 2x90, 1x120	1	0.03%	$303,192.25
1x30, 3x60	1	0.02%	$218,607.33
1x30, 3x60, 1x120	1	0.06%	$589,500.00
1x30, 3x60, 1x90	1	0.01%	$137,813.89
1x30, 4x60	1	0.02%	$165,361.32
1x30, 4x60, 1x120	1	0.01%	$72,559.75
1x30, 5x60	1	0.01%	$78,021.40
1x60	15	0.16%	$1,573,475.70
1x60, 1x120	1	0.02%	$172,514.21
1x60, 1x150	1	0.02%	$215,629.46
1x60, 2x90, 1x150	1	0.01%	$80,494.58
1x60, 3x90, 2x120	1	0.02%	$204,250.00
2x30	25	0.32%	$3,079,351.78
2x30, 1x120	1	0.02%	$187,313.87
2x30, 1x60	9	0.06%	$545,581.00
2x30, 1x60, 1x150	1	0.01%	$123,616.46
2x30, 1x60, 1x90	1	0.00%	$26,226.70
2x30, 2x60	4	0.02%	$170,474.15
2x30, 2x60, 1x120	2	0.04%	$361,155.17
2x30, 3x60	2	0.01%	$112,031.49
2x30, 3x60, 1x90	4	0.06%	$607,035.16
2x30, 5x60	1	0.01%	$110,500.00
2x60	2	0.05%	$464,283.42
2x60, 5x90	1	0.01%	$68,513.99
2x90, 1x210	1	0.02%	$162,955.06
3x30	15	0.23%	$2,212,298.56
3x30, 1x60	2	0.02%	$163,836.19
3x30, 1x60, 3x90	1	0.00%	$38,996.30
3x30, 1x90	1	0.00%	$21,855.73
3x30, 2x60	4	0.03%	$286,272.07
3x30, 2x60, 1x90	3	0.03%	$268,957.37
3x30, 2x60, 2x90	1	0.01%	$61,157.09
3x30, 3x60	3	0.04%	$344,093.22
3x30, 4x60	3	0.02%	$172,732.22
3x60	1	0.01%	$66,075.26
3x90, 3x120	1	0.00%	$26,177.65
4x30	12	0.08%	$771,153.66
4x30, 1x60	4	0.13%	$1,213,436.79
4x30, 1x60, 1x120	1	0.05%	$500,000.00
4x30, 2x60	4	0.04%	$406,384.72

4x30, 2x60, 1x120	1	0.01%	$88,997.69
4x30, 2x60, 1x150	1	0.01%	$84,185.09
4x30, 2x60, 3x90	1	0.00%	$25,030.23
4x30, 3x60	1	0.01%	$97,923.73
4x30, 3x60, 1x120	1	0.00%	$35,468.85
4x30, 4x60	1	0.01%	$53,349.85
5x30	3	0.03%	$328,035.88
5x30, 1x180	1	0.01%	$82,252.23
5x30, 1x60	2	0.00%	$25,276.83
5x30, 1x60, 1x120	1	0.02%	$184,869.73
5x30, 1x60, 1x90	1	0.00%	$33,512.91
5x30, 1x90	1	0.00%	$39,801.76
5x30, 3x60	1	0.02%	$146,659.01
5x30, 3x60, 1x90	1	0.02%	$226,437.54
6x30	4	0.01%	$141,668.89
6x30, 1x60	2	0.02%	$167,664.40
6x30, 2x60	1	0.00%	$24,737.34
7x30	2	0.01%	$59,142.53
8x30	1	0.02%	$157,500.00
8x30, 1x60	1	0.00%	$24,255.07
9x30	1	0.00%	$36,472.35

See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method and the OTS Method.

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 66.69% and 68.94% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, and any Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, a prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Mortgage Loan. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

Approximately 19.64% of the Mortgage Loans in the Statistical Calculation Pool require only payments of interest for a specified period of time following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

The Mortgage Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller’s portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders.

Countrywide Home Loans will make all of the representations specified in the prospectus under “Loan Program— Representations by Sellers; Repurchases” with respect to all of the Mortgage Loans. Each other Seller will be a special purpose entity established by Countrywide Financial Corporation or one of its subsidiaries and will sell mortgage loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Mortgage Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Mortgage Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each referred to as an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of:

(1) either (a) the average of the interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, as set forth in The Wall Street Journal (the “Six-Month LIBOR Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the Six-Month LIBOR Index, a “Six-Month LIBOR Adjustable Rate Mortgage Loan”), (b) the average of the interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as set forth in The Wall Street Journal (the “One-Year LIBOR Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the One-Year LIBOR Index, a “One-Year LIBOR Adjustable Rate Mortgage Loan”) or (c) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(591) (the “One-Year CMT Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the One-Year CMT Index, a “One-Year CMT Adjustable Rate Mortgage Loan”), in each case as most recently announced as of a date generally 45 days prior to the Adjustment Date (each, a “Mortgage Index”), or, if the applicable Mortgage Index is no longer available, then based upon a new index selected by the Master Servicer based on comparable information, and

(2) a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

“Hybrid Mortgage Loans” have fixed Mortgage Rates for a specified period of time after their origination before the fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. The length of the fixed period and the period during which the Mortgage Rate is subject to adjustment are indicated with respect to each of the Statistical Calculation Pool Mortgage Loans that are Hybrid Mortgage Loans in the “Mortgage Loan Programs” tables in Annex A to this prospectus supplement. For instance, a “3/27” designation followed by a specified Mortgage Index indicates a Hybrid Mortgage Loan with a fixed period of 3 years followed by a 27-year period during which the Mortgage Rate is subject to adjustment. Substantially all of the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool are Hybrid Mortgage Loans.

It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each Adjustable Rate Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000% (the sum of that initial Mortgage Rate plus the maximum added margin being referred to as the “Maximum Mortgage Rate”), as provided in the related Mortgage Note, and will in no event be less than a minimum Mortgage Rate (the “Minimum Mortgage Rate”) specified in the related Mortgage Note.

Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans will include “credit comeback loans” that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan (“Fixed Rate Credit Comeback Loans”). The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment

(which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the “Credit Comeback Excess Amount”) will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under “Description of the Certificates—Credit Comeback Excess Account” below. Approximately 0.95% and 1.89% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group are, and any Subsequent Fixed Rate Mortgage Loans may be, Fixed Rate Credit Comeback Loans.

Loan-to-Value Ratio/Combined Loan-to-Value Ratio. The “Loan-to-Value Ratio” or “LTV” of a first lien Mortgage Loan is equal to:

(1) the principal balance of the Mortgage Loan at the date of origination, divided by

(2) the Collateral Value of the related Mortgaged Property.

The “Combined Loan-to-Value Ratio” or “CLTV” of a second lien Mortgage Loan is equal to:

(1) the principal balance of the Mortgage Loan at the date of origination plus the outstanding principal balance at the date of origination of that Mortgage Loan of the senior mortgage loan secured by the same Mortgaged Property, divided by

(2) the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1) the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

(2) the sales price of the Mortgaged Property at the time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, except as described in the following sentence, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

With respect to Mortgage Loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See “—Underwriting Standards” in this prospectus supplement.

Annex A includes tables setting forth the Combined Loan-to-Value Ratios of the first lien Mortgage Loans together with the Combined Loan-to-Value Ratios of the second lien Mortgage Loans. The “Combined Loan-to-Value Ratio” of a first lien Mortgage Loan is equal to:

(1) the sum of:

(a) the principal balance of the Mortgage Loan as of its date of origination, and

(b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by Countrywide Home Loans and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by

(2) the Collateral Value of the related Mortgaged Property.

As a result of the foregoing, the “Combined Loan-to-Value Ratio” of any first lien Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the “Cut-off Date”), the unpaid principal balance of the Mortgage Loan as of the Cut-Off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-Off Date and to the payment of principal due on the Cut-Off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a “Prepayment Period”)), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan and (iv) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made, and the Stated Principal Balance of a Charged-off Mortgage Loan will be zero on the date following the date on which it became a Charged-off Mortgage Loan. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Loan Group. A “Determination Date” means with respect to any Distribution Date, the 15th day of the month of the Distribution Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

A “Deficient Valuation” means, for any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under that Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of that court that is final and non-appealable in a proceeding under the U.S. Bankruptcy Code.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement dated as of April 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer, the Sellers, The Bank of New York, as trustee (the “Trustee”) and The Bank of New York Trust Company, N.A., as co-trustee (the “Co-Trustee”), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial Cut-off Date) and amounts, if any, deposited in the Pre-Funding Account and the Capitalized Interest Account on the Closing Date.

In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Co-Trustee (collectively constituting the “Mortgage File”) with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the “Mortgage Loans”):

(1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

(2) the original recorded Mortgage or a copy thereof with recording information,

(3) a duly executed assignment of the Mortgage to “Asset-Backed Certificates, Series 2007-7, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of April 1, 2007, without recourse,” in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

(4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

(5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6) the original or duplicate original lender’s title policy and all riders thereto or a copy of lender’s title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

(A) not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on any related Subsequent Transfer Date,

(B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related Subsequent Transfer Date, and

(C) not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Co-Trustee in one of the states to which the exception applies. The Depositor expects that substantially all of the assignments of the Mortgage Loans will not be recorded based on an opinion of counsel. In the event an assignment is delivered to the Co-Trustee in blank and the related Mortgage File is released by the Co-Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Co-Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Mortgage Loan is required to be recorded to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Co-Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Co-Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the Co-Trustee’s receipt thereof on or after the related Subsequent Transfer Date as described above, and the Co-Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the Certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Co-Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee or the Co-Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the “Purchase Price”) equal to the sum of:

(i)
100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of the purchase,

(ii)
accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

(iii)	any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the issuing entity and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

(1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

(2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7) have a Loan-to-Value Ratio (in the case of a first lien Mortgage Loan) or a Combined Loan-to-Value Ratio (in the case of a second lien Mortgage Loan) no higher than that of the Deleted Mortgage Loan,

(8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

(10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11) have the same occupancy type and lien priority as the Deleted Mortgage Loan,

(12) be covered by the applicable Mortgage Insurance Policy if the Deleted Mortgage Loan was covered by such Mortgage Insurance Policy, and

(13) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

On the Closing Date, the Depositor may deposit an amount of up to 25% of the initial Certificate Principal Balance of the Certificates issued by the issuing entity (the “Pre-Funded Amount”) in a pre-funding account (the “Pre-Funding Account”) established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to the Loan Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) June 22, 2007 (the “Funding Period”), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (the “Subsequent Mortgage Loans”) from a Seller and sell the Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”) and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

Because some of the Mortgage Loans in each loan group may not be acquired by the issuing entity until after the Closing Date, there may not be sufficient interest collections from the Initial Mortgage Loans in each loan group to pay all the interest due on the certificates related to each loan group on the first and possibly the second and third Distribution Dates. A capitalized interest account (the “Capitalized Interest Account” ) will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of any pre-funding. In addition, the Pooling and Servicing Agreement will permit funds on deposit in the Capitalized Interest Account to be released to Countrywide Home Loans in connection with the conveyance of Subsequent Mortgage Loans upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

Amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account will be invested in permitted investments. The Pre-Funding Account and the Capitalized Interest Account will not be assets of any REMIC.

Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business Day during the Funding Period (a “Subsequent Transfer Date”), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

•	the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

•	the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

•	the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date,

•
the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

•
the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Mortgage Loans from the Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Mortgage Loans,

•	the conveyance of the Subsequent Mortgage Loans on the Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates,

•	no Subsequent Mortgage Loan conveyed on the Subsequent Transfer Date was 30 or more days delinquent (according to the OTS Method) as of the related Subsequent Cut-off Date, and

•
following the conveyance of the Subsequent Mortgage Loans on the Subsequent Transfer Date to the issuing entity, the characteristics of the Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified under “—General” above; provided that for the purpose of making the calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date.

Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of Subsequent Mortgage Loans.

Underwriting Standards

General. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, and approximately 88.73% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2, were originated by Countrywide Home Loans in accordance with its underwriting standards for credit-blemished mortgage loans, which are set forth below under “—Credit-Blemished Mortgage Loans”. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full Documentation” or “Stated Income”. The remaining Statistical Calculation Pool Mortgage Loans were originated by Countrywide Home Loans as described below under “—Mortgage Loans other than Credit-Blemished Mortgage Loans”.

Credit-Blemished Mortgage Loans.  The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit-blemished mortgage loans. Countrywide Home Loans has been originating first lien credit-blemished mortgage loans since 1995 and second lien credit-blemished mortgage loans since 1997. Countrywide Home Loans produces its credit-blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any credit-blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit-blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit-blemished mortgage loan that it has not itself underwritten.

Countrywide Home Loans’ underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower’s credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio or combined loan-to-value ratio, as applicable, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

Each prospective borrower completes an application for credit which includes information with respect to the applicant’s assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant’s prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly credit obligations to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower’s credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit-blemished loan. The maximum loan amount varies depending upon a borrower’s credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $1,000,000 for first lien credit-blemished mortgage loans, or $175,000 for second lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards permit first lien credit-blemished mortgage loans with loan-to-value ratios at origination of up to 100% and second lien credit-blemished mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

Countrywide Home Loans requires title insurance on all credit-blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ credit-blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit-blemished mortgage loans with regard to the borrower’s credit standing and repayment ability. While more flexible, Countrywide Home Loans’ underwriting guidelines still place primary reliance on a borrower’s ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios or combined loan-to-value ratios, as applicable, than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans’ credit-blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, for each loan type based upon these and other risk factors with more risk factors resulting in lower ratios.

Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the “Full Doc Program”) and Stated Income Loan Program (the “Stated Income Program”). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant’s sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans’ underwriting standards.

Under the Stated Income Program, the borrower’s employment and income sources and amounts must be stated on the borrower’s application for credit. The borrower’s income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter’s discretion. However, the borrower’s income as stated on the application is not independently verified. With respect to first lien credit-blemished mortgage loans, maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, debt-to-income ratio and loan amount, given the borrower’s credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

Countrywide Home Loans’ underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower’s mortgage history, time since bankruptcy, and time since foreclosure or notice of default. In the case of borrowers with less than twelve months’ mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios or combined loan-to-value ratios, as applicable, and loan amounts given the borrower’s Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

First Lien Credit Grade Category: “A”
Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $1,000,000
Credit Bureau Risk Score: Minimum of—
500 for loan amounts up to $700,000,
560 for loan amounts of $700,001 to $750,000,
580 for loan amounts of $750,001 to $850,000, or
600 for loan amounts of $850,001 to $1,000,000.

Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Second Lien Credit Grade Category: “A”
Combined Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $175,000
Credit Bureau Risk Score: Minimum of— 560 for loan amounts up to $100,000, 580 for loan amounts of $100,001 to $125,000, 600 for loan amounts of $125,001to $137,500,

620 for loan amounts of $137,501 to $162,500, and 640 for loan amounts of $162,501 to $175,000.
Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

First Lien Credit Grade Category: “A-”
Loan-To-Value Ratio: Maximum of 90%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $850,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $650,000, 580 for loan amounts of $650,001 to $750,000, or 620 for loan amounts of $750,001 to $850,000.
Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Second Lien Credit Grade Category: “A-”
Combined Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $100,000
Credit Bureau Risk Score: Minimum of 560
Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

First Lien Credit Grade Category: “B”
Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $650,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $600,000, 580 for loan amounts of $600,001 to $650,000.
Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Second Lien Credit Grade Category: “B”
Combined Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $100,000
Credit Bureau Risk Score: Minimum of 560
Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

First Lien Credit Grade Category: “C”
Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%

Loan Amount: Maximum of $600,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $550,000, or 580 for loan amounts of $550,001 to $600,000.
Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Second Lien Credit Grade Category: “C”
Combined Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $100,000
Credit Bureau Risk Score: Minimum of 560
Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

First Lien Credit Grade Category: “C-”
Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000
Credit Bureau Risk Score: Minimum of 500
Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: None at time of funding.

First Lien Credit Grade Category: “D”
Loan-To-Value Ratio: Maximum of 65%
Debt-To-Income Ratio: Maximum of 45%
Loan Amount: Maximum of $250,000
Credit Bureau Risk Score: Minimum of 500
Mortgage History: Open Notice of default must be cured at time of funding.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

The loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

The “Credit Bureau Risk Score” is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower’s creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Bureau Risk Scores are based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk

Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter’s judgment.

In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureaus, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

If only one score is available, or no score is available, Countrywide Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio or combined loan-to-value ratio, as applicable. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

Mortgage Loans other than Credit-Blemished Mortgage Loans. The Statistical Calculation Pool Mortgage Loans in Loan Group 2 that were not originated in accordance with its underwriting standards for credit-blemished mortgage loans were originated generally in accordance with the procedures set forth in the prospectus under “Loan Program—Underwriting Standards”, subject to the exceptions noted below. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full/Alternative”, “Reduced”, “Preferred”, “Streamlined”, “Stated Income/Stated Asset”, “No Ratio” or “No Income/No Asset”.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “Full/Alternative”, the related underwriting guidelines generally permit a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “Reduced”, under the related underwriting guidelines, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtained from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “Preferred”, those Mortgage Loans were originated under Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans’ Preferred Processing Program is generally available to borrowers possessing higher Credit Bureau

Risk Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “Streamlined”, those Mortgage Loans were originated under Countrywide Home Loans’ Streamlined Documentation Program. Countrywide Home Loans’ Streamlined Documentation Program is generally available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “Stated Income/Stated Asset”, the related mortgage loan applications were generally reviewed to determine that the stated income was reasonable for the borrower’s employment and that the stated assets were consistent with the borrower’s income.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “No Ratio”, the borrower is not required to disclose his or her income although the nature of employment is disclosed and assets are verified. Countrywide Home Loans generally conducted a verbal verification of employment of the borrower prior to origination.

In the case of Mortgage Loans identified in “Loan Documentation Type” tables as “No Income/No Asset”, under the related underwriting guidelines, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.

Mortgage Loans not originated in accordance with Countrywide Home Loans’ underwriting standards for credit-blemished mortgage loans are assigned credit grade categories as described under “—Credit-Blemished Mortgage Loans” above, and Credit Bureau Risk Scores for those Mortgage Loans are generally obtained as described under “—Credit-Blemished Mortgage Loans”.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 46.15% and 42.11% of the first lien Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. No second lien Mortgage Loan will be covered under either Mortgage Insurance Policy. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 21.60% and 19.50% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage

Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Indemnity Company and Its Mortgage Insurance Policy

United Guaranty Mortgage Indemnity Company (“United Guaranty”), a North Carolina insurance company with corporate offices in Greensboro, North Carolina, is a wholly owned subsidiary, directly and indirectly, of United Guaranty Corporation, a North Carolina corporation, which is a wholly owned subsidiary, indirectly, of American International Group, Inc. United Guaranty is engaged in the business of insuring lenders against loss upon defaults by mortgagors in the payment of insured first mortgage loans on one- to four- family residential properties and is approved as a private mortgage guaranty insurer by FHLMC and FNMA. United Guaranty is licensed to insure first mortgage loans in 48 states and the District of Columbia. As of December 31, 2006, United Guaranty reported, on an unaudited statutory accounting basis, assets of $163,962,029, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus and unassigned surplus) of $12,616,459, and a statutory contingency reserve of $84,123,186. At such date, United Guaranty reported insurance in force covering $9,310,795,776 of residential insured first mortgage loans. An Annual Statement for United Guaranty, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissioners, for the year ended December 31, 2006, is available from the Trustee upon written request.

Neither United Guaranty Corporation nor American International Group, Inc. has guaranteed or agreed to assume the obligations of its subsidiary in connection with this mortgage guaranty insurance program.

The information provided by United Guaranty with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the securities which are the subject of this document.

United Guaranty furnished the information relating to it in the above three paragraphs but has made no independent verification of any other information in this prospectus supplement. All summaries of, and information relating to, the United Guaranty Mortgage Insurance Policy issued by United Guaranty in this prospectus supplement were prepared by the Depositor, which is solely responsible therefor, and United Guaranty makes no representation as to the correctness or completeness thereof.

The financial strength of United Guaranty has been rated “AA+” by Standard & Poor’s and “Aa1” by Moody’s. The rating agency issuing the rating can withdraw or change its rating at any time.

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 31.62% and 22.59% of the first lien Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 14.84% and 10.61% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

Mortgage Guaranty Insurance Corporation and Its Mortgage Insurance Policy

Mortgage Guaranty Insurance Corporation (“MGIC”), a Wisconsin insurance corporation with corporate offices in Milwaukee, Wisconsin, is a wholly owned subsidiary of MGIC Investment Corporation (“MGIC Investment”). MGIC is engaged in the business of providing private mortgage insurance in the United States to the home mortgage lending industry. MGIC’s principal products are primary mortgage insurance and pool mortgage insurance. MGIC is approved as a private mortgage guaranty insurer by FHLMC and FNMA and licensed to insure first mortgage loans in all 50 states, the District of Columbia and Puerto Rico. As of December 31, 2006, MGIC reported on a statutory accounting basis, assets of approximately $7,364,303,000, policyholders’ surplus of approximately $1,549,679,000 and a statutory contingency reserve of approximately $4,575,134,000. As of December 31, 2006, MGIC reported direct primary insurance in force of approximately $176.5 billion and direct pool risk in force of approximately $7.0 billion. An Annual Statement for MGIC for the year ended December 31, 2006, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon written request to the Trustee. For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the United States Securities and Exchange Commission, which are publicly available.

On February 6, 2007, MGIC Investment announced that it had entered into an agreement to merge with Radian Group Inc. (“Radian”), with the new company to be called MGIC Radian Financial Group Inc. Radian is a global credit risk management company and offers mortgage guaranty insurance and other financial products and services through its subsidiaries. The merger will result in shares of MGIC Investment’s common stock being exchanged for shares of Radian’s common stock. The transaction has been approved by the boards of directors of MGIC Investment and Radian and is subject to regulatory and shareholder approvals.

As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P, “AA+” from Fitch and “Aa2” from Moody’s. As a result of the merger announcement described above, S&P did not change its rating of MGIC, Fitch placed MGIC’s AA+ rating on “rating watch negative”, and Moody’s, in affirming its Aa2 rating of MGIC, changed the outlook for its rating from stable to negative. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change their ratings at any time.

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 14.54% and 19.52% of the first lien Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 6.76% and 8.89% of the first lien Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless

MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers (including a special servicer). Notwithstanding any subservicing arrangement, the

Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (together with its subsidiaries, “Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $131.528 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended					Three Months Ended
	December 31,					March 31,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	214,826
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$43,035
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	37.4%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	155,766
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$49,970
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	43.5%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	22,880
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$3,539
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.1%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	158,183
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$10,539
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	9.2%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	43,667
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$7,881
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	6.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	595,322
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$114,964
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$193,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	62%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	36%
__________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate is provided by the Master Servicer to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer’s servicing procedures, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes, in the case of a credit-blemished mortgage loan, 31 days past due (two payments due but not received), or in the case of a mortgage loan that is not a credit-blemished mortgage loan, 61 days past due (three payments due but not received) and in any case, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

After foreclosure, if the mortgaged property securing a second lien credit-blemished mortgage loan is also securing a first lien mortgage loan, the Master Servicer may liquidate the mortgaged property and charge off the second lien credit-blemished mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien mortgage loan exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire second lien credit-blemished mortgage loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire second lien credit-blemished mortgage loan when the related mortgaged property is liquidated, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by the Master Servicer subsequently.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

The Master Servicer will also attempt to liquidate second lien Mortgage Loans that are Charged-off Mortgage Loans through foreclosure or the auction process described under “—Auction of Charged-off Mortgage Loans” below.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.472% per annum before the respective initial Adjustment Dates (if applicable) and is 0.486% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this prospectus supplement under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Advances

Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an “Advance”) from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a “Master Servicer Advance Date”), the sum of:

•
an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the applicable Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date; and

•
an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial

Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

Auction of Charged-off Mortgage Loans

Any second lien Mortgage Loan that is 180 days delinquent (according to the OTS Method) will be a “Charged-off Mortgage Loan”, except that a Charged-off Mortgage Loan does not include (i) a first lien Mortgage Loan and (ii) a Mortgage Loan that has been charged-off by the Master Servicer as bad debt prior to the related Charge-off Date. The close of business on the last day of the calendar month in which the Mortgage Loan becomes 180 days delinquent is referred to as the “Charge-off Date”.

The Master Servicer is required under the Pooling and Servicing Agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Mortgage Loan on a quarterly basis during the period commencing on the related Charge-off Date and ending one year after the related Charge-off Date (such time period, the “Auction Period”). If more than one Charged-off Mortgage Loan exists, the Master Servicer may solicit bids for a single Charged-off Mortgage Loan, a portion of the outstanding Charged-off Mortgage Loans or all of the outstanding Charged-off Mortgage Loans. If fewer than two bids from unaffiliated third parties with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will use reasonable efforts to foreclose on the property securing the related Charged-off Mortgage Loan to the extent that the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. If two or more bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the Master Servicer will arrange for the sale of the Charged-off Mortgage Loan to the highest bidder. The Master Servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Mortgage Loans from the issuing entity to the purchaser. The Master Servicer will deduct from the proceeds of the sale or foreclosure of such Charged-off Mortgage Loan its reimbursable expenses incurred in connection with the liquidation and sale or foreclosure of a Charged-off Mortgage Loan and a disposition fee equal to 10% of any proceeds from such Charged-off Mortgage Loan, regardless of whether those proceeds arise as a result of a sale, an auction, foreclosure or otherwise.

THE ISSUING ENTITY

In connection with the issuance of the Certificates, the Depositor has formed CWABS Asset-Backed Certificates Trust 2007-7, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWABS Asset-Backed Certificates Trust 2007-7 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “Trust” or the “Trust Fund”. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200704. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the OTS Method.

Approximately 11.27% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 (by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these Mortgage Loans the Certificates may perform differently than the sponsor’s other securitizations comprised entirely of mortgage loans to borrowers with blemished credit histories.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-7 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this prospectus supplement we use the following terms:

Designation	Class of Certificates

Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Designation	Class of Certificates
Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Adjustable Rate Subordinate Certificates

Fixed Rate Certificates:	Class M-9 Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:	Subordinate/Adjustable Rate

Fixed Rate Certificates:	Subordinate/Fixed Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent

Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Charged-off Loan Proceeds” means, with respect to a Charged-off Mortgage Loan, any Insurance Proceeds and all other net proceeds received after the related Charge-off Date in connection with the partial or complete liquidation of that Charged-off Mortgage Loan (whether through trustee’s sale, foreclosure sale, the auction process described under “Servicing of the Mortgage Loans—Auction of Charged-off Mortgage Loans” or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Mortgage Loan.

“Charged-off Loan Net Proceeds” means, with respect to a Charged-off Mortgage Loan, the Charged-off Loan Proceeds for that Charged-off Mortgage Loan less the sum of (i) any unreimbursed Servicing Advances for that Charged-off Mortgage Loan and (ii) the related Charged-off Mortgage Loan disposition fee.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in May 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, other than a Charged-off Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). For the avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan Proceeds.

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Fixed Rate Certificates and the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses). Subsequent Recoveries do not include Charged-off Loan Proceeds.

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and (x) the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premiums for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.294% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 2.467% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period,

(iii) with respect to each class of Adjustable Rate Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, and

(iv) with respect to the Class M-9 Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (in each case calculated without giving effect to any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty for that Distribution Date), weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.200%	0.400%
Class 2-A-1	0.080%	0.160%
Class 2-A-2	0.160%	0.320%
Class 2-A-3	0.230%	0.460%
Class 2-A-4	0.290%	0.580%
Class M-1	0.330%	0.495%
Class M-2	0.360%	0.540%
Class M-3	0.480%	0.720%
Class M-4	0.830%	1.245%
Class M-5	0.950%	1.425%
Class M-6	1.350%	2.025%
Class M-7	2.000%	3.000%
Class M-8	2.000%	3.000%
__________

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Pass-Through Rate” with respect to each Accrual Period and the Class M-9 Certificates means a per annum rate equal to the lesser of:

(1) 7.200% and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the portion of the original Pre-Funded Amount allocated to Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the portion of the original Pre-Funded Amount allocated to Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries and Charged-off Loan Net Proceeds received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

May 2009 — April 2010	1.10% with respect to May 2009, plus an additional 1/12th of 1.40% for each month thereafter through April 2010

May 2010 — April 2011	2.50% with respect to May 2010, plus an additional 1/12th of 1.50% for each month thereafter through April 2011

May 2011 — April 2012	4.00% with respect to May 2011, plus an additional 1/12th of 1.20% for each month thereafter through April 2012

May 2012 — April 2013	5.20% with respect to May 2012, plus an additional 1/12th of 0.70% for each month thereafter through April 2013

May 2013 — April 2014	5.90% with respect to May 2013, plus an additional 1/12th of 0.10% for each month thereafter through April 2014

May 2014 and thereafter	6.00%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	43.01%
M-1	55.41%
M-2	75.98%
M-3	87.20%
M-4	102.29%
M-5	122.74%
M-6	149.13%
M-7	181.33%
M-8	212.76%
M-9	301.07%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in May 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.40%	28.80%
Class M-2	10.50%	21.00%
Class M-3	9.15%	18.30%
Class M-4	7.80%	15.60%
Class M-5	6.50%	13.00%
Class M-6	5.35%	10.70%
Class M-7	4.40%	8.80%
Class M-8	3.75%	7.50%
Class M-9	2.65%	5.30%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the excess of (a) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date over (b) the aggregate Charged-off Loan Net Proceeds for Loan Group 1 and Loan Group 2 received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds”.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 2.65% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 5.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts (other than the aggregate Charged-off Loan Net Proceeds for Loan Group 1 and Loan Group 2 received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds”) to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

the sum of:

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2, and

(5) any Charged-off Loan Net Proceeds for the Loan Group received during the related Prepayment Period distributed pursuant to clauses (1) and (2) under “—Distributions—Distributions of Charged-off Loan Net Proceeds” below.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans,

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, and

(6) any Charged-off Loan Net Proceeds for the Loan Group received during the related Prepayment Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds, Subsequent Recoveries and Charged-off Loan Proceeds,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto but not Charged-off Loan Proceeds) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable

Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) auction costs and expenses in connection with Charged-off Mortgage Loans and (v) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to (a) amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto) and (b) in the case of auction costs and expenses in connection with Charged-off Mortgage Loans, the Charged-off Loan Proceeds,

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans (other than Charged-off Loan Proceeds) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it (other than from amounts representing Charged-off Loan Proceeds), such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “ — Reports to Certificateholders” in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan other than a Charged-off Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
Servicer
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

	• 10% of the gross proceeds of each Charged-off Mortgage Loan	Compensation	Charged-off Loan Proceeds	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment /	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Swap Counterparty	of an early termination of the Swap Contract		sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in this prospectus supplement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.472% per annum before the respective initial Adjustment Dates (if applicable) and is 0.486% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing

Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this prospectus supplement under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this prospectus supplement under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.294% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 2.467% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)
Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer”.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Charged-off Loan Net Proceeds. On each Distribution Date, prior to the distribution of the Interest Funds and the Principal Distribution Amount, the Charged-off Loan Net Proceeds for each Loan Group, if any, received during the related Prepayment Period will be distributed in the following order:

(1) from the Charged-off Loan Net Proceeds from Loan Group 1 and Loan Group 2, pro rata based on the Charged-off Loan Net Proceeds for each Loan Group, concurrently, to each class of Class A Certificates, any Unpaid Realized Loss Amount for each such class, pro rata based on their respective entitlements;

(2) from the remaining Charged-off Loan Net Proceeds from Loan Group 1 and Loan Group 2, pro rata based on the Charged-off Loan Proceeds for each Loan Group, sequentially, to the classes of Subordinate Certificates, in order of their distribution priorities, any Unpaid Realized Loss Amount for that class; and

(3) as part of the Principal Distribution Amount for the related Loan Group.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. The Pass-Through Rate for the Fixed Rate Certificates is fixed for the life of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “—

Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the related class(es) of certificates prior to the application of Excess Cashflow, to the extent needed to pay any related Net Rate Carryover as follows:

(i) in the case of any such amounts allocated to the issuing entity in respect of the Class 1-A Corridor Contract, to the Class 1-A Certificates, to the extent needed to pay any Net Rate Carryover for such class,

(ii) in the case of any such amounts allocated to the issuing entity in respect of the Class 2-A Corridor Contract, concurrently to each class of Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and

then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-A Certificates will be distributed to each class of Class 2-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover, and

(iii) in the case of any such amounts allocated to the issuing entity in respect of the Adjustable Rate Subordinate Corridor Contract, concurrently to each class of Adjustable Rate Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates will be distributed to each class of Adjustable Rate Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

Any amounts allocated to the issuing entity in respect of a Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless that Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of that Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related certificates until the Corridor Contract Termination Date. See“— Carryover Reserve Fund” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this prospectus supplement.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a)

below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $29,150,000, which is approximately 2.65% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(C), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.	sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of interest-bearing certificates (in the case of the Adjustable Rate Certificates after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions with BNP Paribas (the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, one for the benefit of the Class 1-A Certificates, one for the benefit of the Class 2-A Certificates and one for the benefit of the Adjustable Rate Subordinate Certificates (respectively, the “Class 1-A Corridor Contract”, “Class 2-A Corridor Contract” and “Adjustable Rate Subordinate Corridor Contract”, together the “Corridor Contracts” and each, a “Corridor Contract”).

On the Closing Date, pursuant to a “Corridor Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”) pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below. Concurrently with the assignment of the Corridor Contracts, the Corridor Contract Administrator and the Corridor Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and

Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Corridor Contracts are subject to certain ISDA definitions.

On or after the Distribution Date in June 2007 and on or prior to the Distribution Date in October 2007 (the “Corridor Contract Termination Date”), amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Certificates as described above under “—Distributions—Distributions of Funds from the Corridor Contract.” Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of interest-bearing certificates other than the related class or classes of Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under “—Distributions—Distributions of Funds from the Corridor Contracts” and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under “— Distributions —Distributions of Funds from the Corridor Contract.”

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

(ii) the Corridor Contract Notional Balance for that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the related Corridor Contract Notional Balance for the Distribution Date and the aggregate Certificate Principal Balance of the related class or classes of Certificates immediately prior to the Distribution Date, referred to as a “Net Corridor Contract Payment,” and second, to Countrywide Home Loans, any remainder, referred to as an “Excess Corridor Contract Payment.”

Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Corridor Contract for each Distribution Date are as described in the following tables.

CLASS 1-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	275,068,474	7.18096	10.00000
July 2007	272,600,855	7.41945	10.00000
August 2007	269,517,327	7.17938	10.00000
September 2007	265,827,907	7.17858	10.00000
October 2007	261,539,459	7.41794	10.00000

CLASS 2-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	614,966,128	7.32828	10.00000
July 2007	609,530,426	7.57236	10.00000
August 2007	602,723,501	7.32794	10.00000
September 2007	594,547,599	7.32780	10.00000
October 2007	585,013,034	7.57229	10.00000

ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
May 2007	0	N/A	N/A
June 2007	162,800,000	7.28275	10.00000
July 2007	162,800,000	7.52510	10.00000
August 2007	162,800,000	7.28203	10.00000
September 2007	162,800,000	7.28169	10.00000
October 2007	162,800,000	7.52460	10.00000

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Corridor Contract, and the Corridor Contract Counterparty fails to transfer such Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and each rating agency.

If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of such Corridor Contract represents of the aggregate Certificate Principal Balance of the related class or classes of Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with BNP Paribas (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or after the November 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.12% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or after the November 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Charged-off Loan Net Proceeds and Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination

Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Charged-off Loan Net Proceeds, Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	0
October 2007	0
November 2007	1,000,302,456
December 2007	988,523,830
January 2008	975,528,643
February 2008	961,345,415
March 2008	946,007,383
April 2008	929,552,433
May 2008	813,522,245
June 2008	796,595,297
July 2008	779,323,953
August 2008	761,736,444
September 2008	743,973,848
October 2008	726,551,713
November 2008	699,309,120
December 2008	682,227,139
January 2009	665,571,522
February 2009	649,325,523
March 2009	633,473,833
April 2009	618,002,270
May 2009	560,353,858
June 2009	546,725,051
July 2009	533,423,124
August 2009	520,432,647
September 2009	507,746,624
October 2009	495,357,171
November 2009	464,479,751
December 2009	453,053,032
January 2010	441,884,395
February 2010	430,965,407
March 2010	420,289,465
April 2010	409,851,131
May 2010	221,623,656
June 2010	218,883,205
July 2010	216,328,595
August 2010	213,836,795
September 2010	211,509,643
October 2010	209,416,638
November 2010	207,222,679
December 2010	205,207,848
January 2011	203,047,339
February 2011	201,267,724
March 2011	199,509,753
April 2011	197,441,347
May 2011	195,466,389
June 2011	193,497,374
July 2011	191,617,456
August 2011	189,737,003
September 2011	187,948,183
October 2011	186,315,999
November 2011	184,619,448
December 2011	183,071,996
January 2012	181,425,460
February 2012	180,071,032
March 2012	178,738,958
April 2012	177,044,181
May 2012	174,755,990
June 2012	172,633,274
July 2012	170,723,313
August 2012	168,933,050
September 2012	167,319,227
October 2012	165,694,491
November 2012	164,065,665
December 2012	162,630,997
January 2013	161,088,715
February 2013	159,806,108
March 2013	158,537,854
April 2013	157,050,349
May 2013	155,612,079
June 2013	154,163,233
July 2013	152,762,170
August 2013	151,349,903
September 2013	149,983,770
October 2013	148,716,926
November 2013	147,383,044
December 2013	146,145,469
January 2014	144,815,700
February 2014	143,704,451
March 2014	142,604,355
April 2014	141,317,329

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the

Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Corridor Contract Counterparty and the Swap Counterparty

The BNP Paribas Group (the “Group”) (of which BNP Paribas, a French corporation (société anonyme), is the parent company) is a European leader in banking and financial services. It has around 140,000 employees, 110,000 of whom are based in Europe. The group occupies leading positions in three significant fields of activity: Corporate and Investment Banking, Asset Management & Services and Retail Banking. It is present in 85 countries and has a strong presence in all the key financial centers. Present throughout Europe, in all its business lines, France and Italy are its two domestic markets in retail banking. BNP Paribas enjoys a significant and growing presence in the United States and leading positions in Asia and in emerging markets.

At 31 December 2006, the Group had consolidated assets of €1,440.3 billion (compared to €1,258.1 billion at 31 December 2005), consolidated loans and receivables due from customers of €393.1 billion (compared to €301.2 billion at 31 December 2005), consolidated items due to customers of €298.7 billion (compared to €247.5 billion at 31 December 2005) and shareholders’ equity (Group share including income for 2006) of €49.5 billion (compared to €40.7 billion at 31 December 2005). Pre-tax net income for the year ended 31 December 2006 was €10.6 billion (compared to €8.4 billion for the year ended 31 December 2005). Net income, Group share, for the year ended 31 December 2006 was €7.3 billion (compared to €5.9 billion for the year ended 31 December 2005).

The Group currently has long-term senior debt ratings of “Aa2” with stable outlook from Moody’s, “AA” with positive outlook from Standard & Poor’s and “AA” with stable outlook from Fitch Ratings. Moody’s has also assigned the Bank a Bank Financial Strength rating of “B+” and Fitch Ratings has assigned the Bank an individual rating of “A/B”.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of each Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of each Corridor Contract will be distributed to the related class or classes of Certificates to pay any Net Rate Carryover on those Certificates as described under “— Distributions — Distributions of Funds from the Corridor Contract” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in May 2017 up to and including the Distribution Date in April 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date

(after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in May 2017 up to and including the Distribution Date in April 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
May 2017	56,162,788
June 2017	55,385,022
July 2017	54,617,791
August 2017	53,860,997
September 2017	53,114,500
October 2017	52,378,159
November 2017	51,651,837
December 2017	50,935,400
January 2018	50,228,714
February 2018	49,531,646
March 2018	48,844,067
April 2018	48,165,848
May 2018	47,496,863
June 2018	46,836,987
July 2018	46,186,097
August 2018	45,544,071
September 2018	44,910,790
October 2018	44,286,135
November 2018	43,669,989
December 2018	43,062,238
January 2019	42,462,768
February 2019	41,871,466
March 2019	41,288,224
April 2019	40,712,930
May 2019	40,145,479
June 2019	39,585,763
July 2019	39,033,679
August 2019	38,489,122
September 2019	37,951,992
October 2019	37,422,187
November 2019	36,899,609
December 2019	36,384,159
January 2020	35,875,742
February 2020	35,374,262
March 2020	34,879,625
April 2020	34,391,739
May 2020	33,910,512
June 2020	33,435,854
July 2020	32,967,677
August 2020	32,505,892
September 2020	32,050,413
October 2020	31,601,154
November 2020	31,158,032
December 2020	30,720,964
January 2021	30,289,866
February 2021	29,864,660
March 2021	29,445,264
April 2021	29,031,600
May 2021	28,623,590
June 2021	28,221,159
July 2021	27,824,230
August 2021	27,432,728
September 2021	27,046,581
October 2021	26,665,716
November 2021	26,290,061
December 2021	25,919,546
January 2022	25,554,101
February 2022	25,193,657
March 2022	24,838,147
April 2022	24,487,504
May 2022	24,141,661
June 2022	23,800,554
July 2022	23,464,119
August 2022	23,132,292
September 2022	22,805,011
October 2022	22,482,214
November 2022	22,163,841
December 2022	21,849,831
January 2023	21,540,125
February 2023	21,234,665
March 2023	20,933,394
April 2023	20,636,255
May 2023	20,343,191
June 2023	20,054,147
July 2023	19,769,069
August 2023	19,487,903
September 2023	19,210,597
October 2023	18,937,096
November 2023	18,667,351
December 2023	18,401,310
January 2024	18,138,923
February 2024	17,880,140
March 2024	17,624,912
April 2024	17,373,192
May 2024	17,124,931
June 2024	16,880,083
July 2024	16,638,601
August 2024	16,400,439
September 2024	16,165,553
October 2024	15,933,898
November 2024	15,705,431
December 2024	15,480,107
January 2025	15,257,884
February 2025	15,038,721
March 2025	14,822,575
April 2025	14,609,406
May 2025	14,399,173
June 2025	14,191,836
July 2025	13,987,357
August 2025	13,785,695
September 2025	13,586,814
October 2025	13,390,674
November 2025	13,197,240
December 2025	13,006,473
January 2026	12,818,339
February 2026	12,632,800
March 2026	12,449,823
April 2026	12,269,371
May 2026	12,091,411
June 2026	11,915,909
July 2026	11,742,832
August 2026	11,572,145
September 2026	11,403,818
October 2026	11,237,817
November 2026	11,074,112
December 2026	10,912,671
January 2027	10,753,463
February 2027	10,596,457
March 2027	10,441,625
April 2027	10,288,936
May 2027	10,138,361
June 2027	9,989,871
July 2027	9,843,438
August 2027	9,699,034
September 2027	9,556,632
October 2027	9,416,204
November 2027	9,277,723
December 2027	9,141,163
January 2028	9,006,497
February 2028	8,873,700
March 2028	8,742,746
April 2028	8,613,611
May 2028	8,486,269
June 2028	8,360,696
July 2028	8,236,869
August 2028	8,114,762
September 2028	7,994,353
October 2028	7,875,618
November 2028	7,758,536
December 2028	7,643,082
January 2029	7,529,236
February 2029	7,416,974
March 2029	7,306,276
April 2029	7,197,121

Month of Distribution Date	40-Year Target ($)
May 2029	7,089,486
June 2029	6,983,352
July 2029	6,878,698
August 2029	6,775,503
September 2029	6,673,749
October 2029	6,573,414
November 2029	6,474,481
December 2029	6,376,929
January 2030	6,280,740
February 2030	6,185,895
March 2030	6,092,376
April 2030	6,000,164
May 2030	5,909,243
June 2030	5,819,594
July 2030	5,731,200
August 2030	5,644,043
September 2030	5,558,108
October 2030	5,473,376
November 2030	5,389,833
December 2030	5,307,460
January 2031	5,226,244
February 2031	5,146,167
March 2031	5,067,214
April 2031	4,989,369
May 2031	4,912,619
June 2031	4,836,947
July 2031	4,762,338
August 2031	4,688,779
September 2031	4,616,255
October 2031	4,544,752
November 2031	4,474,256
December 2031	4,404,752
January 2032	4,336,228
February 2032	4,268,670
March 2032	4,202,065
April 2032	4,136,400
May 2032	4,071,661
June 2032	4,007,837
July 2032	3,944,914
August 2032	3,882,880
September 2032	3,821,724
October 2032	3,761,433
November 2032	3,701,994
December 2032	3,643,398
January 2033	3,585,631
February 2033	3,528,683
March 2033	3,472,542
April 2033	3,417,198
May 2033	3,362,638
June 2033	3,308,854
July 2033	3,255,833
August 2033	3,203,566
September 2033	3,152,042
October 2033	3,101,251
November 2033	3,051,182
December 2033	3,001,827
January 2034	2,953,174
February 2034	2,905,215
March 2034	2,857,940
April 2034	2,811,340
May 2034	2,765,404
June 2034	2,720,125
July 2034	2,675,493
August 2034	2,631,499
September 2034	2,588,134
October 2034	2,545,390
November 2034	2,503,258
December 2034	2,461,730
January 2035	2,420,798
February 2035	2,380,452
March 2035	2,340,686
April 2035	2,301,491
May 2035	2,262,859
June 2035	2,224,782
July 2035	2,187,254
August 2035	2,150,266
September 2035	2,113,810
October 2035	2,077,881
November 2035	2,042,469
December 2035	2,007,568
January 2036	1,973,172
February 2036	1,939,273
March 2036	1,905,863
April 2036	1,872,938
May 2036	1,840,489
June 2036	1,808,510
July 2036	1,776,995
August 2036	1,745,937
September 2036	1,715,330
October 2036	1,685,168
November 2036	1,655,444
December 2036	1,626,153
January 2037	1,597,289
February 2037	1,568,845
March 2037	1,540,815
April 2037	1,513,195

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in May 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $30,427,746.

On each Distribution Date beginning on the Distribution Date in May 2027 up to and including the Distribution Date in April 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in April 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this prospectus supplement under “— Glossary of Terms — General Definitions ”.

Reports to Certificateholders

On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

(a) the aggregate amount of any Principal Prepayments included therein, and

(b) the aggregate of all Scheduled Payments of principal included therein,

(2) the amount of the distribution to holders of the Certificates allocable to interest,

(3) the Interest Carry Forward Amounts for each class of Certificates (if any),

(4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date, (iii) the allocation of any Subsequent Recoveries for the Distribution Date, and (iv) the allocation of any Charged-off Loan Net Proceeds for the Distribution Date,

(5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

(6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7) the Pass-Through Rate for each class of Certificates for the Distribution Date,

(8) the amount of Advances for each Loan Group included in the distribution on the Distribution Date,

(9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

(a)	delinquent (exclusive of Mortgage Loans in foreclosure):

30 to 59 days,

60 to 89 days and

90 or more days, and

(b)	in foreclosure and delinquent:

30 to 59 days,

60 to 89 days and

90 or more days,

in each case calculated in accordance with the OTS Method as of the close of business on the last day of the calendar month preceding the Distribution Date,

(10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Mortgage Loan and the date of acquisition thereof,

(11) whether a Trigger Event is in effect,

(12) whether the Final Maturity OC Trigger is in effect,

(13) the amount on deposit in the Final Maturity Reserve Fund, and the amount of deposits into, and distributions from, the Final Maturity Reserve Fund for the Distribution Date,

(14) the total number and Stated Principal Balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding the Distribution Date,

(15) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

(16) the amounts, if any, due to the issuing entity, and the amounts received, in respect of each Corridor Contract for the Distribution Date,

(17) the amount of any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to that Distribution Date or (b) payable to the Swap Contract Administrator for the Distribution Date and allocated to the swap trust,

(18) the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date,

(19) all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date, and

(20) the amount of Charged-off Loan Net Proceeds included in the distribution on the Distribution Date,

The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

The Trustee may, at its option, make the statements described above available to certificateholders on the Trustee’s website (assistance in using the website service may be obtained by calling the Trustee’s customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee and the Co-Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee, the Co-Trustee and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

(2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

(3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

No amendment to the Pooling and Servicing Agreement may adversely affect in any material respect the Swap Counterparty without at least ten Business Days’ prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent may not be unreasonably withheld.

Voting Rights

As of any date of determination:

•
the Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”) (for a total of 3% of the Voting Rights), and

•	the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan that is delinquent in payment by 150 days or more according to the OTS Method, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer.

Events of Default; Remedies

Events of Default will consist of:

(1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “Directing Holder”) will have the right to instruct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the “Optional Termination Date”). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the certificates.

The Master Servicer is an affiliate of the Sellers and the Depositor.

Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

•	100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

•	the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity;

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes.

If the first auction referred to above is unsuccessful, or if the Directing Certificateholder does not request such an auction, the NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Master Servicer. The identity of any NIM Insurer is not known as of the date of this prospectus supplement.

Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under “— Distributions” and “— Overcollateralization Provisions” and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under “— Overcollateralization Provisions”.

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, Floor 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and

Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

The Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor, the NIM Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer if:

•	the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer or the Depositor,

•
the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and its appointment does not adversely affect the then-current ratings of the Certificates.

The Co-Trustee

The Bank of New York Trust Company, N.A. will be the Co-Trustee under the Pooling and Servicing Agreement. The Bank of New York Trust Company, N.A. has significant experience in acting as a Co-Trustee in securitizations of mortgage loans in which its duties were comparable to those described in this prospectus supplement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Co-Trustee.

The Co-Trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Co-Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Co-Trustee, unless the Co-Trustee was grossly negligent or acted in bad faith or with willful misfeasance, or

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel.

The Co-Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Co-Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Co-Trustee no longer meets the foregoing requirements, the Co-Trustee has agreed to resign immediately.

The Co-Trustee may at any time resign by giving written notice of resignation to the Trustee, the Depositor and the Master Servicer, not less than 30 days before the specified resignation date. Upon the resignation, the Trustee may

•	appoint a successor Co-Trustee meeting the requirements described in the prior paragraph and acceptable to the Master Servicer and the NIM Insurer or

•	assume the rights and duties of the resigning Co-Trustee, subject to the approval of the Master Servicer.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions

on Ownership and Transfer of Residual Interest Securities”. The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer, and the Class A-R Certificates will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. After the Closing Date, CWIBH, Inc. is expected to cause a separate trust to be established to issue net interest margin securities secured by all or a portion of the Class C Certificates. However, CWIBH, Inc. may retain these Certificates or transfer any of them in other transactions. See“ — Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

The Trustee will be initially designated as “tax matters person” under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the Closing Date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•
the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of interest-bearing certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrower’s equity in the properties, and changes in the borrowers’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Initial Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Co-Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 66.69% and 68.94% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, no less than approximately 15.54% and 21.49% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

Prepayments and Yields for the Offered Certificates

The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Fixed Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. In the event that Adjustable Rate Mortgage Loans in either Loan Group with higher Gross Margins prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rates on the Adjustable Rate Certificates and adjust by reference to the Mortgage Indices. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Indices and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the applicable Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the applicable Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

The portion of any proceeds of each Corridor Contract that will be payable to the issuing entity under the Corridor Contract Administration Agreement are intended to provide the related class or classes of Certificates with some protection against any Net Rate Carryover. However, the portion of the payments that will be allocated to the issuing entity in respect of each Corridor Contract will be based on the lesser of the related Corridor Contract Notional Balance and the aggregate Certificate Principal Balance of the related class or class of Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Corridor Contracts may not provide sufficient funds to cover any Net Rate Carryover. In addition, payments under each Corridor Contract are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the related class or classes of Certificates to the extent described under “Description of the Certificates — The Corridor Contracts” above.

The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to cover any unpaid Current Interest, Interest

Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the Swap Certificates and to restore or maintain overcollateralization. However, any Net Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Certificate Principal Balance of the Swap Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates. See “Description of the Certificates — The Swap Contract” above.

In addition, for so long as one-month LIBOR is less than 5.12% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.12% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the Swap Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Swap Certificates. As of May 2, 2007, One-Month LIBOR is 5.32000%.

The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to these holders and the purchase price of the Certificates because monthly distributions will not be payable to the holders until the 25th day (or, if the 25th day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of the delay).

Last Scheduled Distribution Date

Assuming that, among other things,

•	no prepayments are received on the Mortgage Loans and,

•	scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received—

the Distribution Date (the “Last Scheduled Distribution Date”) that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is the date listed opposite such class in the following table (or, if such date is not a Business Day, the first Business Day thereafter):

Class of Certificates	Last Scheduled Distribution Date
Class 1-A	December 25, 2035
Class 2-A-1	October 25, 2028
Class 2-A-2	June 25, 2030
Class 2-A-3	February 25, 2034
Class 2-A-4	December 25, 2035
Class M-1	September 25, 2036
Class M-2	April 25, 2037
Class M-3	June 25, 2037
Class M-4	August 25, 2037
Class M-5	September 25, 2037
Class M-6	September 25, 2037
Class M-7	October 25, 2037
Class M-8	October 25, 2037
Class M-9	October 25, 2037
Class A-R	May 25, 2007

The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•
the largest percentage holder of the Class C Certificates will have the right to cause an auction of the remaining assets of the issuing entity or the Master Servicer (or in some cases the NIM Insurer) may purchase those assets on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Fixed Rate Prepayment Vector” or “FRPV”) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate (“CPR”) of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of FRPV.

For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (“Adjustable Rate Prepayment Vector” or “ARPV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 24% CPR for each month thereafter, increasing to 30% CPR in month 12 and remaining constant at 30% CPR through month 24, increasing to and remaining constant at 50% CPR from month 25 until month 29, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 33 and remaining constant at 30% CPR for month 33 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered

Certificates (other than the Class A-R Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

(2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities defined in this prospectus supplement,

(3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur,

(4) Scheduled Payments are assumed to be received on the first day of each month commencing in May 2007, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days’ interest thereon,

(5) the level of the Six-Month LIBOR Index remains constant at 5.367% per annum, the level of the One-Year LIBOR Index remains constant at 5.321% per annum, the level of the One-Year CMT Index remains constant at 4.960% per annum and the level of One-Month LIBOR remains constant at 5.320% per annum,

(6) the Pass-Through Margins for the Adjustable Rate Certificates remain constant at the rates applicable on or prior to the Optional Termination Date, the Pass-Through Margins for the Adjustable Rate Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date, and the Pass-Through Rate for the Fixed Rate Certificates remains constant at the rate applicable on or prior to the Optional Termination Date,

(7) the Certificates are issued on May 4, 2007,

(8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a) the assumed level of the applicable Mortgage Index, and

(b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

(10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(12) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,

(13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in that period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date,

(14) all of the Pre-Funded Amount, if any, is used to purchase Subsequent Mortgage Loans for inclusion on the Closing Date, and

(15) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

Loan Group 1 Fixed Rate Mortgage Loans

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
277,496.61	9.904059	10.413059	120	120	N/A	0	No
27,033.14	10.991000	11.500000	111	111	N/A	6	No
2,615.37	12.116000	12.625000	10	10	N/A	105	No
884,833.76	8.274538	8.783538	180	180	N/A	0	No
170,764.90	11.827157	12.336157	176	176	N/A	4	No
288,508.94	9.300987	9.809987	180	180	N/A	0	Yes
432,933.24	8.678526	9.686885	180	180	N/A	0	No
399,043.68	8.295699	8.804699	179	179	N/A	1	No
113,092.66	10.866000	11.375000	179	179	N/A	1	Yes
22,452.05	12.241000	12.750000	175	175	N/A	5	No
166,599.96	7.591000	8.100000	180	180	N/A	0	No
61,199.99	9.441000	9.950000	180	180	N/A	0	No
88,418.52	13.487224	13.996224	91	91	N/A	86	No
85,881.50	11.013240	11.522240	154	154	N/A	24	No
27,690.16	11.991000	12.500000	96	96	N/A	83	Yes
57,015.20	10.241000	10.750000	75	75	N/A	85	No
14,541.97	10.366000	10.875000	148	148	N/A	28	No
261,381.98	7.866000	8.375000	101	101	N/A	77	Yes
3,529,717.12	11.173072	11.682072	356	176	N/A	4	No
32,832.86	12.041000	12.550000	356	176	N/A	4	No
895,870.74	11.026189	11.535189	356	176	N/A	4	No
103,034.19	11.348076	11.857076	353	173	N/A	7	No
868,755.63	11.012006	11.521006	357	177	N/A	3	No
41,830.51	11.866000	12.375000	353	173	N/A	7	No
182,426.56	10.780419	11.289419	357	177	N/A	3	No
117,014.06	10.380381	10.889381	356	176	N/A	4	No
302,810.64	10.064971	10.573971	344	164	N/A	16	No
44,195.80	11.491000	12.000000	345	165	N/A	15	No
40,300.24	10.741000	11.250000	330	150	N/A	30	No
69,155.34	10.522846	11.031846	336	156	N/A	24	No
15,361.83	9.741000	10.250000	337	157	N/A	23	No
646,679.86	7.302006	7.811006	240	240	N/A	0	No
424,009.95	10.924546	11.433546	236	236	N/A	4	No
14,672.87	11.491000	12.000000	236	236	N/A	4	No
746,602.22	6.818096	7.327096	240	240	N/A	0	No
66,606.42	11.634084	12.143084	233	233	N/A	7	No
264,066.61	5.741000	6.250000	240	240	N/A	0	No
28,154.99	12.616000	13.125000	225	225	N/A	5	No
165,163.03	6.862000	7.371000	239	239	N/A	1	No
133,733.30	9.366000	9.875000	240	240	N/A	0	No
85,820.32	10.390046	10.899046	218	218	N/A	22	No
15,143.43	10.991000	11.500000	214	214	N/A	26	No
266,333.28	6.866000	7.375000	300	300	N/A	0	No
252,619.95	5.421000	8.250000	300	300	N/A	0	No
31,998,000.01	7.319656	8.203482	360	360	N/A	0	No
896,689.34	9.052132	9.561132	359	359	N/A	1	Yes
128,888.31*	8.991000	9.500000	360	360	N/A	0	No
5,716,433.62	7.164493	8.082586	359	359	N/A	1	No
60,952.39	8.991000	9.500000	352	352	N/A	8	No
149,599.97	6.866000	7.375000	360	360	N/A	0	No
3,559,112.75	7.440549	8.441108	360	360	N/A	0	No
47,539.49	12.116000	12.625000	355	355	N/A	5	No
316,993.27	8.166143	8.675143	360	360	N/A	0	Yes
377,399.92	6.991000	7.500000	360	360	N/A	0	No
103,133.31	10.821000	12.250000	360	360	N/A	0	No
682,952.19	7.575748	8.084748	360	360	N/A	0	No
262,933.28	6.908672	7.417672	360	360	N/A	0	No
283,824.91	9.670534	10.179534	360	360	N/A	0	No
753,156.50	7.569850	8.078850	360	360	N/A	0	No
13,272,814.83	7.054107	7.684355	359	359	N/A	1	No
614,266.53	8.083712	8.592712	360	360	N/A	0	Yes
339,999.93	7.116000	7.625000	360	360	N/A	0	No

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
440,578.83	6.938726	7.447726	355	355	N/A	5	No
331,588.31	6.152510	9.093277	359	359	N/A	1	No
125,722.97	7.941000	8.450000	359	359	N/A	1	No
963,882.89	6.955441	7.464441	359	359	N/A	1	No
1,182,853.84	8.204764	9.321206	358	358	N/A	2	No
1,108,921.81	7.590712	8.397049	359	359	N/A	1	No
1,088,794.21	7.016851	8.154322	359	359	N/A	1	No
988,295.94	6.913809	7.621381	354	354	N/A	6	No
114,939.48	6.516000	7.025000	359	359	N/A	1	No
85,196.59	10.541000	11.050000	359	359	N/A	1	No
1,524,218.54	6.822611	7.808764	360	360	N/A	0	No
676,599.85	7.382199	8.416039	300	360	60	0	No
341,926.59	8.134976	8.643976	300	360	60	0	No
145,055.46	6.741000	7.250000	300	353	60	7	No
132,599.97	5.866000	6.375000	300	360	60	0	No
951,423.86	6.723777	7.720173	300	358	60	2	No
265,038.76	6.841000	7.350000	300	351	60	9	No
181,333.29	7.366000	7.875000	300	360	60	0	No
301,466.60	5.166000	7.625000	300	360	60	0	No
759,542.13	7.193372	7.702372	339	339	N/A	20	No
96,972.98	8.116000	8.625000	340	340	N/A	20	Yes
139,846.61	8.491000	9.000000	346	346	N/A	14	No
247,754.92	6.481000	6.990000	346	346	N/A	14	No
95,409.75	8.366000	8.875000	344	344	N/A	16	No
311,287.59	8.005053	8.514053	343	343	N/A	16	No
76,665.51	8.241000	8.750000	342	342	N/A	18	No
640,965.82	7.998668	9.137126	479	359	N/A	1	No
453,333.24	6.991000	7.500000	480	360	N/A	0	No
206,266.62	6.991000	7.500000	480	360	N/A	0	No
467,499.90	6.641000	7.150000	480	360	N/A	0	No
113,333.31	7.241000	7.750000	480	360	N/A	0	No
988,454.05	6.498778	8.116547	480	360	N/A	0	No
118,965.88	7.491000	8.000000	479	359	N/A	1	No
9,828,259.49	6.924347	7.878917	480	480	N/A	0	No
618,233.20	8.020216	8.529216	480	480	N/A	0	Yes
1,909,675.99	7.396306	7.905306	480	480	N/A	0	No
1,102,309.72	6.984635	8.518602	480	480	N/A	0	No
499,799.89	6.988619	7.497619	480	480	N/A	0	No
4,644,639.91	6.953198	7.730015	479	479	N/A	1	No
313,083.27	9.041000	9.550000	480	480	N/A	0	No
388,927.10	7.141000	7.650000	473	473	N/A	7	No
656,879.86	8.136207	8.854555	480	480	N/A	0	No
645,999.86	5.525684	7.806579	480	480	N/A	0	No
__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on June 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the May 2007 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy.

(2)
In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 2 Fixed Rate Mortgage Loans

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
248,828.14	9.252319	9.761319	120	120	N/A	0	No
4,240.61	11.241000	11.750000	16	16	N/A	101	No
1,582,032.08	7.015888	7.714112	180	180	N/A	0	No
69,762.52	10.567173	11.076173	176	176	N/A	4	No
388,476.63	7.839620	8.348620	180	180	N/A	0	Yes
75,088.92	11.116000	11.625000	179	179	N/A	1	No
171,034.62	9.741000	10.250000	180	180	N/A	0	No
238,755.18	7.346397	7.855397	179	179	N/A	1	No
74,115.00	8.991000	9.500000	180	180	N/A	0	No
67,358.39	10.871000	11.380000	179	179	N/A	1	No
1,950,628.17	6.830498	7.339498	180	180	N/A	0	No
47,157.30	10.866000	11.375000	173	173	N/A	7	No
156,431.79	7.141000	7.650000	169	169	N/A	11	Yes
211,227.76	5.526000	8.625000	180	180	N/A	0	No
264,481.73	8.076127	9.316520	178	178	N/A	2	No
22,264.72	12.741000	13.250000	88	88	N/A	92	No
13,223.74	11.341000	11.850000	165	165	N/A	15	No
57,013.33	8.592613	9.101613	88	88	N/A	85	No
113,066.16	6.491000	7.000000	160	160	N/A	20	No
38,972.12	9.260146	9.769146	102	102	N/A	74	Yes
10,284,702.47	10.963707	11.472707	357	177	N/A	3	No
350,771.48	10.904853	11.413853	358	178	N/A	2	No
101,168.28	11.840135	12.349135	356	176	N/A	4	No
9,902,343.64	10.886144	11.395144	357	177	N/A	3	No
79,334.31	11.788289	12.297289	355	175	N/A	5	No
417,778.90	11.317810	11.826810	355	175	N/A	5	No
295,857.52	10.989929	11.498929	357	177	N/A	3	No
40,631.61	11.091000	11.600000	353	173	N/A	7	No
977,924.88	10.790753	11.299753	357	177	N/A	3	No
222,906.00	11.674077	12.183077	356	176	N/A	4	No
679,470.42	10.905957	11.414957	355	175	N/A	5	No
34,723.41	11.241000	11.750000	355	175	N/A	5	No
1,346,978.03	10.633461	11.142461	343	163	N/A	17	No
60,279.12	11.241000	11.750000	341	161	N/A	19	No
28,540.24	10.491000	11.000000	338	158	N/A	22	No
350,880.58	10.228669	10.737669	339	159	N/A	21	No
174,755.55	10.306055	10.815055	335	155	N/A	25	No
22,510.97	10.481000	10.990000	330	150	N/A	30	No
27,656.38	9.141000	9.650000	341	161	N/A	19	No
40,872.77	11.491000	12.000000	346	166	N/A	14	No
319,598.13	8.713701	9.222701	240	240	N/A	0	No
60,189.36	12.817286	13.326286	220	220	N/A	8	No
27,467.87	13.241000	13.750000	221	221	N/A	6	No
547,310.78	7.116000	7.625000	240	240	N/A	0	No
74,115.00	10.991000	11.500000	240	240	N/A	0	No
1,016,344.72	7.317106	7.826106	240	240	N/A	0	No
84,645.33	10.116000	10.625000	232	232	N/A	8	No
274,225.51	6.775823	7.284823	240	240	N/A	0	No
230,695.19	10.133750	10.642750	218	218	N/A	22	No
22,955.79	13.491000	14.000000	206	206	N/A	32	No
111,172.50	9.366000	9.875000	300	300	N/A	0	No
216,643.85	7.366000	7.875000	300	300	N/A	0	No
29,386,151.00	8.466642	9.569343	360	360	N/A	0	No
1,452,542.39	9.091180	9.600180	359	359	N/A	1	Yes
5,534,644.87	7.677541	8.272326	360	360	N/A	0	No
292,826.16	7.091000	7.600000	359	359	N/A	1	No
280,348.55	8.660891	9.169891	359	359	N/A	1	No
4,648,462.11	8.566750	9.390149	360	360	N/A	0	No
360,312.93	8.622329	9.131329	360	360	N/A	0	Yes
324,965.78	9.191000	9.700000	360	360	N/A	0	No
148,800.12	8.741000	9.250000	360	360	N/A	0	No

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
547,865.93	9.304974	9.813974	360	360	N/A	0	No
179,358.30	10.880627	11.836904	360	360	N/A	0	No
90,467.47	9.166000	9.675000	359	359	N/A	1	No
519,831.22	7.518113	9.481657	360	360	N/A	0	No
8,131,955.83	7.903973	8.734826	359	359	N/A	1	No
289,113.93	8.888896	9.397896	359	359	N/A	1	Yes
196,032.75	9.481000	9.990000	359	359	N/A	1	No
630,034.53	7.496340	9.972127	360	360	N/A	0	No
658,483.29	7.616000	8.125000	360	360	N/A	0	No
134,091.14	10.691000	11.200000	360	360	N/A	0	No
108,321.93	7.366000	7.875000	360	360	N/A	0	No
1,623,895.20	7.429339	8.590305	356	356	N/A	4	No
313,563.47	8.502455	9.011455	360	360	N/A	0	Yes
731,648.41	9.067595	9.961595	359	359	N/A	1	No
136,827.70	7.591000	8.100000	360	360	N/A	0	No
170,917.51	7.391000	7.900000	359	359	N/A	1	No
85,517.31	7.791000	8.300000	360	360	N/A	0	No
96,919.62	11.441000	11.950000	360	360	N/A	0	No
199,986.76	7.891000	8.400000	359	359	N/A	1	No
1,012,239.89	7.037219	7.546219	360	360	N/A	0	No
489,444.07	8.660846	9.169846	360	360	N/A	0	Yes
70,691,295.39	6.992568	7.808690	360	360	N/A	0	No
5,730,281.37	8.163609	9.306487	360	360	N/A	0	Yes
74,400.06*	9.541000	10.050000	360	360	N/A	0	No
370,438.18	7.874649	8.383649	360	360	N/A	0	No
344,520.74	10.019840	11.330217	360	360	N/A	0	No
945,645.85	7.134211	9.256398	360	360	N/A	0	No
6,205,484.54	6.855252	7.936381	360	360	N/A	0	No
277,730.96	7.741000	8.250000	357	357	N/A	3	Yes
256,558.12	7.305913	7.814913	357	357	N/A	3	No
3,465,867.08	8.009086	9.450044	359	359	N/A	1	No
997,108.37	8.280870	10.213457	360	360	N/A	0	Yes
541,609.63	6.116000	6.625000	300	360	60	0	No
1,190,400.95	6.818835	7.327835	300	360	60	0	No
854,832.17	6.230148	8.015289	300	360	60	0	No
889,380.02	7.116000	7.625000	300	360	60	0	No
554,152.17	5.951000	7.750000	300	360	60	0	No
9,021,949.61	6.563441	7.339636	300	360	60	0	No
864,979.08	6.695896	7.639863	300	352	60	8	No
544,807.09	9.125730	9.634730	338	338	N/A	15	No
210,794.16	8.366000	8.875000	341	341	N/A	19	No
25,855.44	12.616000	13.125000	219	219	N/A	79	No
1,865,115.70	6.558627	7.067627	342	342	N/A	17	No
74,031.48	8.741000	9.250000	339	339	N/A	21	Yes
240,114.96	7.318218	7.827218	342	342	N/A	15	No
527,433.56	6.936630	7.445630	339	339	N/A	19	No
265,259.59	7.241000	7.750000	339	339	N/A	21	Yes
109,462.16	8.391000	8.900000	300	348	60	12	No
496,439.10	8.216714	9.742494	479	359	N/A	1	No
145,842.63	9.531000	11.250000	479	359	N/A	1	No
127,676.90	8.291000	8.800000	479	359	N/A	1	No
692,832.74	7.350720	7.859720	480	360	N/A	0	No
173,315.08	6.591000	7.100000	480	360	N/A	0	No
8,349,301.43	7.366686	9.296876	479	479	N/A	0	No
882,594.54	7.926214	9.097265	479	479	N/A	1	Yes
2,987,803.75	8.217352	8.726352	480	480	N/A	0	No
281,637.01	8.991000	9.500000	480	480	N/A	0	Yes
313,144.32	7.991000	8.500000	462	462	N/A	10	No
153,570.40	8.246179	11.446899	479	479	N/A	1	No
97,489.73	6.871000	10.000000	480	480	N/A	0	No
872,561.62	7.559322	8.875000	480	480	N/A	0	No
4,477,919.68	7.034473	8.153123	480	480	N/A	0	No
171,033.48	10.991000	11.500000	480	480	N/A	0	No
1,500,416.31	8.417135	8.926135	476	476	N/A	3	No

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
553,981.13	9.409629	10.705542	480	480	N/A	0	No
245,130.93	7.663950	8.172950	480	480	N/A	0	No
34,580,478.34	6.808603	7.658453	479	479	N/A	0	No
2,201,916.75	7.695070	8.685778	478	478	N/A	2	Yes
101,480.54*	6.241000	6.750000	480	480	N/A	0	No
253,131.24	7.509243	9.212838	480	480	N/A	0	No
2,431,701.33	7.150972	7.988137	477	477	N/A	1	No
149,600.47	9.116000	9.625000	478	478	N/A	1	Yes
342,012.23	8.153125	9.581772	480	480	N/A	0	No

__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on June 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the May 2007 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy.

(2)
In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 1 Adjustable Rate Mortgage Loans

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
2,372,236.16	7.793729	8.302729	360	360	N/A	0	1.0000	1.0000	6.769391	15.302729	8.302729	6	6
927,859.80	6.970968	7.479968	360	360	N/A	0	1.5399	1.0000	6.814202	14.479968	7.479968	6	6
221,566.62	6.866000	7.375000	360	360	N/A	0	1.0000	1.0000	7.250000	14.375000	7.375000	6	6
66,866.65	6.991000	10.100000	360	360	N/A	0	1.0000	1.0000	6.500000	17.100000	10.100000	6	6
316,199.93	7.991000	8.500000	360	360	N/A	0	1.0000	1.0000	6.500000	15.500000	8.500000	6	6
29,478,501.94	8.221592	9.548344	360	360	N/A	0	1.6328	1.4567	6.879553	16.485169	9.548344	24	6
3,412,065.61	7.617578	9.010498	360	360	N/A	0	1.9283	1.3706	6.514212	15.751763	9.010498	24	6
239,699.95	8.241000	8.750000	360	360	N/A	0	1.5000	1.5000	7.750000	15.750000	8.750000	24	6
220,999.95	7.991000	8.500000	360	360	N/A	0	3.0000	1.0000	6.500000	15.500000	8.500000	24	6
38,239,456.36	7.404644	8.666111	360	360	N/A	0	1.7724	1.4203	6.745301	15.538950	8.666111	24	6
709,806.51	8.255956	10.031349	360	360	N/A	0	1.5000	1.5000	7.155746	17.031349	10.031349	24	6
333,199.93	8.941000	9.450000	360	360	N/A	0	1.5000	1.5000	5.250000	16.450000	9.450000	24	6
4,309,363.69	8.242784	10.043352	360	360	N/A	0	1.6751	1.4416	6.962003	16.973546	10.043352	24	6
5,911,238.46	7.983387	8.977877	359	359	N/A	1	2.1300	1.2900	6.792109	15.664974	8.977877	23	6
201,636.14	6.820000	9.600000	359	359	N/A	1	3.0000	1.0000	6.600000	15.600000	9.600000	23	6
303,427.85	8.018137	8.527137	359	359	N/A	1	2.4092	1.1969	5.527137	14.921037	8.527137	23	6
2,236,624.92	6.646580	8.949171	360	360	N/A	0	1.6330	1.4557	6.701536	15.860496	8.949171	24	6
114,993.80	9.366000	9.875000	355	355	N/A	5	3.0000	1.0000	6.775000	15.875000	9.875000	19	6
123,407.86	8.241000	8.750000	359	359	N/A	1	3.0000	1.0000	5.500000	14.750000	8.750000	23	6
318,292.30	8.489975	8.998975	354	354	N/A	6	2.5543	1.0000	7.375491	15.444674	8.998975	18	6
532,913.53	5.897558	9.102947	358	358	N/A	2	3.0000	1.0000	6.323387	15.102947	9.102947	22	6
56,633.71	8.191000	8.700000	359	359	N/A	1	3.0000	1.0000	6.700000	14.700000	8.700000	23	6
207,853.29	7.366000	7.875000	360	360	N/A	0	1.5000	1.5000	6.375000	14.875000	7.875000	24	6
194,801.17	7.441000	7.950000	359	359	N/A	1	3.0000	1.0000	4.950000	13.950000	7.950000	23	6
9,490,086.90	7.139720	8.789525	300	360	60	0	1.6714	1.4429	6.610662	15.707512	8.789525	24	6
1,737,988.96	7.476052	8.306359	300	360	60	0	1.5000	1.5000	6.815276	15.306359	8.306359	24	6
385,333.25	9.391000	9.900000	300	359	60	1	3.0000	1.0000	7.900000	15.900000	9.900000	23	6
106,986.64	6.491000	7.000000	300	360	60	0	3.0000	1.0000	5.000000	13.000000	7.000000	24	6
28,730,621.69	6.745043	7.664590	300	360	60	0	1.7087	1.4434	6.576673	14.579525	7.664590	24	6
852,266.48	7.101267	9.540070	300	360	60	0	1.5000	1.5000	6.852028	16.540070	9.540070	24	6
350,199.92	6.291000	6.800000	300	360	60	0	1.5000	1.5000	6.250000	13.800000	6.800000	24	6
144,839.97	4.969000	8.200000	300	360	60	0	1.5000	1.5000	7.000000	15.200000	8.200000	24	6
2,618,469.77	7.083989	8.098236	300	360	60	0	1.5913	1.4696	6.530632	15.037381	8.098236	24	6
224,399.95	6.361000	6.870000	300	359	60	1	1.5000	1.5000	4.870000	13.870000	6.870000	23	6
328,383.26	8.116000	8.625000	300	360	60	0	1.5000	1.5000	6.625000	15.625000	8.625000	24	6
142,255.97	10.316000	10.825000	300	359	60	1	3.0000	1.0000	5.500000	16.825000	10.825000	23	6
216,749.95	7.351000	7.860000	300	359	60	1	3.0000	1.0000	7.860000	14.860000	7.860000	23	6
322,999.93	6.491000	7.000000	300	360	60	0	1.5000	1.5000	5.750000	14.000000	7.000000	24	6
409,440.68	8.740954	9.249954	342	342	N/A	18	1.5000	1.5000	5.133769	16.249954	9.249954	11	6
1,555,683.57	7.542196	8.051196	342	342	N/A	18	1.8325	1.4251	7.177642	14.685151	7.834906	10	6
78,207.53	9.791000	10.300000	348	348	N/A	12	3.0000	1.0000	8.300000	16.300000	10.300000	12	6
178,745.69	8.819659	9.328659	347	347	N/A	13	1.5000	1.5000	8.014024	16.328659	9.328659	11	6
269,764.49	9.609466	10.118466	343	343	N/A	17	1.5000	1.5000	9.790683	17.118466	10.118466	7	6

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
25,697.66	11.366000	11.875000	277	277	N/A	83	1.5000	1.0000	6.500000	18.125000	11.625000	1	6
140,908.03	11.426000	11.935000	287	287	N/A	73	2.0000	1.0000	6.550000	16.250000	10.250000	5	6
79,333.32	8.341000	8.850000	300	348	60	12	1.5000	1.5000	7.500000	15.850000	8.850000	12	6
231,483.28	8.481000	8.990000	300	346	60	14	3.0000	1.5000	8.990000	15.990000	8.990000	10	6
1,493,393.01	6.808063	9.114089	480	360	N/A	0	3.0000	1.0000	7.507437	15.565937	9.114089	24	6
8,123,123.19	7.554192	8.553162	479	359	N/A	1	2.6802	1.1231	6.933354	15.172272	8.553162	23	6
202,299.96	4.768000	8.500000	480	360	N/A	0	3.0000	1.0000	8.500000	14.500000	8.500000	24	6
96,235.77	6.941000	7.450000	477	357	N/A	3	3.0000	1.0000	5.950000	14.450000	7.450000	21	6
14,011,774.59	7.096474	8.343454	480	480	N/A	0	1.5661	1.4780	6.803168	15.329125	8.343454	24	6
4,268,432.56	7.168724	8.137572	480	480	N/A	0	1.6840	1.4387	6.845303	15.088458	8.137572	24	6
368,333.25*	5.741000	6.250000	480	480	N/A	0	1.5000	1.5000	6.625000	13.250000	6.250000	24	6
45,014,723.58	7.181831	8.026315	480	480	N/A	0	1.6204	1.4599	6.629355	14.970876	8.026315	24	6
236,730.62	7.513467	8.903121	480	480	N/A	0	1.5000	1.5000	6.693891	15.903121	8.903121	24	6
269,733.28	8.911000	9.420000	480	480	N/A	0	1.5000	1.5000	4.750000	16.420000	9.420000	24	6
625,425.16	8.391730	10.371778	479	479	N/A	1	1.7635	1.4122	6.933380	17.196082	10.371778	23	6
786,193.16	6.684219	8.808520	480	480	N/A	0	1.9433	1.3522	7.039733	15.513003	8.808520	24	6
1,298,531.91	6.302649	8.836965	480	480	N/A	0	2.5061	1.1646	7.474476	15.836965	8.836965	24	6
319,146.60	8.223955	8.732955	480	480	N/A	0	2.2756	1.2415	6.948153	15.215909	8.732955	24	6
192,666.63	9.481000	9.990000	480	480	N/A	0	3.0000	1.0000	7.500000	15.990000	9.990000	24	6
417,349.91	8.083261	9.064257	360	360	N/A	0	1.5000	1.5000	6.857688	16.064257	9.064257	36	6
285,599.94	7.866000	8.375000	360	360	N/A	0	1.5000	1.5000	6.250000	15.375000	8.375000	36	6
1,074,667.14	7.157802	8.864323	359	359	N/A	1	2.2487	1.2504	7.120436	15.631994	8.864323	35	6
63,749.99	9.401000	9.910000	360	360	N/A	0	3.0000	1.0000	7.910000	15.910000	9.910000	36	6
150,082.77	5.119000	8.250000	360	360	N/A	0	1.5000	1.5000	7.000000	15.250000	8.250000	36	6
260,666.61	6.941000	7.450000	300	360	60	0	1.5000	1.5000	6.250000	14.450000	7.450000	36	6
273,359.94	6.716000	8.625000	300	359	60	1	1.5000	1.5000	6.250000	15.625000	8.625000	35	6
1,678,789.31	6.831517	7.340517	300	360	60	0	1.5000	1.5000	6.696493	14.340517	7.340517	36	6
67,999.99	8.391000	8.900000	300	360	60	0	1.5000	1.5000	6.500000	15.900000	8.900000	36	6
486,124.45	8.056388	8.565388	343	343	N/A	17	2.2081	1.3690	7.988863	15.303387	8.565388	19	6
514,569.61	9.199112	9.708112	330	330	N/A	30	1.7717	1.4094	7.334649	16.187279	9.368438	16	6
239,639.35	9.743485	10.252485	343	343	N/A	17	1.9390	1.3537	7.748177	16.959797	10.252485	19	6
125,233.31	8.741000	9.250000	300	348	60	12	1.5000	1.5000	8.250000	16.250000	9.250000	24	6
362,666.59	5.341000	5.850000	300	338	60	22	3.0000	1.0000	4.850000	11.850000	5.850000	14	6
125,778.84	9.291000	9.800000	479	359	N/A	1	3.0000	1.0000	6.800000	15.800000	9.800000	35	6
135,999.97	8.741000	9.250000	480	480	N/A	0	1.5000	1.5000	7.375000	16.250000	9.250000	36	6
320,634.53	7.241000	7.750000	479	479	N/A	1	3.0000	1.0000	5.750000	13.750000	7.750000	35	6
275,399.94	7.991000	8.500000	480	480	N/A	0	1.5000	1.5000	7.250000	15.500000	8.500000	36	6
1,125,286.42	6.673773	7.182773	480	480	N/A	0	1.5000	1.5000	6.129771	14.182773	7.182773	36	6
395,301.05	7.324000	7.833000	479	479	N/A	1	3.0000	1.0000	5.833000	14.833000	7.833000	35	6
906,071.47	7.760368	8.269368	360	360	N/A	0	3.0000	1.5000	6.876825	15.269368	8.269368	60	6
936,299.83	6.696783	7.205783	360	360	N/A	0	3.0000	1.0878	5.403236	13.722035	7.205783	60	6
317,333.27	8.116000	8.625000	360	360	N/A	0	3.0000	1.5000	6.625000	15.625000	8.625000	60	6
339,433.26	6.201000	8.220000	240	359	120	1	3.0000	1.0000	7.220000	15.220000	8.220000	59	6
288,999.94	7.276294	7.785294	240	360	120	0	3.0000	1.0000	6.275490	14.295098	7.785294	60	6
487,616.56	5.742705	7.101903	240	360	120	0	3.0000	1.5000	6.679619	14.101903	7.101903	60	6

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
936,133.13	7.413518	7.922518	480	480	N/A	0	3.0000	1.4576	6.870460	14.837772	7.922518	60	6
1,573,066.33	6.537037	7.046037	480	480	N/A	0	3.0000	1.4103	6.293246	13.866643	7.046037	60	6
285,259.94	7.241000	7.750000	480	480	N/A	0	3.0000	1.5000	2.500000	14.750000	7.750000	60	6

__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on June 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the May 2007 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy.

(2)	In the above table, each Mortgage Loan is a Six-Month LIBOR Adjustable Rate Mortgage Loan.

Loan Group 2 Adjustable Rate Mortgage Loans

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
3,412,703.10	8.118304	9.399750	360	360	N/A	0	1.0000	1.0000	6.550472	16.399750	9.399750	6	6
1,028,488.18	8.543106	9.052106	360	360	N/A	0	1.0000	1.0000	6.627633	16.052106	9.052106	6	6
1,613,312.55	7.312314	8.665427	360	360	N/A	0	1.0000	1.0000	6.769595	15.665427	8.665427	6	6
210,372.58	7.026000	9.875000	360	360	N/A	0	1.0000	1.0000	6.625000	16.875000	9.875000	6	6
494,860.17	4.741000	5.250000	360	360	N/A	0	1.0000	1.0000	6.375000	12.250000	5.250000	6	6
15,081.45	12.241000	12.750000	96	96	N/A	84	2.0000	2.0000	7.250000	18.750000	12.750000	12	12*
62,712,511.97	8.344969	9.497259	360	360	N/A	0	1.5875	1.4738	6.462310	16.445610	9.497259	24	6
96,343.45	7.866000*	8.125000	359	359	N/A	1	3.0000	1.0000	2.250000	13.125000	2.250000	23	6
231,865.93*	8.585340	10.082321	360	360	N/A	0	1.5000	1.5000	5.591161	17.082321	10.082321	24	6
10,665,837.44	7.952060	9.428349	360	360	N/A	0	1.6127	1.4624	6.708647	16.353233	9.428349	24	6
218,644.16	7.991000*	8.250000	358	358	N/A	2	3.0000	1.0000	2.250000	13.250000	2.250000	22	6
112,563.58	8.341000	8.850000	360	360	N/A	0	1.5000	1.5000	6.500000	15.850000	8.850000	24	6
1,857,207.92	8.648520	9.157520	360	360	N/A	0	1.5000	1.5000	6.428592	16.157520	9.157520	24	6
259,801.84	7.791000	8.300000	349	349	N/A	11	3.0000	1.0000	6.300000	14.300000	8.300000	13	6
129,986.31	9.991000	10.500000	360	360	N/A	0	1.5000	1.5000	6.625000	17.500000	10.500000	24	6
77,154,920.62	7.743774	8.930957	360	360	N/A	0	1.6348	1.4722	6.581325	15.853956	8.930957	24	6
86,153.13	8.616000*	8.875000	359	359	N/A	1	2.0000	2.0000	5.000000	14.875000	5.000000	23	6
719,827.70*	7.736327	8.245327	360	360	N/A	0	1.5000	1.5000	6.334884	15.245327	8.245327	24	6
182,436.93	8.041000	8.550000	360	360	N/A	0	3.0000	1.0000	6.550000	14.550000	8.550000	24	6
980,256.42	8.290113	9.934112	360	360	N/A	0	1.5000	1.5000	7.142477	16.934112	9.934112	24	6
558,828.25	7.177671	7.686671	360	360	N/A	0	1.5000	1.5000	5.476408	14.686671	7.686671	24	6
8,019,875.18	8.207199	9.961147	360	360	N/A	0	1.5459	1.4893	6.746543	16.939832	9.961147	24	6
8,587,201.34	7.576910	8.977006	360	360	N/A	0	1.6684	1.4439	6.476287	15.890193	8.977006	24	6
491,650.36	7.395283	8.854388	359	359	N/A	1	3.0000	1.0000	6.381688	15.098831	8.854388	23	6
2,893,646.58	7.937967	10.107721	360	360	N/A	0	1.5000	1.5000	6.777250	17.107721	10.107721	24	6

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
160,187.77	9.966000	10.475000	358	358	N/A	2	3.0000	1.0000	5.750000	16.475000	10.475000	22	6
450,949.63	7.656287	9.257234	358	358	N/A	2	3.0000	1.0000	7.194217	15.257234	9.257234	22	6
222,846.95	11.191000	11.700000	359	359	N/A	1	3.0000	1.0000	9.700000	17.700000	11.700000	23	6
92,612.33	10.721000	11.230000	359	359	N/A	1	3.0000	1.0000	7.000000	17.230000	11.230000	23	6
292,469.20	6.206000	10.625000	360	360	N/A	0	1.5000	1.5000	6.625000	17.625000	10.625000	24	6
150,510.47	7.900000	9.950000	360	360	N/A	0	1.5000	1.5000	6.950000	16.950000	9.950000	24	6
13,551,300.94	7.685188	8.509966	300	359	60	1	1.6903	1.4366	6.589833	15.383113	8.509966	23	6
4,235,143.28	6.688043	7.789318	300	358	60	2	1.5000	1.5000	6.607334	14.789318	7.789318	22	6
35,778,310.23	6.717185	7.880406	300	359	60	1	1.7614	1.4189	6.614487	14.724969	7.880406	23	6
899,071.98	8.553651	9.062651	300	360	60	0	1.5000	1.5000	7.000000	16.062651	9.062651	24	6
159,632.31	5.361000	5.870000	300	360	60	0	1.5000	1.5000	5.250000	12.870000	5.870000	24	6
176,963.82	8.866000	9.375000	300	360	60	0	1.5000	1.5000	6.625000	16.375000	9.375000	24	6
574,182.60	8.444734	10.414661	300	360	60	0	1.5000	1.5000	7.000000	17.414661	10.414661	24	6
416,298.26	7.172265	7.681265	300	360	60	0	1.8698	1.3767	4.681265	14.434758	7.681265	24	6
303,301.39	7.241000	7.750000	300	360	60	0	1.5000	1.5000	6.375000	14.750000	7.750000	24	6
318,466.46	7.741000*	8.000000	240	359	120	1	3.0000	1.0000	3.250000	14.000000	3.250000	23	6
233,691.52	8.624056	9.133056	347	347	N/A	13	1.5000	1.5000	7.766113	16.133056	9.133056	11	6
225,407.63	7.616000*	7.875000	344	344	N/A	16	3.0000	1.0000	5.000000	12.875000	5.000000	8	6
788,340.51	8.015956	8.524956	348	348	N/A	12	2.0573	1.3142	6.836015	15.153394	8.524956	12	6
139,910.13	8.241000	8.750000	348	348	N/A	12	1.5000	1.5000	7.000000	15.750000	8.750000	12	6
95,288.71	8.781000	9.290000	339	339	N/A	21	1.5000	1.5000	9.290000	16.290000	9.290000	3	6
1,033,096.66	7.731220	8.240220	345	345	N/A	15	1.5921	1.5000	7.543760	15.240220	8.240220	9	6
188,550.07	8.821000	9.330000	341	341	N/A	19	1.5000	1.5000	9.330000	16.330000	9.330000	5	6
1,523,234.32	8.082448	8.591448	300	348	60	12	1.5000	1.5000	7.591448	15.591448	8.591448	12	6
815,072.28	7.299224	8.230590	479	359	N/A	1	2.6118	1.1294	6.156902	14.875498	8.230590	23	6
1,443,340.72	8.593661	9.102661	479	359	N/A	1	3.0000	1.1341	7.102661	15.578733	9.102661	23	6
169,845.58	7.481000	7.990000	479	359	N/A	1	3.0000	1.0000	5.410000	14.990000	7.990000	23	6
8,151,898.84	7.558860	8.476378	479	359	N/A	1	2.7552	1.1572	6.441013	15.082471	8.476378	23	6
285,712.83	8.691000	9.200000	479	359	N/A	1	3.0000	1.0000	6.000000	15.200000	9.200000	23	6
780,258.46	7.294497	7.803497	479	359	N/A	1	3.0000	1.0000	6.997248	14.528327	7.803497	23	6
582,201.84	7.352272	9.502042	480	360	N/A	0	3.0000	1.0000	6.775387	15.801200	9.502042	24	6
39,600,633.38	8.179296	9.263713	480	480	N/A	0	1.5396	1.4848	6.454562	16.254067	9.263713	24	6
14,751,676.62	8.851389	9.456376	480	480	N/A	0	1.6193	1.4602	6.677197	16.404202	9.456376	24	6
385,711.58	9.441000	9.950000	469	469	N/A	11	3.0000	1.0000	7.950000	16.950000	9.950000	13	6
58,218,690.83	7.736577	8.658186	480	480	N/A	0	1.6165	1.4747	6.581844	15.571076	8.658186	24	6
303,301.39	7.481000	7.990000	480	480	N/A	0	3.0000	1.0000	5.990000	13.990000	7.990000	24	6
1,590,621.96	7.257665	9.263638	480	480	N/A	0	1.5000	1.5000	6.648387	16.263638	9.263638	24	6
705,574.82	7.304914	7.813914	480	480	N/A	0	1.5000	1.5000	4.601325	14.813914	7.813914	24	6
1,257,822.80	7.766548	9.649421	480	480	N/A	0	1.5000	1.5000	6.365678	16.649421	9.649421	24	6
6,650,339.11	7.603611	8.511638	480	480	N/A	0	1.5505	1.4832	6.553491	15.477998	8.511638	24	6
1,038,714.87	7.367692	7.876692	480	480	N/A	0	3.0000	1.0000	5.707641	14.030375	7.876692	24	6
1,179,226.69	7.418196	8.200396	480	480	N/A	0	1.5000	1.5000	6.478002	15.200396	8.200396	24	6
88,196.85*	9.241000	9.750000	480	480	N/A	0	1.5000	1.5000	6.500000	16.750000	9.750000	24	6
530,378.36	7.354328	9.759916	480	480	N/A	0	1.5000	1.5000	6.627459	16.759916	9.759916	24	6
622,429.02	8.391000	8.900000	479	479	N/A	1	3.0000	1.0000	6.900000	14.900000	8.900000	23	6

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
2,015,210.36	8.679867	9.543744	359	359	N/A	1	1.5000	1.5000	6.464580	16.543744	9.543744	35	6
77,535.69	9.491000	10.000000	360	360	N/A	0	1.5000	1.5000	6.750000	17.000000	10.000000	36	6
523,256.47	7.464024	9.477613	360	360	N/A	0	1.5000	1.5000	7.216419	16.477613	9.477613	36	6
1,842,549.14	8.507877	9.016877	360	360	N/A	0	1.7318	1.5773	6.444256	15.862342	9.016877	36	6
117,890.67	7.116000*	7.375000	358	358	N/A	2	3.0000	1.0000	2.750000	13.375000	7.375000	34	6
460,414.80	8.551792	10.442045	358	358	N/A	2	1.7470	1.4177	7.339134	17.277356	10.442045	34	6
116,303.54	5.118000	7.375000	360	360	N/A	0	1.5000	1.5000	6.250000	14.375000	7.375000	36	6
256,546.82	5.838000	7.890000	359	359	N/A	1	3.0000	1.0000	4.890000	13.890000	7.890000	35	6
213,223.16	5.701000*	6.250000	324	356	36	4	2.0000	2.0000	2.875000	12.250000	2.875000	32	12
1,158,822.26	7.552391	8.342646	300	360	60	0	1.5000	1.5000	6.688281	15.342646	8.342646	36	6
886,552.25	8.221798	8.730798	300	359	60	1	1.3884	2.5043	6.575432	14.838113	8.730798	35	6
1,251,460.31	6.126072	7.519443	300	360	60	0	1.5000	1.5000	6.617876	14.519443	7.519443	36	6
315,843.93	5.866000*	6.125000	240	359	120	1	5.0000	1.0000	2.500000	11.125000	2.500000	35	6
212,758.66	7.846042	8.355042	341	341	N/A	19	2.0134	1.3289	7.798845	15.012767	8.355042	17	6
161,605.83	6.991000	7.500000	340	340	N/A	20	1.5000	1.5000	5.625000	14.500000	7.500000	16	6
344,718.23	8.020956	8.529956	341	341	N/A	19	1.5000	1.5000	8.267361	15.529956	8.529956	17	6
124,456.19	6.616000*	6.875000	324	347	36	13	2.0000	2.0000	2.250000	12.875000	2.250000	23	12
200,623.61	5.866000*	6.125000	276	346	84	14	2.0000	2.0000	2.250000	12.125000	2.250000	22	12
216,643.85	8.604000	9.113000	480	360	N/A	0	1.5000	1.5000	5.950000	16.113000	9.113000	36	6
635,450.62	7.345963	9.133061	480	480	N/A	0	1.5000	1.5000	6.861744	16.133061	9.133061	36	6
1,227,978.40	8.341463	9.730430	480	480	N/A	0	1.5000	1.5000	6.500000	16.730430	9.730430	36	6
147,089.77	6.741000	7.250000	480	480	N/A	0	1.5000	1.5000	6.250000	14.250000	7.250000	36	6
1,151,120.00	6.304937	7.634494	480	480	N/A	0	1.5000	1.5000	6.578606	14.634494	7.634494	36	6
689,896.64	8.012130	8.521130	480	480	N/A	0	1.5000	1.5000	6.396889	15.521130	8.521130	36	6
385,479.08	5.866000*	6.125000	359	359	N/A	1	5.0000	2.0000	2.250000	11.125000	2.250000	59	12
662,512.96	8.493437	9.611644	360	360	N/A	0	3.0000	1.3237	7.269653	16.259036	9.611644	60	6
774,782.89	6.465453*	6.724453	358	358	N/A	2	5.3964	1.3964	2.426442	12.120875	3.749754	58	6
217,784.08*	5.616000*	5.875000	360	360	N/A	0	5.0000	2.0000	2.250000	10.875000	2.250000	60	12
85,518.45	10.616000	11.125000	360	360	N/A	0	3.0000	1.5000	6.375000	18.125000	11.125000	60	6
181,372.04	6.616000*	6.875000	359	359	N/A	1	5.0000	1.0000	2.750000	11.875000	6.875000	59	6
282,207.12	7.392091	8.740909	360	360	N/A	0	3.0000	1.5000	6.265909	15.740909	8.740909	60	6
1,234,815.22	7.064141	7.844644	360	360	N/A	0	3.0000	1.5000	6.464344	14.844644	7.844644	60	6
296,460.01	6.991000*	7.250000	360	360	N/A	0	6.0000	2.0000	2.250000	13.250000	2.250000	60	6
643,619.72	7.017518	8.122707	356	356	N/A	4	3.0000	1.5000	6.342498	15.122707	8.122707	56	6
1,245,870.81	5.527133*	5.786133	300	357	60	3	5.0000	2.0000	2.374926	10.786133	2.374926	57	12
123,965.89	6.616000*	6.875000	300	355	60	5	5.0000	2.0000	2.250000	11.875000	2.250000	55	12
1,162,579.32	6.532781*	6.791781	300	359	60	1	5.0000	2.0000	2.362544	11.791781	2.362544	59	12
159,632.31	5.991000*	6.250000	300	351	60	9	5.0000	2.0000	2.250000	11.250000	2.250000	51	12
8,571,463.54	6.121174*	6.467258	240	359	120	1	5.0000	2.0000	2.777730	11.467258	2.777730	59	12
797,021.33	5.366000	5.875000	240	360	120	0	3.0000	1.5000	6.750000	12.875000	5.875000	60	6
38,821,048.65	5.756783*	6.015783	240	359	120	1	5.8783	1.8783	2.374932	11.894054	2.376107	59	6
548,394.00*	7.053026*	7.312026	240	360	120	0	5.0000	2.0000	3.020675	12.312026	3.020675	60	12
460,653.24	7.073921*	7.332921	240	358	120	2	5.4455	1.4455	2.584158	12.778465	2.584158	58	6
269,094.47	6.241000*	6.500000	240	358	120	2	6.0000	2.0000	2.750000	12.500000	2.750000	58	6
3,030,692.41	5.689997*	5.948997	240	359	120	1	5.0000	2.0000	2.431060	10.985416	2.431060	59	12

Principal Balance ($) (1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
3,926,713.33	6.314842*	6.573842	240	359	120	1	6.0000	2.0000	2.443364	12.573842	2.443364	59	6
474,621.07*	5.826210*	6.085210	240	360	120	0	5.0000	2.0000	2.581832	11.085210	2.581832	60	12
246,289.85	6.616000*	6.875000	240	360	120	0	6.0000	2.0000	2.875000	12.875000	2.875000	60	6
96,919.62	6.386000	7.875000	240	360	120	0	3.0000	1.5000	6.250000	14.875000	7.875000	60	6
186,304.59	5.616000*	5.875000	240	359	120	1	6.0000	2.0000	2.250000	11.875000	2.250000	59	6
691,310.53	6.425617*	6.684617	240	360	120	0	5.0000	2.0000	2.699933	11.684617	2.699933	60	12
4,392,208.48	5.922180	6.617841	240	360	120	0	3.0000	1.5000	6.250429	13.617841	6.617841	60	6
9,879,053.87	6.481255*	6.740255	240	359	120	1	5.7637	1.8561	2.363375	12.642472	2.363375	59	6
163,281.05	5.991000*	6.250000	240	360	120	0	6.0000	2.0000	2.250000	12.250000	2.250000	60	6
428,726.78	5.741000*	6.000000	240	360	120	0	3.0000	1.0000	2.750000	12.000000	2.750000	60	6
326,106.01	7.116000*	7.375000	240	360	120	0	5.0000	1.0000	2.250000	12.375000	2.250000	60	6
1,624,543.83	6.132187*	6.468569	240	360	120	0	5.0000	2.0000	2.857848	11.468569	2.857848	60	12
2,617,684.85	5.884574	6.464704	240	360	120	0	3.0000	1.5000	6.263598	13.464704	6.464704	60	6
2,519,305.74	5.980223*	6.239223	240	359	120	1	6.0000	2.0000	2.398169	12.239223	2.398169	59	6
752,552.33*	5.691758*	5.950758	240	360	120	0	5.0000	2.0000	2.250000	10.950758	2.250000	60	12
230,896.74	6.951000	9.950000	480	480	N/A	0	3.0000	1.5000	7.000000	16.950000	9.950000	60	6
603,986.85	6.708255*	6.967255	479	479	N/A	1	5.0000	2.0000	2.837236	11.967255	2.837236	59	12
615,724.63	7.291000	7.800000	480	480	N/A	0	3.0000	1.5000	7.000000	14.800000	7.800000	60	6
195,093.49	7.241000	7.750000	480	480	N/A	0	3.0000	1.5000	6.000000	14.750000	7.750000	60	6
109,069.53	6.116000*	6.375000	474	474	N/A	6	5.0000	2.0000	2.250000	11.375000	2.250000	54	12
1,436,975.86	6.082847	6.591847	480	480	N/A	0	3.0000	1.5000	6.189273	13.591847	6.591847	60	6
359,172.70	6.241000	6.750000	480	480	N/A	0	3.0000	1.0000	4.950000	12.750000	6.750000	60	6
1,748,859.84	5.596534*	5.855534	479	479	N/A	1	4.1402	2.0000	2.250000	11.142147	2.250000	59	12
1,244,504.90	6.835215	7.604431	480	480	N/A	0	3.0000	1.5000	6.402836	14.604431	7.604431	60	6
381,692.26	6.189618	7.188574	480	480	N/A	0	3.0000	1.5000	6.868652	14.188574	7.188574	60	6
246,289.85	5.741000*	6.000000	420	479	60	1	5.0000	2.0000	2.250000	11.000000	2.250000	59	12
1,354,191.68	5.671788*	5.930788	360	478	120	2	5.0000	2.0000	2.250000	10.930788	2.250000	58	12
151,422.65	6.616000*	6.875000	360	480	120	0	5.0000	2.0000	2.250000	11.875000	2.250000	60	12
314,703.70*	5.741000*	6.000000	360	480	120	0	5.0000	2.0000	2.250000	11.000000	2.250000	60	12
544,574.23	6.241000*	6.500000	360	480	120	0	5.0000	2.0000	2.250000	11.500000	2.250000	60	12
396,800.32	5.991000*	6.250000	240	358	120	2	6.0000	2.0000	2.250000	12.250000	2.250000	82	6
243,544.18	7.616000*	7.875000	360	480	120	0	5.0000	2.0000	2.250000	12.875000	2.250000	84	12
182,436.93	6.241000*	6.500000	360	479	120	1	5.0000	2.0000	2.250000	11.500000	2.250000	83	12
252,276.06	6.241000*	6.500000	240	359	120	1	5.0000	2.0000	2.250000	11.500000	2.250000	119	12
145,750.01	6.116000*	6.375000	477	477	N/A	3	5.0000	2.0000	2.250000	11.375000	2.250000	117	12

__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on June 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the May 2007 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy.

(2)	In the above table, each Adjusted Net Mortgage Rate marked with an asterisk will be 0.125% lower on and after the first Adjustment Date for the related Mortgage Loan.

(3)
In the above table, each Mortgage Loan with a Reset Frequency of 6 months is a Six-Month LIBOR Adjustable Rate Mortgage Loan and each Mortgage Loan with a Reset Frequency of 12 months is a One-Year LIBOR Adjustable Rate Mortgage Loan, except that each Mortgage Loan with a Reset Frequency of 12 months marked with an asterisk is a One-Year CMT Adjustable Rate Mortgage Loan.

Percentages of the Initial Certificate Principal Balances of
the Offered Certificates (other than the Class A-R Certificates)
at the Respective Percentages of the Prepayment Model

	Class 1-A					Class 2-A-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	89	84	78	73	67	74	62	50	37	24
April 25, 2009	73	62	51	40	31	38	11	0	0	0
April 25, 2010	57	40	26	14	4	*	0	0	0	0
April 25, 2011	46	32	23	14	4	0	0	0	0	0
April 25, 2012	37	25	17	11	0	0	0	0	0	0
April 25, 2013	32	20	12	0	0	0	0	0	0	0
April 25, 2014	28	16	9	0	0	0	0	0	0	0
April 25, 2015	24	13	0	0	0	0	0	0	0	0
April 25, 2016	20	10	0	0	0	0	0	0	0	0
April 25, 2017	18	8	0	0	0	0	0	0	0	0
April 25, 2018	15	0	0	0	0	0	0	0	0	0
April 25, 2019	13	0	0	0	0	0	0	0	0	0
April 25, 2020	11	0	0	0	0	0	0	0	0	0
April 25, 2021	10	0	0	0	0	0	0	0	0	0
April 25, 2022	8	0	0	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	5.28	3.60	2.68	2.06	1.57	1.65	1.24	1.00	0.85	0.75
Weighted Average Life to Maturity (in years)	5.63	3.91	2.92	2.25	1.70	1.65	1.24	1.00	0.85	0.75

	Class 2-A-2					Class 2-A-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	50	0	0	100	100	100	87	57
April 25, 2010	100	0	0	0	0	100	87	43	6	0
April 25, 2011	14	0	0	0	0	100	60	32	6	0
April 25, 2012	0	0	0	0	0	78	41	14	0	0
April 25, 2013	0	0	0	0	0	62	25	0	0	0
April 25, 2014	0	0	0	0	0	48	12	0	0	0
April 25, 2015	0	0	0	0	0	36	2	0	0	0
April 25, 2016	0	0	0	0	0	26	0	0	0	0
April 25, 2017	0	0	0	0	0	17	0	0	0	0
April 25, 2018	0	0	0	0	0	9	0	0	0	0
April 25, 2019	0	0	0	0	0	2	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	3.60	2.43	2.00	1.66	1.42	7.28	4.80	3.43	2.46	2.05
Weighted Average Life to Maturity (in years)	3.60	2.43	2.00	1.66	1.42	7.28	4.80	3.43	2.46	2.05

	Class 2-A-4					Class M-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	37	100	100	100	100	100
April 25, 2011	100	100	100	100	37	100	83	59	73	100
April 25, 2012	100	100	100	87	0	97	66	44	29	0
April 25, 2013	100	100	100	0	0	84	53	33	0	0
April 25, 2014	100	100	75	0	0	72	43	25	0	0
April 25, 2015	100	100	0	0	0	63	34	0	0	0
April 25, 2016	100	84	0	0	0	54	28	0	0	0
April 25, 2017	100	68	0	0	0	46	22	0	0	0
April 25, 2018	100	0	0	0	0	40	0	0	0	0
April 25, 2019	100	0	0	0	0	34	0	0	0	0
April 25, 2020	90	0	0	0	0	29	0	0	0	0
April 25, 2021	77	0	0	0	0	25	0	0	0	0
April 25, 2022	62	0	0	0	0	21	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	14.64	10.01	7.36	5.69	3.50	10.12	6.79	5.15	4.61	4.79
Weighted Average Life to Maturity (in years)	17.41	12.50	9.34	7.30	4.69	11.31	7.54	5.75	5.09	5.51

	Class M-2					Class M-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100	100	100	100
April 25, 2011	100	83	59	41	85	100	83	59	41	28
April 25, 2012	97	66	44	29	0	97	66	44	29	0
April 25, 2013	84	53	33	0	0	84	53	33	0	0
April 25, 2014	72	43	25	0	0	72	43	25	0	0
April 25, 2015	63	34	0	0	0	63	34	0	0	0
April 25, 2016	54	28	0	0	0	54	28	0	0	0
April 25, 2017	46	22	0	0	0	46	22	0	0	0
April 25, 2018	40	0	0	0	0	40	0	0	0	0
April 25, 2019	34	0	0	0	0	34	0	0	0	0
April 25, 2020	29	0	0	0	0	29	0	0	0	0
April 25, 2021	25	0	0	0	0	25	0	0	0	0
April 25, 2022	21	0	0	0	0	21	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.12	6.79	5.11	4.40	4.34	10.12	6.79	5.09	4.30	4.06
Weighted Average Life to Maturity (in years)	11.22	7.50	5.67	4.85	4.71	11.17	7.45	5.62	4.72	4.40

	Class M-4					Class M-5
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100	100	100	100
April 25, 2011	100	83	59	41	28	100	83	59	41	28
April 25, 2012	97	66	44	29	0	97	66	44	29	0
April 25, 2013	84	53	33	0	0	84	53	33	0	0
April 25, 2014	72	43	25	0	0	72	43	25	0	0
April 25, 2015	63	34	0	0	0	63	34	0	0	0
April 25, 2016	54	28	0	0	0	54	28	0	0	0
April 25, 2017	46	22	0	0	0	46	22	0	0	0
April 25, 2018	40	0	0	0	0	40	0	0	0	0
April 25, 2019	34	0	0	0	0	34	0	0	0	0
April 25, 2020	29	0	0	0	0	29	0	0	0	0
April 25, 2021	25	0	0	0	0	25	0	0	0	0
April 25, 2022	21	0	0	0	0	21	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.12	6.79	5.08	4.26	3.96	10.12	6.79	5.07	4.22	3.86
Weighted Average Life to Maturity (in years)	11.15	7.42	5.58	4.66	4.28	11.13	7.37	5.53	4.59	4.16

	Class M-6					Class M-7
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100	100	100	100
April 25, 2011	100	83	59	41	28	100	83	59	41	28
April 25, 2012	97	66	44	29	0	97	66	44	29	0
April 25, 2013	84	53	33	0	0	84	53	33	0	0
April 25, 2014	72	43	25	0	0	72	43	25	0	0
April 25, 2015	63	34	0	0	0	63	34	0	0	0
April 25, 2016	54	28	0	0	0	54	28	0	0	0
April 25, 2017	46	22	0	0	0	46	22	0	0	0
April 25, 2018	40	0	0	0	0	40	0	0	0	0
April 25, 2019	34	0	0	0	0	34	0	0	0	0
April 25, 2020	29	0	0	0	0	29	0	0	0	0
April 25, 2021	25	0	0	0	0	25	0	0	0	0
April 25, 2022	21	0	0	0	0	21	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.12	6.79	5.07	4.19	3.80	10.12	6.79	5.07	4.18	3.74
Weighted Average Life to Maturity (in years)	10.91	7.32	5.48	4.52	4.06	10.70	7.24	5.41	4.45	3.96

	Class M-8					Class M-9
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100	100	100	100
April 25, 2011	100	83	59	41	28	100	83	59	41	28
April 25, 2012	97	66	44	29	0	97	66	44	29	0
April 25, 2013	84	53	33	0	0	84	53	33	0	0
April 25, 2014	72	43	25	0	0	72	43	25	0	0
April 25, 2015	63	34	0	0	0	63	34	0	0	0
April 25, 2016	54	28	0	0	0	54	28	0	0	0
April 25, 2017	46	22	0	0	0	46	22	0	0	0
April 25, 2018	40	0	0	0	0	40	0	0	0	0
April 25, 2019	34	0	0	0	0	34	0	0	0	0
April 25, 2020	29	0	0	0	0	29	0	0	0	0
April 25, 2021	25	0	0	0	0	25	0	0	0	0
April 25, 2022	21	0	0	0	0	21	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.12	6.79	5.05	4.15	3.71	10.12	6.79	5.05	4.15	3.67
Weighted Average Life to Maturity (in years)	10.59	7.15	5.32	4.37	3.88	10.37	6.99	5.20	4.26	3.76

LEGAL PROCEEDINGS

There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin LLP (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

For federal income tax purposes, the issuing entity (exclusive of the Credit Comeback Excess Account, the Carryover Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account and the issuing entity’s rights with respect to payments received under the Corridor Contracts) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC will be referred to as an “underlying REMIC.” Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Senior Certificates and the Subordinate Certificates (together, excluding the Class A-R Certificate, the “Regular Certificates”), which will be designated as regular interests in the Master REMIC. The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the REMIC regular interests (including the Regular Certificates) issued by the Master REMIC. The reserve fund trust, the Final Maturity Reserve Fund, the swap trust, the Swap Contract and the Swap Account will not constitute any part of any REMIC created under the Pooling and Servicing Agreement.

All classes of the Regular Certificates will be treated as representing (1) interests in REMIC regular interests (the “REMIC Regular Interest Components”) and (2) entitlement to receive certain payments of Net Rate Carryover from Excess Cashflow, and in the case of the Class A and Adjustable Rate Subordinate Certificates, from the related Corridor Contract and from the Swap Contract subject to the deemed obligation to make any Swap Termination Payment due to the Swap Counterparty. For each Regular Certificate, the Trustee intends to treat the entitlements and deemed obligations with respect to Net Rate Carryover as embodied in a single contract, which is hereafter referred to as the “Net Rate Carryover Component.” The remainder of this discussion assumes such treatment is correct.

Upon purchasing a Regular Certificate, the purchaser must, to establish its bases in the components of the certificate, allocate the purchase price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of purchase. Similarly, upon selling a Regular Certificate, the seller must, to establish the amounts realized from the REMIC Regular Interest Component and the Net Rate Carryover Component, allocate the sales price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of sale.

Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and obligations of the holders of the Regular Certificates with respect to the Net Rate Carryover Components will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Regular Certificates

The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

For federal income tax purposes, the amount of interest and principal to be reported with respect to a REMIC Regular Interest Component of a Regular Certificate will be determined with modifications: (1) the Net Rate Cap will be determined without reduction for any Swap Termination Payment due with respect to the Swap Contract and (2) the amount of Net Rate Carryover will be determined as if the Net Rate Cap were not reduced for any Swap Termination Payment due with respect to the Swap Contract. Consequently, the income reportable with respect to a REMIC Regular Interest Component of a Regular Certificate may include income that was used for making payments to the Swap Counterparty.

The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount (“OID”). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

If the holders of any Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

Taxation of the Net Rate Carryover Components of the Regular Certificates

In General

The following discussions assume that the rights and obligations of the holder of a Regular Certificate with respect to the Net Rate Carryover Component will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to the Net Rate Carryover Component

For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover Component of a Regular Certificate as consisting of a right and (in the case of the Adjustable Rate Certificates only) an obligation to receive and make payments under a notional principal contract and (2) anticipates assuming that such right and (in the case of the Adjustable Rate Certificates only) obligation together will have an insubstantial value relative to the value of the REMIC Regular Interest Component of the Regular Certificate. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular

Certificates has a greater value. In either case, the REMIC Regular Interest Component of a Regular Certificate could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method — the level yield constant interest method — the price paid for a notional principal contract is amortized over the life of the notional principal contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of a Certificate.

Subject to the discussion below under the caption “Alternative Treatment of Termination-Related Payments,” any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the sum of (1) the amortization of the purchase price of the Net Rate Carryover Component, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, such excess will be ordinary income. Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, exceeds the sum of the periodic payments received, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. In the case of individuals, these limitations also mean that income payable on the REMIC Regular Interest Component will be includible in gross income but that the use of such income to make a Swap Termination Payment to the Swap Counterparty may not be deductible.

Alternative Treatment of Termination-Related Payments

Holders of the Regular Certificates have certain rights and obligations with respect to payments that may be made or received if the Swap Contract terminates (“Termination Payments”). Because the termination of the Swap Contract, however, does not necessarily terminate the rights and obligations of the holders of the Regular Certificates with respect to Net Rate Carryover (payments of which may continue to come from Excess Cashflow, the Corridor Contracts, or both), the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

Dispositions of Regular Certificates

Upon the sale, exchange, or other disposition of a Regular Certificate, the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as “capital assets” within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the

REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1)
the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2)	the amount actually included in the holder’s income.

The pooling and servicing agreement will provide that any classes of certificates whose Certificate Principal Balances are reduced to zero with amounts from the Final Maturity Reserve Fund will be treated as sold to the Class C Certificates for federal income tax purposes.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences— Taxation of the REMIC and Its Holders” in the prospectus, the REMIC Regular Interest Components of the Regular Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest Component of the Regular Certificates (but not the Net Rate Carryover Component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code.

Because of the Net Rate Carryover Component of a Regular Certificate (and in particular, the deemed obligation to make Swap Termination Payments), holders of the Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Regular Certificates in a REMIC.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and imposing withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities” in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of “inducement fees” and that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities — Treatment of Inducement Fees,” and “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus.

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences — Taxation of the REMIC” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the “2003 Act”), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan of this type which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” in the issuing entity, the reserve fund trust and, in the case of the Swap Certificates, the swap trust, for the purpose of the Plan Assets Regulation.

The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (collectively, the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see “ERISA Considerations” in the prospectus.

Except as provided below with respect to the Swap Contract and the Final Maturity Reserve Fund, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class M-9 and Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Swap Contract does not meet all of the requirements for an “eligible swap” under the Exemption and the Final Maturity Reserve Fund is not a permitted asset under the Exemption. Consequently, the Swap Contract and the Final Maturity Reserve Fund have not been included in the issuing entity. For ERISA purposes, an interest in an interest-bearing certificate should represent a beneficial interest in two or more assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Swap Contract or the Final Maturity Reserve Fund, and (ii) the right to receive payments from the Final Maturity Reserve Fund and (in the case of the Swap Certificates) payments derived from the Swap Contract. A Plan’s purchase and holding of an interest-bearing certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

Accordingly, no Plan or other person using plan assets may acquire or hold any interest in an Offered Certificate (other than a Class M-9 or Class A-R Certificate) unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions effected by independent “qualified professional asset managers”, PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by “in-house asset managers”) or the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975 (d)(20) of the Code (collectively, the “Investor-Based Exemptions”) or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

Each beneficial owner of an Offered Certificate (other than a Class M-9 or Class A-R Certificate) or any interest in such a Certificate, by its acceptance and holding of such Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Certificate or (ii) its acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

The Class M-9 and Class A-R Certificates do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class M-9 and Class A-R Certificates may be transferred only if the Trustee receives:

•
a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•
an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity (and, in the case of the Swap Certificates, in rights to payments derived from the Swap Contract) represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) and Greenwich Capital Markets, Inc. (collectively, the “Underwriters”), the Depositor has agreed to sell the Offered Certificates (other than the Class M-9 and Class A-R Certificates) (the “Underwritten Certificates”) to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below:

Class	Countrywide Securities Corporation	Greenwich Capital Markets, Inc.

Class 1-A	$276,930,000	$0
Class 2-A-1	$239,413,500	$26,601,500
Class 2-A-2	$68,683,500	$7,631,500
Class 2-A-3	$177,714,900	$19,746,100
Class 2-A-4	$71,306,100	$7,922,900
Class M-1	$45,650,000	$0
Class M-2	$42,900,000	$0
Class M-3	$14,850,000	$0
Class M-4	$14,850,000	$0
Class M-5	$14,300,000	$0
Class M-6	$12,650,000	$0
Class M-7	$10,450,000	$0
Class M-8	$7,150,000	$0
Total	$996,848,000	$61,902,000

The Depositor has been advised by each of the Underwriters that it proposes initially to offer the Underwritten Certificates purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount

Class 1-A	0.06250%	0.03125%
Class 2-A-1	0.03125%	0.01563%
Class 2-A-2	0.06250%	0.03125%
Class 2-A-3	0.06250%	0.03125%
Class 2-A-4	0.12500%	0.06250%
Class M-1	0.25000%	0.12500%
Class M-2	0.42500%	0.21250%
Class M-3	0.65000%	0.32500%
Class M-4	0.70000%	0.35000%
Class M-5	0.75000%	0.37500%
Class M-6	1.25000%	0.62500%
Class M-7	1.50000%	0.75000%
Class M-8	2.00000%	1.00000%

After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Class M-9 and Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class M-9 and Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class M-9 or Class A-R Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $1,054,845,745 before deducting issuance expenses payable by the Depositor, estimated to be approximately $1,000,000. The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Initial Mortgage Loans on the Closing Date and to make any required deposits to the Pre-Funding Account and the Capitalized Interest Account.

LEGAL MATTERS

The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin llp, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and together with Moody’s, the “Rating Agencies”).

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA	M-3	Aa3	AA-
2-A-1	Aaa	AAA	M-4	A1	A+
2-A-2	Aaa	AAA	M-5	A2	A
2-A-3	Aaa	AAA	M-6	A3	A-
2-A-4	Aaa	AAA	M-7	Baa1	BBB+
A-R	Aaa	AAA	M-8	Baa2	BBB
M-1	Aa1	AA+	M-9	Baa3	BBB-
M-2	Aa2	AA

The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of Net Rate Carryover, any payments under the Corridor Contracts or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody’s and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

2001 Act	S-136
2003 Act	S-136
40-Year Target	S-100
Accrual Period	S-66
Adjustable Rate Certificates	S-63
Adjustable Rate Mortgage Loans	S-32
Adjustable Rate Prepayment Vector	S-114
Adjustable Rate Subordinate Certificates	S-63
Adjustable Rate Subordinate Corridor Contract	S-89
Adjusted Mortgage Rate	S-64
Adjusted Net Mortgage Rate	S-64
Adjusted Replacement Upfront Amount	S-94
Adjustment Date	S-36
Advance	S-60
Applied Realized Loss Amount	S-102
Approved Ratings Threshold	S-97
ARPV	S-114
Auction Period	S-61
beneficial owner	S-64
Book-Entry Certificates	S-63
Business Day	S-64
Capitalized Interest Account	S-42
Carryover Reserve Fund	S-99
Certificate Account	S-75
Certificate Owners	S-63
Certificate Principal Balance	S-64
Certificates	S-62
Charged-off Loan Net Proceeds	S-65
Charged-off Loan Proceeds	S-65
Charged-off Mortgage Loan	S-61
Charge-off Date	S-61
Class 1-A Corridor Contract	S-89
Class 1-A Principal Distribution Amount	S-69
Class 1-A Principal Distribution Target Amount	S-69
Class 2-A Certificates	S-62
Class 2-A Corridor Contract	S-89
Class 2-A Principal Distribution Amount	S-69
Class 2-A Principal Distribution Target Amount	S-69
Class A Certificates	S-62
Class A Principal Distribution Allocation Amount	S-70
Class A Principal Distribution Target Amount	S-70
Class M Certificates	S-62
CLTV	S-37
Code	S-41, S-132, S-135
Collateral Value	S-37
Combined Loan-to-Value Ratio	S-37, S-38
Compensating Interest	S-60
Corridor Contract	S-89
Corridor Contract Administration Agreement	S-89
Corridor Contract Administrator	S-89
Corridor Contract Assignment Agreement	S-89
Corridor Contract Ceiling Rate	S-90
Corridor Contract Counterparty	S-89
Corridor Contract Notional Balance	S-90
Corridor Contract Strike Rate	S-90
Corridor Contract Termination Date	S-90
Corridor Contracts	S-89
Co-Trustee	S-39
Countrywide Financial	S-56
Countrywide Home Loans	S-33, S-57
Countrywide Servicing	S-56
Coverage Percentage	S-50
Covered Mortgage Loan	S-49
CPR	S-114
Credit Bureau Risk Score	S-47
Credit Comeback Excess Account	S-99
Credit Comeback Excess Amount	S-37
Credit Comeback Excess Cashflow	S-88
Credit Support Annex	S-90
Cumulative Loss Trigger Event	S-70
Current Interest	S-66
Cut-off Date	S-38
debt-to-income ratio	S-44
Deficient Valuation	S-39
Definitive Certificate	S-64
Delay Delivery Mortgage Loans	S-111
Deleted Mortgage Loan	S-41
Delinquency Trigger Event	S-71
Depositor	S-32
Detailed Description	S-33
Determination Date	S-38
Directing Holder	S-106
disqualified persons	S-137
Distribution Account	S-77
Distribution Account Deposit Date	S-77
Distribution Date	S-65
DTC	S-63
Due Dates	S-59
Due Period	S-65
ERISA	S-137
Euroclear	S-63
Excess Cashflow	S-88
Excess Corridor Contract Payment	S-90
Excess Overcollateralization Amount	S-71
Excess Proceeds	S-65
Exchange Act	S-91, S-97
Exemption	S-137
Expense Fee Rate	S-66
Extra Principal Distribution Amount	S-71
FHA	S-58
Final Maturity Funding Cap	S-101

Final Maturity OC Trigger	S-71
Final Maturity Reserve Deposit	S-100
Final Maturity Reserve Fund	S-99
Final Recovery Determination	S-65
Fixed Rate Credit Comeback Loans	S-36
Fixed Rate Mortgage Loans	S-32
Fixed Rate Prepayment Vector	S-114
FRPV	S-114
Full Doc Program	S-45
Funding Period	S-42
Funding Period Distribution Date	S-66
Global Securities	I-1
Gross Margin	S-36
Group 1 Overcollateralization Reduction Amount	S-71
Group 2 Overcollateralization Reduction Amount	S-71
Hybrid Mortgage Loans	S-36
Initial Cut-off Date	S-33
Initial Cut-off Date Pool Principal Balance	S-33
Initial Cut-off Date Principal Balance	S-33
Initial Mortgage Loans	S-32
Initial Mortgage Pool	S-32
Initial Periodic Rate Cap	S-36
Initial Target Subordination Percentage	S-72
Insurance Proceeds	S-65
Interest Carry Forward Amount	S-66
Interest Determination Date	S-66, S-98
Interest Funds	S-66
Interest Remittance Amount	S-66
Investor-Based Exemptions	S-138
ISDA Master Agreement	S-90
issuing entity	S-61
Last Scheduled Distribution Date	S-113
LIBOR Business Day	S-98
Liquidation Proceeds	S-65
Loan Group	S-33
Loan Group 1	S-33
Loan Group 2	S-33
Loan-to-Value Ratio	S-37
LTV	S-37
Master REMIC	S-132
Master Servicer Advance Date	S-60
Master Servicing Fee	S-59
Maximum Mortgage Rate	S-36
MGIC	S-53
MGIC Investment	S-53
MGIC Mortgage Insurance Policy	S-53
Minimum Mortgage Rate	S-36
Modeling Assumptions	S-115
Moody’s	S-4, S-141
Mortgage File	S-39
Mortgage Index	S-36
Mortgage Insurance Policy	S-49
Mortgage Insurance Premium Rate	S-67
Mortgage Insurance Premiums	S-49
Mortgage Insurer	S-49
Mortgage Loans	S-39
Mortgage Notes	S-33
Mortgage Rate	S-35
Mortgaged Properties	S-33
Net Corridor Contract Payment	S-90
Net Mortgage Rate	S-60
net rate cap	S-21
Net Rate Cap	S-67
Net Rate Carryover	S-68
Net Rate Carryover Component	S-132
Net Swap Payment	S-93
NIM Insurer	S-1, S-110
NIM Insurer Default	S-28
OC Floor	S-72
Offered Certificates	S-63
OID	S-133
One-Month LIBOR	S-98
One-Year CMT Adjustable Rate Mortgage Loan	S-36
One-Year CMT Index	S-36
One-Year LIBOR Adjustable Rate Mortgage Loan	S-36
One-Year LIBOR Index	S-36
Optional Termination Date	S-106
Overcollateralization Deficiency Amount	S-72
Overcollateralization Reduction Amount	S-72
Overcollateralization Target Amount	S-72
Overcollateralized Amount	S-72
Participants	S-64
parties in interest	S-137
Pass-Through Margin	S-68
Pass-Through Rate	S-69
Percentage Interest	S-65
Plans	S-137
Pooling and Servicing Agreement	S-39
Pre-Funded Amount	S-42
Pre-Funding Account	S-42
Prepayment Interest Excess	S-59
Prepayment Interest Shortfall	S-60
Prepayment Models	S-114
Prepayment Period	S-38
Principal Distribution Amount	S-73
Principal Remittance Amount	S-73
PTCE	S-138
Purchase Price	S-40
Radian	S-53
Rating Agencies	S-141
Realized Loss	S-74
Record Date	S-65
Reference Bank Rate	S-98
Reference Banks	S-98
Regular Certificates	S-132
Regulation AB	S-91
related subordinate classes	S-18
REMIC Regular Interest Components	S-132

REO Property	S-60
Replacement Mortgage Loan	S-41
Required Carryover Reserve Fund Deposit	S-99
Required Ratings Threshold	S-97
Residual Certificates	S-88, S-132
Rolling Sixty-Day Delinquency Rate	S-74
S&P	S-4, S-141
Schedule	S-90
Scheduled Payments	S-33
SEC	S-33
Securities Act	S-140
Seller	S-33
Seller Interest Shortfall Payment	S-69
Senior Certificates	S-62
Senior Enhancement Percentage	S-74
Servicing Advances	S-77
Servicing Fee Rate	S-59
significance estimate	S-92, S-97
significance percentage	S-92, S-97
Six-Month LIBOR Adjustable Rate Mortgage Loan	S-36
Six-Month LIBOR Index	S-36
Sixty-Day Delinquency Rate	S-74
Stated Income Program	S-45
Stated Principal Balance	S-38
Statistical Calculation Date	S-32
Statistical Calculation Date Pool Principal Balance	S-32
Statistical Calculation Pool	S-32
Statistical Calculation Pool Mortgage Loans	S-32
Stepdown Date	S-74
Stepdown Target Subordination Percentage	S-72
Subordinate Certificates	S-62
Subordinate Class Principal Distribution Amount	S-75
subordination	S-18
Subsequent Cut-off Date	S-42
Subsequent Mortgage Loans	S-42
Subsequent Periodic Rate Cap	S-36
Subsequent Recoveries	S-66
Subsequent Transfer Date	S-42
Swap Account	S-79
Swap Certificates	S-63
Swap Contract	S-92
Swap Contract Administration Agreement	S-92
Swap Contract Administrator	S-92
Swap Contract Assignment Agreement	S-92
Swap Contract Notional Balance	S-95
Swap Contract Termination Date	S-95
Swap Counterparty	S-92
Swap Counterparty Trigger Event	S-97
Swap Termination Payment	S-95
Tax Counsel	S-132
Termination Payments	S-134
Trigger Event	S-75
Trust	S-61
Trust Fund	S-61
Trustee	S-39
Trustee Fee	S-81
Trustee Fee Rate	S-69
U.S. Person	I-4
underlying REMIC	S-132
underlying REMIC Regular Interests	S-132
Underwriters	S-139
Underwritten Certificates	S-139
United Guaranty	S-50
United Guaranty Mortgage Insurance Policy	S-50
Unpaid Realized Loss Amount	S-75
VA	S-58

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown. Furthermore, the information contained in the tables that are captioned in part “Loan to-Value Ratios and Combined Loan-to-Value Ratios” and in the columns captioned “Weighted Average LTV/CLTV (%)” are based on the Loan-to-Value Ratios of the first lien Mortgage Loans in the Statistical Calculation Pool and the Combined Loan-to-Value Ratios of the second lien Mortgage Loans in the Statistical Calculation Pool.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	13	3,445,350	1.15	265,027	8.101	360.00	580	77.6
2/28 6-month LIBOR	530	79,238,280	26.41	149,506	9.085	359.00	596	81.4
2/38 6-month LIBOR	260	59,463,270	19.82	228,705	8.154	479.91	582	76.9
2/28 6-month LIBOR - 60-month Interest Only	173	40,555,067	13.52	234,422	8.011	359.63	616	83.4
2/28 6-month LIBOR - 40/30-Year Balloon	38	8,748,577	2.92	230,226	8.626	359.33	573	74.5
3/27 6-month LIBOR	24	2,851,574	0.95	118,816	9.031	350.88	588	84.5
3/37 6-month LIBOR	8	1,987,608	0.66	248,451	7.663	479.68	581	68.1
3/27 6-month LIBOR - 60-month Interest Only	10	2,442,985	0.81	244,299	7.407	356.36	625	82.7
3/27 6-month LIBOR - 40/30-Year Balloon	1	110,981	0.04	110,981	9.800	359.00	545	60.0
5/25 6-month LIBOR	9	1,905,622	0.64	211,736	7.861	359.79	601	68.0
5/35 6-month LIBOR	9	2,465,700	0.82	273,967	7.412	480.00	589	72.7
5/25 6-month LIBOR - 120-month Interest Only	5	984,750	0.33	196,950	7.619	359.57	634	70.8
10-Year Fixed	3	244,850	0.08	81,617	10.413	120.00	603	63.7
10-Year Fixed - Second Lien	2	26,160	0.01	13,080	11.599	102.09	672	67.5
15-Year Fixed	23	1,844,157	0.61	80,181	9.229	173.09	607	64.1
15-Year Fixed - Second Lien	9	259,095	0.09	28,788	12.057	167.90	613	83.0
15-Year Fixed - Credit Comeback	6	609,418	0.20	101,570	9.631	146.48	571	63.2
20-Year Fixed	12	1,726,099	0.58	143,842	7.520	239.84	618	65.5
20-Year Fixed - Second Lien	14	559,772	0.19	39,984	11.525	232.06	601	76.4
25-Year Fixed	2	457,900	0.15	228,950	7.801	300.00	610	64.2
30-Year Fixed	365	59,360,044	19.79	162,630	8.097	358.88	596	73.0
30-Year Fixed - Second Lien	1	41,947	0.01	41,947	12.625	355.00	644	99.9
30-Year Fixed - Credit Comeback	11	1,698,461	0.57	154,406	9.059	358.75	601	72.6
40-Year Fixed	86	17,637,864	5.88	205,091	7.924	479.62	585	72.1
40-Year Fixed - Credit Comeback	2	545,500	0.18	272,750	8.529	480.00	539	83.6
30-Year Fixed - 60-month Interest Only	15	2,643,040	0.88	176,203	7.868	358.11	638	77.7
30/15-Year Fixed Balloon - Second Lien	124	5,508,800	1.84	44,426	11.559	175.27	641	94.6
40/30-Year Fixed Balloon	13	2,637,194	0.88	202,861	8.030	359.71	589	70.3
Total	1,768	300,000,064	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 360	803	140,283,186	46.76	174,699	8.665	359.03	601	81.2
ARM 480	277	63,916,578	21.31	230,746	8.110	479.90	582	76.4
Fixed 120	5	271,010	0.09	54,202	10.528	118.27	610	64.0
Fixed 180	162	8,221,470	2.74	50,750	10.909	172.42	627	85.1
Fixed 240	26	2,285,871	0.76	87,918	8.501	237.94	614	68.1
Fixed 300	2	457,900	0.15	228,950	7.801	300.00	610	64.2
Fixed 360	405	66,380,685	22.13	163,903	8.113	358.88	597	73.1
Fixed 480	88	18,183,364	6.06	206,629	7.942	479.63	583	72.5
Total	1,768	300,000,064	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	49	879,528	0.29	17,950	12.274	175.81	595	78.7
25,000.01 - 50,000.00	66	2,542,875	0.85	38,528	11.524	215.39	614	87.9
50,000.01 - 75,000.00	189	11,834,209	3.94	62,615	10.631	312.20	605	83.5
75,000.01 - 100,000.00	203	17,675,357	5.89	87,071	9.445	356.69	598	79.6
100,000.01 - 150,000.00	388	48,479,940	16.16	124,948	8.911	374.71	594	79.2
150,000.01 - 200,000.00	296	51,552,202	17.18	174,163	8.395	385.36	593	77.0
200,000.01 - 250,000.00	226	50,788,385	16.93	224,727	8.221	391.12	594	77.4
250,000.01 - 300,000.00	127	34,989,451	11.66	275,507	8.011	396.34	599	77.5
300,000.01 - 350,000.00	112	36,312,384	12.10	324,218	7.843	407.01	592	76.1
350,000.01 - 400,000.00	69	26,079,770	8.69	377,968	7.731	406.55	598	75.6
400,000.01 - 450,000.00	32	13,170,164	4.39	411,568	7.866	416.18	596	80.9
450,000.01 - 500,000.00	7	3,351,800	1.12	478,829	7.920	394.15	576	68.9
500,000.01 - 550,000.00	2	1,044,000	0.35	522,000	7.909	422.07	673	81.7
600,000.01 - 650,000.00	2	1,300,000	0.43	650,000	9.300	480.00	679	78.3
Total	1,768	300,000,064	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	24	2,451,597	0.82	102,150	9.492	353.45	578	84.0
Alaska	11	1,836,590	0.61	166,963	8.218	386.96	595	81.3
Arizona	62	9,529,777	3.18	153,706	8.547	376.22	597	79.3
Arkansas	9	1,062,826	0.35	118,092	8.835	350.64	594	83.3
California	273	70,353,920	23.45	257,707	7.729	410.58	594	72.0
Colorado	29	5,000,743	1.67	172,439	8.669	381.48	618	85.8
Connecticut	24	4,749,320	1.58	197,888	8.549	382.06	593	74.0
Delaware	3	365,747	0.12	121,916	8.362	410.22	600	91.2
District of Columbia	6	1,618,664	0.54	269,777	8.298	403.19	596	54.0
Florida	159	26,125,710	8.71	164,313	8.492	390.63	603	75.1
Georgia	103	15,316,738	5.11	148,706	8.967	370.45	601	84.7
Hawaii	9	2,800,175	0.93	311,131	7.497	431.71	610	77.4
Idaho	10	1,547,504	0.52	154,750	8.193	346.30	601	82.0
Illinois	53	7,459,920	2.49	140,753	9.154	364.92	602	84.5
Indiana	28	2,254,633	0.75	80,523	10.422	344.29	596	87.6
Iowa	7	814,452	0.27	116,350	9.928	344.55	611	91.4
Kansas	10	1,042,381	0.35	104,238	9.422	386.16	579	89.6
Kentucky	13	1,427,408	0.48	109,801	9.949	358.72	583	89.0
Louisiana	19	2,514,570	0.84	132,346	9.148	352.65	608	85.5
Maine	7	990,500	0.33	141,500	7.852	392.41	609	68.4
Maryland	60	11,439,250	3.81	190,654	8.146	382.23	586	77.0
Massachusetts	38	7,502,363	2.50	197,431	8.540	373.42	605	73.9
Michigan	47	4,821,846	1.61	102,592	9.578	373.10	595	83.6
Minnesota	23	3,402,209	1.13	147,922	9.112	367.90	597	86.9
Mississippi	24	2,748,342	0.92	114,514	9.000	359.69	597	87.2
Missouri	44	4,553,495	1.52	103,489	9.181	369.43	593	85.4
Montana	5	619,640	0.21	123,928	9.785	389.28	632	83.1
Nebraska	3	251,900	0.08	83,967	9.319	360.00	681	84.3
Nevada	23	4,350,135	1.45	189,136	8.086	393.51	601	83.2
New Hampshire	8	1,572,935	0.52	196,617	8.130	386.02	572	86.2
New Jersey	72	16,338,895	5.45	226,929	8.287	388.64	600	77.1
New Mexico	16	2,336,404	0.78	146,025	8.298	393.69	590	76.6
New York	69	16,802,844	5.60	243,519	7.968	394.87	587	72.1
North Carolina	43	5,964,821	1.99	138,717	9.539	372.72	587	83.3
North Dakota	2	267,406	0.09	133,703	10.005	356.87	565	90.3
Ohio	35	2,900,968	0.97	82,885	10.391	360.13	585	89.1
Oklahoma	11	952,453	0.32	86,587	9.167	365.36	599	88.7
Oregon	32	5,917,043	1.97	184,908	8.255	394.69	591	81.2
Pennsylvania	43	4,616,945	1.54	107,371	9.156	361.92	604	82.0
Rhode Island	4	543,590	0.18	135,898	8.305	358.35	593	58.3
South Carolina	24	2,806,509	0.94	116,938	9.853	382.41	584	85.0
South Dakota	2	204,135	0.07	102,068	9.730	360.00	633	78.4
Tennessee	29	3,000,954	1.00	103,481	9.009	357.45	597	85.5
Texas	113	12,749,503	4.25	112,827	8.889	350.10	582	77.0
Utah	18	3,322,805	1.11	184,600	8.169	367.99	597	79.3
Vermont	9	1,365,514	0.46	151,724	7.938	367.96	587	79.8
Virginia	46	7,938,930	2.65	172,585	8.362	373.53	610	81.2
Washington	46	9,130,307	3.04	198,485	8.304	387.82	597	80.3
West Virginia	5	319,659	0.11	63,932	10.493	357.43	589	93.6
Wisconsin	14	1,817,072	0.61	129,791	9.119	383.61	592	85.3
Wyoming	1	178,020	0.06	178,020	6.625	480.00	574	90.0
Total	1,768	300,000,064	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Group 1 Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	107	16,586,210	5.53	155,011	7.895	383.70	582	39.7
50.01 - 55.00	57	11,652,403	3.88	204,428	7.532	390.14	573	52.9
55.01 - 60.00	55	11,106,821	3.70	201,942	7.814	406.46	569	57.7
60.01 - 65.00	98	18,183,343	6.06	185,544	7.844	399.44	582	63.3
65.01 - 70.00	121	22,229,131	7.41	183,712	7.944	388.06	581	68.4
70.01 - 75.00	146	28,557,322	9.52	195,598	7.839	393.76	590	73.6
75.01 - 80.00	296	52,491,137	17.50	177,335	8.318	386.24	600	79.2
80.01 - 85.00	216	39,793,871	13.26	184,231	8.466	394.28	598	84.4
85.01 - 90.00	348	61,609,822	20.54	177,040	8.920	388.14	604	89.5
90.01 - 95.00	180	26,744,254	8.91	148,579	9.153	372.11	606	94.6
95.01 - 100.00	144	11,045,752	3.68	76,707	10.493	301.16	633	99.8
Total	1,768	300,000,064	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	105	16,259,710	5.42	154,854	7.904	384.18	580	39.6
50.01 - 55.00	57	11,652,403	3.88	204,428	7.532	390.14	573	52.9
55.01 - 60.00	52	10,531,821	3.51	202,535	7.785	404.73	571	57.8
60.01 - 65.00	96	17,903,043	5.97	186,490	7.818	398.04	581	63.2
65.01 - 70.00	122	22,416,208	7.47	183,739	7.959	390.22	581	68.3
70.01 - 75.00	143	27,717,322	9.24	193,827	7.886	392.16	590	73.5
75.01 - 80.00	238	44,140,956	14.71	185,466	8.211	391.61	592	78.9
80.01 - 85.00	213	39,128,938	13.04	183,704	8.454	394.87	599	84.2
85.01 - 90.00	351	61,733,010	20.58	175,878	8.946	388.07	604	89.4
90.01 - 95.00	184	27,317,912	9.11	148,467	9.142	372.55	606	94.3
95.01 - 100.00	207	21,198,742	7.07	102,409	9.526	332.35	635	90.2
Total	1,768	300,000,064	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	2	332,000	0.11	166,000	4.833	400.48	588	63.5
5.001 - 5.500	2	712,000	0.24	356,000	5.292	480.00	576	66.1
5.501 - 6.000	18	5,268,111	1.76	292,673	5.884	440.55	604	70.6
6.001 - 6.500	53	14,234,256	4.74	268,571	6.359	409.70	606	70.3
6.501 - 7.000	139	32,214,882	10.74	231,762	6.819	391.84	607	71.4
7.001 - 7.500	178	38,059,005	12.69	213,815	7.326	384.98	597	70.5
7.501 - 8.000	218	43,664,363	14.55	200,295	7.795	393.26	595	75.6
8.001 - 8.500	178	34,299,554	11.43	192,694	8.328	392.18	595	78.5
8.501 - 9.000	197	36,950,573	12.32	187,566	8.787	392.22	593	80.8
9.001 - 9.500	156	27,994,394	9.33	179,451	9.279	394.48	595	80.7
9.501 - 10.000	182	26,421,029	8.81	145,170	9.799	383.88	580	84.2
10.001 - 10.500	125	15,649,324	5.22	125,195	10.289	375.89	590	87.3
10.501 - 11.000	113	11,384,819	3.79	100,751	10.781	340.06	602	87.1
11.001 - 11.500	55	3,611,973	1.20	65,672	11.310	300.04	601	86.6
11.501 - 12.000	57	3,992,152	1.33	70,038	11.791	294.71	607	86.6
12.001 - 12.500	41	2,702,755	0.90	65,921	12.229	298.64	601	89.2
12.501 - 13.000	28	1,420,627	0.47	50,737	12.711	273.33	612	88.5
13.001 - 13.500	15	625,494	0.21	41,700	13.281	256.29	586	71.0
13.501 - 14.000	5	259,208	0.09	51,842	13.765	310.80	618	91.1
Greater than 14.000	6	203,547	0.07	33,924	14.706	293.98	621	80.9
Total	1,768	300,000,064	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	1,355	224,029,484	74.68	165,335	8.442	385.56	595	77.8
Planned Unit Development	227	41,202,449	13.73	181,509	8.430	375.71	599	81.2
Low-Rise Condominium	120	18,760,213	6.25	156,335	8.632	393.22	602	78.8
Two Family Home	51	10,709,252	3.57	209,985	8.025	392.71	587	66.7
Three Family Home	8	2,698,450	0.90	337,306	8.694	417.44	602	73.5
Four Family Home	4	2,059,000	0.69	514,750	9.164	463.22	647	75.5
High-Rise Condominium	3	541,217	0.18	180,406	6.669	359.81	636	77.4
Total	1,768	300,000,064	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	1,113	213,227,598	71.08	191,579	8.189	392.03	593	75.1
Purchase	373	45,015,945	15.01	120,686	9.685	371.82	612	88.5
Refinance - Rate/Term	282	41,756,521	13.92	148,073	8.387	368.46	594	80.2
Total	1,768	300,000,064	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	1,601	275,082,670	91.69	171,819	8.350	385.87	592	77.8
Investment Property	134	19,662,190	6.55	146,733	9.414	388.50	639	78.4
Second Home	33	5,255,205	1.75	159,249	9.557	367.37	630	79.8
Total	1,768	300,000,064	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	13	654,398	0.22	50,338	10.273	104.83	592	67.0
121 - 180	154	7,838,082	2.61	50,897	10.949	176.19	630	85.8
181 - 300	35	3,157,596	1.05	90,217	8.955	252.19	608	68.4
301 - 360	1,201	206,250,046	68.75	171,732	8.479	359.14	600	78.6
Greater than 360	365	82,099,942	27.37	224,931	8.073	479.84	582	75.5
Total	1,768	300,000,064	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	1,224	194,502,798	64.83	158,908	8.339	385.43	591	79.9
Stated Income	544	105,497,267	35.17	193,929	8.630	386.24	604	74.1
Total	1,768	300,000,064	100.00

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
781 - 800	2	433,500	0.14	216,750	7.756	438.89	790	77.1
761 - 780	1	46,418	0.02	46,418	12.000	174.00	767	83.2
741 - 760	4	340,328	0.11	85,082	8.372	303.95	750	70.9
721 - 740	14	2,495,268	0.83	178,233	9.529	362.85	731	81.7
701 - 720	19	3,031,036	1.01	159,528	8.440	359.05	708	85.2
681 - 700	40	5,605,113	1.87	140,128	8.111	360.63	689	80.0
661 - 680	83	14,230,714	4.74	171,454	8.441	375.94	671	81.7
641 - 660	156	23,394,507	7.80	149,965	8.334	360.57	650	81.0
621 - 640	205	34,902,307	11.63	170,255	8.140	373.95	630	80.3
601 - 620	284	49,267,538	16.42	173,477	8.405	379.92	610	81.8
581 - 600	291	53,365,627	17.79	183,387	8.432	382.14	590	78.9
561 - 580	236	40,082,834	13.36	169,843	8.448	397.12	571	78.6
541 - 560	200	35,533,208	11.84	177,666	8.591	408.39	551	73.1
521 - 540	142	23,606,809	7.87	166,245	8.680	405.34	532	69.1
501 - 520	88	13,291,352	4.43	151,038	8.717	400.08	511	66.2
500 or Less	3	373,506	0.12	124,502	7.858	359.10	500	62.5
Total	1,768	300,000,064	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	1,367	227,837,814	75.95	166,670	8.494	382.17	604	80.6
A-	132	24,686,502	8.23	187,019	8.169	390.69	578	73.2
B	155	26,841,111	8.95	173,168	8.194	396.98	572	69.6
C	82	15,579,206	5.19	189,990	8.390	401.48	562	63.6
C-	13	2,102,089	0.70	161,699	8.805	393.98	567	64.4
D	19	2,953,342	0.98	155,439	8.907	426.31	545	60.1
Total	1,768	300,000,064	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	657	99,925,865	33.31	152,094	8.786	375.74	599	78.4
12	90	20,460,467	6.82	227,339	8.216	390.72	592	74.1
24	756	138,630,049	46.21	183,373	8.353	396.79	592	79.4
30	1	204,250	0.07	204,250	8.990	346.00	645	95.0
36	264	40,779,434	13.59	154,468	8.007	370.21	602	72.8
Total	1,768	300,000,064	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	21	4,057,764	1.99	193,227	8.565	351.73	576	78.4
7 - 12	11	14	2,089,777	1.02	149,270	8.326	347.33	594	78.8
13 - 18	14	18	2,627,973	1.29	145,998	8.157	350.17	591	79.8
19 - 24	24	974	184,199,941	90.21	189,117	8.537	398.45	595	80.1
25 - 31	25	1	80,495	0.04	80,495	9.000	349.00	541	75.0
32 - 37	36	29	5,787,742	2.83	199,577	8.000	400.93	602	77.2
38 or Greater	60	23	5,356,072	2.62	232,873	7.609	415.09	602	70.7
Total		1,080	204,199,764	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	1	251,700	0.12	251,700	7.750	480.00	594	95.0
3.001 - 4.000	3	187,439	0.09	62,480	9.968	359.52	599	85.8
4.001 - 5.000	25	4,896,598	2.40	195,864	7.572	394.18	617	76.1
5.001 - 6.000	96	19,743,580	9.67	205,662	7.688	398.07	590	72.5
6.001 - 7.000	658	126,164,114	61.78	191,739	8.433	398.44	600	80.7
7.001 - 8.000	272	49,284,549	24.14	181,193	9.014	393.38	583	80.0
8.001 - 9.000	21	3,337,152	1.63	158,912	8.749	386.34	591	82.3
9.001 - 10.000	1	86,855	0.04	86,855	9.500	339.00	563	99.5
10.001 - 11.000	2	169,757	0.08	84,878	11.968	353.55	587	95.0
11.001 - 12.000	1	78,021	0.04	78,021	12.090	348.00	540	90.0
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.722%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
11.501 - 12.000	3	652,000	0.32	217,333	5.332	369.82	604	71.6
12.001 - 12.500	3	1,027,854	0.50	342,618	5.602	479.69	621	70.4
12.501 - 13.000	28	7,323,568	3.59	261,556	6.194	422.71	608	68.0
13.001 - 13.500	45	11,978,028	5.87	266,178	6.499	414.88	588	72.1
13.501 - 14.000	80	20,229,831	9.91	252,873	6.929	402.71	601	75.2
14.001 - 14.500	83	19,197,664	9.40	231,297	7.414	393.25	599	78.0
14.501 - 15.000	109	22,745,683	11.14	208,676	7.964	395.93	603	79.1
15.001 - 15.500	124	25,433,390	12.46	205,108	8.446	396.88	591	79.0
15.501 - 16.000	165	31,801,428	15.57	192,736	8.929	397.73	590	81.3
16.001 - 16.500	120	22,745,838	11.14	189,549	9.358	401.39	598	81.7
16.501 - 17.000	125	18,590,454	9.10	148,724	9.846	391.28	581	85.1
17.001 - 17.500	83	10,820,955	5.30	130,373	10.291	377.31	592	88.2
17.501 - 18.000	53	6,345,934	3.11	119,735	10.784	374.96	601	85.2
18.001 - 18.500	23	1,820,840	0.89	79,167	11.311	368.75	591	85.7
18.501 - 19.000	18	1,919,484	0.94	106,638	11.793	359.95	618	85.2
19.001 - 19.500	7	587,210	0.29	83,887	12.195	358.02	588	90.2
Greater than 19.500	11	979,604	0.48	89,055	13.222	364.34	605	79.8
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.375%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	14	3,407,350	1.67	243,382	8.218	360.00	581	76.3
1.500	846	159,288,130	78.01	188,284	8.505	401.16	596	80.8
2.000	10	2,094,442	1.03	209,444	8.663	353.25	586	81.4
3.000	210	39,409,843	19.30	187,666	8.450	385.02	591	75.6
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.786%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	197	37,596,446	18.41	190,845	8.468	379.22	589	75.8
1.500	882	166,499,818	81.54	188,775	8.495	400.87	596	80.6
2.000	1	103,500	0.05	103,500	10.150	360.00	543	90.0
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.408%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.001 - 5.000	2	332,000	0.16	166,000	4.833	400.48	588	63.5
5.001 - 6.000	20	5,980,111	2.93	299,006	5.813	445.24	601	70.1
6.001 - 7.000	113	29,941,413	14.66	264,968	6.641	409.81	600	74.2
7.001 - 8.000	184	41,513,776	20.33	225,618	7.571	395.78	600	77.0
8.001 - 9.000	276	55,261,473	27.06	200,223	8.590	397.23	594	80.2
9.001 - 10.000	273	46,470,472	22.76	170,222	9.529	395.14	588	83.1
Greater than 10.000	212	24,700,518	12.10	116,512	10.803	373.66	596	86.3
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.488%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
May 2007	1	22,674	0.01	22,674	11.875	277.00	503	80.0
July 2007	2	118,586	0.06	59,293	11.239	324.55	567	91.6
August 2007	2	219,336	0.11	109,668	12.234	281.37	581	78.5
September 2007	3	251,818	0.12	83,939	10.148	319.44	534	82.4
October 2007	13	3,445,350	1.69	265,027	8.101	360.00	580	77.6
February 2008	3	441,187	0.22	147,062	8.892	346.00	630	90.5
March 2008	3	514,857	0.25	171,619	7.311	347.00	585	78.5
April 2008	8	1,133,733	0.56	141,717	8.568	348.00	584	74.3
May 2008	4	743,130	0.36	185,783	8.212	349.00	576	75.8
June 2008	7	1,109,060	0.54	158,437	7.755	354.88	614	77.6
July 2008	2	150,816	0.07	75,408	8.679	346.08	613	77.9
August 2008	3	338,801	0.17	112,934	8.454	344.07	557	89.8
September 2008	2	286,166	0.14	143,083	8.941	344.30	573	87.8
November 2008	5	773,485	0.38	154,697	8.683	382.49	582	84.0
December 2008	9	1,030,578	0.50	114,509	10.354	353.41	586	90.1
January 2009	5	593,213	0.29	118,643	8.990	357.00	596	74.7
February 2009	30	4,185,768	2.05	139,526	8.970	375.04	591	82.9
March 2009	98	19,118,553	9.36	195,087	8.646	377.67	601	79.3
April 2009	826	158,173,346	77.46	191,493	8.503	401.94	595	80.1
May 2009	2	405,495	0.20	202,747	6.796	454.00	567	82.2
March 2010	8	1,606,131	0.79	200,766	8.488	406.20	605	74.1
April 2010	21	4,181,611	2.05	199,124	7.812	398.91	601	78.3
March 2012	3	824,147	0.40	274,716	7.260	359.00	628	65.3
April 2012	20	4,531,925	2.22	226,596	7.673	425.29	597	71.6
Total	1,080	204,199,764	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is April 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,565	253,374,223	84.46	161,900	8.529	390.56	592	76.9
60	198	45,641,092	15.21	230,511	7.970	359.37	618	83.0
120	5	984,750	0.33	196,950	7.619	359.57	634	70.8
Total	1,768	300,000,064	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	20	5,928,393	0.89	296,420	8.883	359.88	594	85.0
15-Year 1-year CMT	1	13,227	0.00	13,227	12.750	96.00	539	45.0
2/28 6-month LIBOR	843	157,892,087	23.69	187,298	9.230	359.52	589	81.0
2/38 6-month LIBOR	431	111,313,708	16.70	258,268	8.943	479.81	571	79.3
2/28 6-month LIBOR - 120-month Interest Only	1	279,300	0.04	279,300	8.000	359.00	766	82.1
2/28 6-month LIBOR - 60-month Interest Only	143	50,531,383	7.58	353,366	8.081	359.03	645	85.4
2/28 6-month LIBOR - 40/30-Year Balloon	43	10,724,435	1.61	249,405	8.550	359.23	591	77.7
3/27 6-month LIBOR	31	5,375,044	0.81	173,389	9.149	357.09	585	80.6
3/37 6-month LIBOR	15	3,377,856	0.51	225,190	8.694	480.00	594	77.2
3/27 6-month LIBOR - 120-month Interest Only	1	277,000	0.04	277,000	6.125	359.00	702	79.1
3/27 6-month LIBOR - 60-month Interest Only	10	2,891,375	0.43	289,138	8.135	359.76	644	83.3
3/27 12-month LIBOR - 36-month Interest Only	2	296,150	0.04	148,075	6.480	352.68	662	83.1
3/27 12-month LIBOR - 84-month Interest Only	1	175,950	0.03	175,950	6.125	346.00	737	85.0
3/27 6-month LIBOR - 40/30-Year Balloon	1	190,000	0.03	190,000	9.113	360.00	637	71.7
5/25 12-month LIBOR	2	529,071	0.08	264,536	6.035	359.36	573	82.1
5/25 6-month LIBOR	26	3,649,514	0.55	140,366	8.004	358.88	630	73.5
5/35 12-month LIBOR	9	2,159,139	0.32	239,904	6.151	478.55	643	83.5
5/35 6-month LIBOR	13	3,915,050	0.59	301,158	7.329	480.00	588	76.0
5/25 6-month LIBOR - 120-month Interest Only	198	57,120,376	8.57	288,487	6.249	359.36	686	79.5
5/25 12-month LIBOR - 120-month Interest Only	56	13,763,510	2.06	245,777	6.370	359.32	651	86.7
5/25 12-month LIBOR - 60-month Interest Only	10	2,360,968	0.35	236,097	6.298	357.50	660	81.9
5/35 12-month LIBOR - 120-month Interest Only	8	2,074,047	0.31	259,256	6.132	479.09	700	79.4
5/35 12-month LIBOR - 60-month Interest Only	1	216,000	0.03	216,000	6.000	479.00	683	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	348,000	0.05	348,000	6.250	358.00	649	80.0
7/33 12-month LIBOR - 120-month Interest Only	2	373,592	0.06	186,796	7.286	479.57	688	79.7
10/30 12-month LIBOR	1	127,825	0.02	127,825	6.375	477.00	693	80.0
10/20 12-month LIBOR - 120-month Interest Only	1	221,250	0.03	221,250	6.500	359.00	660	75.0
10-Year Fixed	3	218,226	0.03	72,742	9.761	119.66	562	71.2
10-Year Fixed - Second Lien	1	3,719	0.00	3,719	11.750	16.00	633	84.8
15-Year Fixed	30	4,233,411	0.64	141,114	7.952	177.70	586	64.7
15-Year Fixed - Second Lien	4	114,138	0.02	28,534	11.263	173.88	632	95.8
15-Year Fixed - Credit Comeback	6	512,072	0.08	85,345	8.256	171.84	578	69.8
20-Year Fixed	13	1,957,142	0.29	150,549	8.032	239.96	601	72.9
20-Year Fixed - Second Lien	11	373,568	0.06	33,961	11.400	220.51	576	89.7
25-Year Fixed	2	287,500	0.04	143,750	8.553	300.00	553	79.8
30-Year Fixed	739	124,219,522	18.64	168,091	8.431	359.07	592	76.1
30-Year Fixed - Credit Comeback	61	8,988,872	1.35	147,359	9.348	358.89	578	78.4
40-Year Fixed	217	50,368,010	7.56	232,111	8.135	479.24	581	77.7

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
40-Year Fixed - Credit Comeback	22	3,083,366	0.46	140,153	8.894	478.43	571	78.3
30-Year Fixed - 60-month Interest Only	37	12,301,690	1.85	332,478	7.417	359.21	625	81.1
30/15-Year Fixed Balloon - Second Lien	450	22,311,348	3.35	49,581	11.419	175.49	653	99.3
40/30-Year Fixed Balloon	7	1,434,891	0.22	204,984	8.726	359.55	597	74.3
Total	3,474	666,531,725	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 180	1	13,227	0.00	13,227	12.750	96.00	539	45.0
ARM 360	1,390	312,553,806	46.89	224,859	8.277	359.32	621	81.5
ARM 480	480	123,557,217	18.54	257,411	8.776	479.78	576	79.2
Fixed 120	4	221,945	0.03	55,486	9.795	117.92	563	71.4
Fixed 180	490	27,170,970	4.08	55,451	10.818	175.76	641	93.3
Fixed 240	24	2,330,710	0.35	97,113	8.572	236.85	597	75.6
Fixed 300	2	287,500	0.04	143,750	8.553	300.00	553	79.8
Fixed 360	844	146,944,974	22.05	174,105	8.405	359.08	594	76.6
Fixed 480	239	53,451,376	8.02	223,646	8.179	479.19	581	77.8
Total	3,474	666,531,725	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	82	1,506,749	0.23	18,375	11.510	170.38	601	94.7
25,000.01 - 50,000.00	171	6,349,178	0.95	37,130	11.265	194.91	623	93.5
50,000.01 - 75,000.00	377	23,949,494	3.59	63,527	10.685	267.60	624	87.0
75,000.01 - 100,000.00	370	32,357,888	4.85	87,454	9.623	351.47	588	79.2
100,000.01 - 150,000.00	702	87,815,875	13.18	125,094	8.995	380.58	587	78.5
150,000.01 - 200,000.00	519	90,310,774	13.55	174,009	8.602	385.87	592	79.5
200,000.01 - 250,000.00	369	82,784,219	12.42	224,347	8.540	395.19	597	80.4
250,000.01 - 300,000.00	280	77,019,148	11.56	275,068	8.186	394.72	608	80.1
300,000.01 - 350,000.00	172	55,838,398	8.38	324,642	7.665	388.04	623	80.5
350,000.01 - 400,000.00	116	43,501,463	6.53	375,013	7.972	393.19	613	81.1
400,000.01 - 450,000.00	94	40,218,921	6.03	427,861	8.024	404.22	611	81.7
450,000.01 - 500,000.00	96	45,783,266	6.87	476,909	8.106	403.33	602	80.4
500,000.01 - 550,000.00	47	24,729,917	3.71	526,168	8.101	403.37	610	80.3
550,000.01 - 600,000.00	31	17,768,314	2.67	573,171	8.074	385.54	617	78.7
600,000.01 - 650,000.00	17	10,656,640	1.60	626,861	8.680	416.42	604	82.0
650,000.01 - 700,000.00	9	6,128,900	0.92	680,989	8.052	399.18	605	75.4
700,000.01 - 750,000.00	4	2,913,500	0.44	728,375	7.043	419.27	620	78.9
750,000.01 - 800,000.00	4	3,095,100	0.46	773,775	8.057	390.44	633	74.6
800,000.01 - 850,000.00	4	3,359,410	0.50	839,853	7.659	420.28	643	78.5
850,000.01 - 900,000.00	3	2,674,260	0.40	891,420	7.088	339.44	604	59.1
Greater than 900,000.00	7	7,770,312	1.17	1,110,045	7.390	359.16	672	73.2
Total	3,474	666,531,725	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	63	7,553,095	1.13	119,890	9.098	359.66	605	87.9
Alaska	7	1,098,800	0.16	156,971	9.029	382.97	558	75.2
Arizona	163	28,013,281	4.20	171,861	8.558	394.44	603	81.4
Arkansas	16	1,961,942	0.29	122,621	10.046	384.18	600	86.1
California	533	156,182,520	23.43	293,025	7.620	386.23	623	77.1
Colorado	47	10,183,191	1.53	216,664	8.696	390.79	602	81.2
Connecticut	43	9,229,573	1.38	214,641	8.726	393.47	595	80.9
Delaware	15	3,133,480	0.47	208,899	8.831	380.04	614	84.5
District of Columbia	12	3,600,901	0.54	300,075	7.779	409.41	625	73.3
Florida	453	81,160,888	12.18	179,163	8.651	379.89	607	80.9
Georgia	106	13,532,291	2.03	127,663	9.719	366.27	589	85.7
Hawaii	14	6,358,220	0.95	454,159	7.052	400.34	632	69.5
Idaho	26	4,126,643	0.62	158,717	8.770	378.27	603	86.1
Illinois	135	24,854,493	3.73	184,107	9.206	371.70	610	83.6
Indiana	27	3,075,950	0.46	113,924	9.503	356.49	603	85.2
Iowa	20	2,941,282	0.44	147,064	9.686	362.98	584	87.3
Kansas	9	1,249,180	0.19	138,798	10.404	387.09	577	88.4
Kentucky	22	2,099,182	0.31	95,417	9.565	341.11	564	81.0
Louisiana	55	7,352,440	1.10	133,681	9.380	367.82	576	86.7
Maine	9	1,754,049	0.26	194,894	8.159	366.94	577	75.9
Maryland	114	28,184,580	4.23	247,233	8.441	408.14	593	80.1
Massachusetts	54	13,309,937	2.00	246,480	8.887	395.06	596	82.0
Michigan	76	8,130,793	1.22	106,984	9.797	368.26	603	83.8
Minnesota	35	6,661,343	1.00	190,324	9.113	376.40	620	86.0
Mississippi	35	3,799,331	0.57	108,552	9.174	352.66	595	85.0
Missouri	70	8,202,289	1.23	117,176	9.359	366.79	581	83.9
Montana	14	2,643,623	0.40	188,830	8.284	389.18	611	76.3
Nebraska	7	747,777	0.11	106,825	9.098	351.61	582	81.7
Nevada	80	16,708,624	2.51	208,858	8.246	378.92	600	79.3
New Hampshire	19	3,178,980	0.48	167,315	7.771	373.00	590	76.6
New Jersey	88	21,752,993	3.26	247,193	8.979	386.64	591	77.5
New Mexico	17	2,373,321	0.36	139,607	8.805	416.20	570	78.9
New York	112	30,677,475	4.60	273,906	8.733	409.37	580	75.3
North Carolina	60	9,046,312	1.36	150,772	9.305	371.08	600	78.0
North Dakota	5	604,215	0.09	120,843	10.252	388.30	569	88.8
Ohio	42	4,880,947	0.73	116,213	9.062	352.61	601	86.3
Oklahoma	30	2,884,093	0.43	96,136	9.342	372.04	607	85.9
Oregon	34	6,488,495	0.97	190,838	8.136	400.65	592	77.7
Pennsylvania	112	16,478,872	2.47	147,133	8.988	371.70	576	79.4
Rhode Island	8	1,460,411	0.22	182,551	9.311	369.97	596	81.9
South Carolina	35	4,948,639	0.74	141,390	9.639	372.27	572	79.1
South Dakota	4	383,370	0.06	95,842	9.807	359.79	608	93.6
Tennessee	64	9,061,937	1.36	141,593	9.333	378.49	592	85.7
Texas	239	24,777,826	3.72	103,673	9.195	347.20	601	84.0
Utah	45	9,251,774	1.39	205,595	8.539	377.96	593	82.2
Vermont	3	602,300	0.09	200,767	9.360	360.00	559	85.0
Virginia	146	30,384,461	4.56	208,113	7.690	387.80	616	80.7
Washington	102	22,245,673	3.34	218,095	8.102	396.20	591	79.9
West Virginia	6	798,523	0.12	133,087	10.755	353.13	610	87.2
Wisconsin	35	5,233,815	0.79	149,538	9.651	374.94	596	85.3
Wyoming	8	1,167,595	0.18	145,949	9.183	366.13	599	85.4
Total	3,474	666,531,725	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Group 2 Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	178	28,137,407	4.22	158,075	8.142	385.32	568	40.4
50.01 - 55.00	63	13,750,131	2.06	218,256	7.649	397.89	574	52.8
55.01 - 60.00	92	17,229,219	2.58	187,274	7.953	385.21	568	57.5
60.01 - 65.00	149	30,728,158	4.61	206,229	8.245	403.59	577	63.4
65.01 - 70.00	190	41,972,258	6.30	220,907	8.290	392.21	578	68.6
70.01 - 75.00	226	48,324,344	7.25	213,825	8.394	399.45	574	73.8
75.01 - 80.00	773	177,155,837	26.58	229,180	7.607	382.15	630	79.5
80.01 - 85.00	356	74,555,265	11.19	209,425	8.695	395.57	585	84.3
85.01 - 90.00	593	126,779,495	19.02	213,793	8.893	395.33	602	89.6
90.01 - 95.00	308	62,750,722	9.41	203,736	9.295	382.57	616	94.8
95.01 - 100.00	546	45,148,889	6.77	82,690	10.573	287.29	645	100.0
Total	3,474	666,531,725	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	173	26,438,407	3.97	152,823	8.141	392.71	569	40.4
50.01 - 55.00	61	13,464,457	2.02	220,729	7.619	398.71	574	52.8
55.01 - 60.00	92	17,604,219	2.64	191,350	7.918	375.47	568	56.4
60.01 - 65.00	146	29,300,658	4.40	200,689	8.219	404.91	576	63.2
65.01 - 70.00	188	41,721,758	6.26	221,924	8.243	393.64	577	68.3
70.01 - 75.00	218	45,927,441	6.89	210,676	8.500	400.54	570	73.4
75.01 - 80.00	483	100,189,080	15.03	207,431	8.122	393.23	595	79.2
80.01 - 85.00	357	75,864,317	11.38	212,505	8.698	394.44	585	83.8
85.01 - 90.00	620	134,272,195	20.14	216,568	8.822	395.28	604	89.1
90.01 - 95.00	343	71,544,785	10.73	208,585	8.990	381.91	622	92.9
95.01 - 100.00	793	110,204,409	16.53	138,972	8.425	332.51	663	88.1
Total	3,474	666,531,725	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio/Combined Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	6	1,906,152	0.29	317,692	4.890	370.41	691	80.0
5.001 - 5.500	35	10,712,018	1.61	306,058	5.357	366.42	693	80.8
5.501 - 6.000	89	27,378,099	4.11	307,619	5.872	380.13	663	78.0
6.001 - 6.500	147	43,528,471	6.53	296,112	6.353	375.61	648	75.3
6.501 - 7.000	246	69,971,717	10.50	284,438	6.829	384.73	625	75.1
7.001 - 7.500	246	59,152,828	8.87	240,459	7.328	396.48	613	75.6
7.501 - 8.000	308	73,604,096	11.04	238,974	7.813	388.04	600	76.3
8.001 - 8.500	278	56,067,725	8.41	201,682	8.322	391.55	595	78.3
8.501 - 9.000	388	76,167,890	11.43	196,309	8.789	394.37	589	79.9
9.001 - 9.500	331	66,380,005	9.96	200,544	9.303	399.25	591	84.0
9.501 - 10.000	455	72,169,402	10.83	158,614	9.796	390.50	576	83.8
10.001 - 10.500	224	33,207,174	4.98	148,246	10.289	372.31	587	87.2
10.501 - 11.000	215	30,623,412	4.59	142,434	10.766	377.64	574	84.8
11.001 - 11.500	176	18,101,802	2.72	102,851	11.313	330.14	600	87.5
11.501 - 12.000	171	16,464,564	2.47	96,284	11.794	316.98	584	87.2
12.001 - 12.500	83	6,328,413	0.95	76,246	12.263	289.12	614	95.0
12.501 - 13.000	33	2,194,499	0.33	66,500	12.829	297.59	634	99.1
13.001 - 13.500	17	1,260,057	0.19	74,121	13.307	354.41	619	97.6
13.501 - 14.000	19	1,007,623	0.15	53,033	13.858	273.05	583	91.0
Greater than 14.000	7	305,780	0.05	43,683	14.621	263.37	620	94.4
Total	3,474	666,531,725	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	2,560	474,776,037	71.23	185,459	8.562	386.35	595	79.7
Planned Unit Development	501	106,757,965	16.02	213,090	8.522	374.31	611	82.7
Low-Rise Condominium	276	53,507,860	8.03	193,869	7.994	373.59	655	82.2
Two Family Home	87	19,019,038	2.85	218,610	8.487	380.99	616	77.4
High-Rise Condominium	17	5,324,863	0.80	313,227	7.859	356.04	656	72.1
Three Family Home	13	3,840,970	0.58	295,459	7.751	425.19	640	77.8
Manufactured Housing(1)	14	1,620,673	0.24	115,762	9.085	374.97	598	65.7
Four Family Home	6	1,684,320	0.25	280,720	7.159	382.92	695	74.4
Total	3,474	666,531,725	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	2,108	432,816,304	64.94	205,321	8.455	395.37	587	76.7
Purchase	1,190	198,470,265	29.78	166,782	8.755	357.36	639	87.7
Refinance - Rate/Term	176	35,245,156	5.29	200,257	7.519	379.05	620	80.1
Total	3,474	666,531,725	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	3,274	631,350,849	94.72	192,838	8.519	383.98	601	80.3
Investment Property	152	26,863,993	4.03	176,737	8.048	377.53	661	78.7
Second Home	48	8,316,883	1.25	173,268	8.153	341.67	644	74.1
Total	3,474	666,531,725	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	10	338,879	0.05	33,888	10.004	109.29	567	67.2
121 - 180	485	27,067,263	4.06	55,809	10.821	176.08	641	93.5
181 - 300	28	2,694,236	0.40	96,223	8.669	243.58	592	76.3
301 - 360	2,232	459,422,755	68.93	205,835	8.317	359.26	612	80.0
Greater than 360	719	177,008,593	26.56	246,187	8.596	479.60	578	78.8
Total	3,474	666,531,725	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	2,408	424,594,759	63.70	176,327	8.584	387.76	587	80.4
Stated Income	777	166,795,126	25.02	214,666	9.267	378.85	612	79.1
Reduced	158	42,094,708	6.32	266,422	6.260	367.38	694	80.1
Full/Alternative	92	22,273,441	3.34	242,103	6.225	368.12	661	84.6
Streamlined	3	777,071	0.12	259,024	6.183	359.56	626	81.4
No Income/No Asset	4	1,153,964	0.17	288,491	6.715	396.00	678	84.0
Stated Income/Stated Asset	32	8,842,656	1.33	276,333	6.447	359.05	677	80.8
Total	3,474	666,531,725	100.00

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
801 - 820	3	516,898	0.08	172,299	7.605	323.00	811	84.1
781 - 800	12	2,113,270	0.32	176,106	7.439	392.66	786	82.2
761 - 780	22	3,845,252	0.58	174,784	7.330	334.53	769	80.0
741 - 760	33	5,627,235	0.84	170,522	6.715	341.65	749	81.8
721 - 740	51	10,123,196	1.52	198,494	7.368	349.05	730	83.9
701 - 720	90	17,112,728	2.57	190,141	6.977	347.00	710	81.7
681 - 700	149	32,594,476	4.89	218,755	7.236	358.31	689	82.9
661 - 680	202	40,801,737	6.12	201,989	7.934	351.65	669	83.2
641 - 660	350	68,803,977	10.32	196,583	8.173	362.98	650	83.6
621 - 640	356	73,556,993	11.04	206,621	8.289	371.36	631	83.7
601 - 620	409	86,206,678	12.93	210,774	8.517	386.27	610	83.8
581 - 600	399	73,224,876	10.99	183,521	8.815	389.39	590	83.0
561 - 580	404	69,512,125	10.43	172,060	8.911	396.79	570	78.9
541 - 560	386	73,639,238	11.05	190,775	8.754	405.38	551	76.3
521 - 540	346	62,701,339	9.41	181,218	9.305	404.25	531	73.4
501 - 520	251	44,609,835	6.69	177,728	9.180	408.11	512	69.2
500 or Less	11	1,541,870	0.23	140,170	9.264	397.74	500	69.3
Total	3,474	666,531,725	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	2,725	523,376,119	78.52	192,065	8.394	378.67	615	82.7
A-	215	44,066,860	6.61	204,962	8.735	402.14	573	77.1
B	281	54,437,838	8.17	193,729	8.854	400.36	560	71.1
C	212	38,290,018	5.74	180,613	9.038	397.25	554	66.2
C-	17	2,840,309	0.43	167,077	8.138	371.71	573	60.8
D	24	3,520,582	0.53	146,691	9.317	408.90	546	58.7
Total	3,474	666,531,725	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,141	207,057,724	31.06	181,470	8.692	374.28	612	80.9
6	4	748,720	0.11	187,180	7.004	357.62	680	80.0
12	189	53,666,657	8.05	283,951	8.584	400.51	603	77.9
24	1,136	216,842,844	32.53	190,883	8.847	386.80	594	82.5
30	1	163,392	0.02	163,392	5.875	359.00	709	80.0
36	247	47,714,042	7.16	193,174	7.989	376.59	629	79.3
60	756	140,338,346	21.06	185,633	7.810	386.53	598	76.7
Total	3,474	666,531,725	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	24	$6,480,163	1.49	$270,007	8.859	358.19	595	85.8
7 - 12	12	13	$3,169,057	0.73	$243,774	8.545	346.56	644	80.3
13 - 18	15	26	$5,837,256	1.34	$224,510	8.566	378.19	617	83.2
19 - 24	24	1,426	$322,111,804	73.86	$225,885	8.942	400.77	591	80.9
25 - 31	26	3	$276,199	0.06	$92,066	10.638	350.09	599	96.4
32 - 37	36	51	$11,391,429	2.61	$223,361	8.649	395.35	605	79.4
38 or Greater	60	328	$86,858,341	19.92	$264,812	6.390	371.52	671	80.4
Total		1,871	436,124,249	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.001 - 2.000	1	81,600	0.02	81,600	11.875	360.00	572	85.0
2.001 - 3.000	269	70,573,922	16.18	262,357	6.220	366.96	682	81.2
3.001 - 4.000	20	4,816,774	1.10	240,839	7.223	367.58	672	89.0
4.001 - 5.000	38	7,065,061	1.62	185,923	8.453	396.31	588	77.8
5.001 - 6.000	174	37,332,006	8.56	214,552	8.494	394.87	593	76.1
6.001 - 7.000	1,272	290,448,734	66.60	228,340	8.852	400.29	591	80.7
7.001 - 8.000	77	21,917,480	5.03	284,643	9.457	391.61	612	88.3
8.001 - 9.000	10	2,676,830	0.61	267,683	10.455	402.21	620	91.8
9.001 - 10.000	6	698,215	0.16	116,369	11.053	352.31	586	92.8
10.001 - 11.000	3	272,307	0.06	90,769	11.496	346.44	583	94.3
11.001 - 12.000	1	241,320	0.06	241,320	11.350	359.00	570	85.0
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 5.850%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
9.001 - 10.000	4	1,445,452	0.33	361,363	4.885	359.31	688	80.0
10.001 - 10.500	6	1,309,581	0.30	218,264	5.379	359.18	669	82.6
10.501 - 11.000	28	7,383,049	1.69	263,680	5.829	400.87	663	83.3
11.001 - 11.500	63	17,231,116	3.95	273,510	5.878	367.73	687	81.7
11.501 - 12.000	69	18,702,291	4.29	271,048	6.122	363.90	675	80.8
12.001 - 12.500	64	15,987,363	3.67	249,803	6.499	363.69	679	80.4
12.501 - 13.000	57	16,988,843	3.90	298,050	6.668	375.08	666	76.9
13.001 - 13.500	51	15,270,903	3.50	299,429	6.735	391.04	639	77.5
13.501 - 14.000	84	26,821,481	6.15	319,303	7.031	391.90	624	76.8
14.001 - 14.500	108	28,068,960	6.44	259,898	7.470	400.80	608	75.0
14.501 - 15.000	173	44,368,895	10.17	256,468	7.959	394.78	598	77.6
15.001 - 15.500	149	34,577,519	7.93	232,064	8.416	401.74	597	79.8
15.501 - 16.000	217	49,031,106	11.24	225,950	8.865	400.28	586	80.3
16.001 - 16.500	224	49,856,175	11.43	222,572	9.336	402.24	594	84.2
16.501 - 17.000	249	47,672,291	10.93	191,455	9.790	400.80	572	83.4
17.001 - 17.500	125	22,340,015	5.12	178,720	10.302	388.91	585	87.3
17.501 - 18.000	106	21,702,837	4.98	204,744	10.769	403.07	568	83.5
18.001 - 18.500	41	7,184,889	1.65	175,241	11.273	403.00	590	84.2
18.501 - 19.000	30	5,718,456	1.31	190,615	11.795	379.64	558	84.0
19.001 - 19.500	14	2,400,198	0.55	171,443	12.264	406.03	587	89.2
Greater than 19.500	9	2,062,830	0.47	229,203	13.319	439.00	623	96.5
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.110%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	28	7,012,843	1.61	250,459	8.933	364.14	593	83.9
1.500	1,337	301,351,390	69.10	225,394	8.976	401.91	591	81.3
2.000	12	2,042,092	0.47	170,174	6.568	380.92	636	77.1
3.000	218	53,195,870	12.20	244,018	8.213	386.29	605	77.2
5.000	113	27,733,662	6.36	245,431	6.410	378.35	663	83.8
6.000	163	44,788,393	10.27	274,775	6.159	359.42	693	80.2
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.362%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	209	50,036,340	11.47	239,408	8.302	379.44	610	78.8
1.500	1,399	317,718,660	72.85	227,104	8.899	401.09	593	81.0
2.000	260	67,860,899	15.56	261,003	6.249	367.92	680	81.7
6.000	3	508,350	0.12	169,450	8.694	394.24	663	86.9
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.526%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	266	70,071,681	16.07	263,427	6.216	367.02	681	81.2
3.001 - 4.000	18	4,294,674	0.98	238,593	7.119	368.50	677	88.6
4.001 - 5.000	2	273,244	0.06	136,622	8.152	348.15	747	80.0
5.001 - 6.000	10	5,275,029	1.21	527,503	5.774	404.64	616	71.9
6.001 - 7.000	100	34,099,674	7.82	340,997	6.680	394.96	627	75.5
7.001 - 8.000	266	68,461,404	15.70	257,374	7.632	397.48	603	76.1
8.001 - 9.000	378	87,267,935	20.01	230,868	8.595	399.86	593	80.0
9.001 - 10.000	496	103,361,046	23.70	208,389	9.543	401.66	583	83.6
Greater than 10.000	335	63,019,563	14.45	188,118	10.884	396.19	578	85.6
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.763%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
July 2007	2	139,206	0.03	69,603	9.969	339.00	626	94.0
August 2007	1	247,202	0.06	247,202	7.350	340.00	598	95.0
September 2007	3	853,655	0.20	284,552	11.314	355.51	561	91.0
October 2007	18	5,240,100	1.20	291,117	8.501	360.00	600	84.3
December 2007	1	197,686	0.05	197,686	7.875	344.00	772	80.0
February 2008	2	223,296	0.05	111,648	8.432	346.00	578	80.0
April 2008	10	2,748,075	0.63	274,808	8.602	346.79	640	80.3
May 2008	10	2,546,374	0.58	254,637	8.281	385.92	613	82.7
June 2008	3	310,910	0.07	103,637	7.683	414.12	575	74.5
July 2008	4	1,279,624	0.29	319,906	8.243	392.20	666	83.7
August 2008	6	1,054,328	0.24	175,721	8.818	349.35	625	85.9
September 2008	1	213,543	0.05	213,543	12.500	353.00	533	90.0
October 2008	3	555,204	0.13	185,068	9.171	347.00	590	80.7
November 2008	2	172,125	0.04	86,063	9.565	355.00	578	73.0
December 2008	3	666,721	0.15	222,240	10.136	384.63	573	74.4
January 2009	9	2,779,634	0.64	308,848	8.064	367.17	657	80.8
February 2009	37	8,786,759	2.01	237,480	8.306	370.87	627	81.4
March 2009	103	25,749,761	5.90	249,998	8.813	380.32	605	81.3
April 2009	1,266	283,073,298	64.91	223,597	8.980	404.04	588	80.9
May 2009	7	986,705	0.23	140,958	8.966	368.57	584	80.2
November 2009	1	50,274	0.01	50,274	11.875	355.00	528	95.0
December 2009	2	360,520	0.08	180,260	7.496	356.00	648	82.6
February 2010	2	353,112	0.08	176,556	8.453	358.00	573	75.6
March 2010	2	501,996	0.12	250,998	6.916	359.00	682	86.2
April 2010	45	10,175,801	2.33	226,129	8.782	399.83	601	79.1
June 2011	1	217,764	0.05	217,764	7.200	350.00	611	61.1
July 2011	1	140,000	0.03	140,000	6.250	351.00	650	80.0
October 2011	5	739,001	0.17	147,800	7.177	369.53	685	80.0
November 2011	5	1,041,279	0.24	208,256	6.443	355.00	687	84.8
December 2011	5	1,552,168	0.36	310,434	6.336	356.00	664	84.0
January 2012	14	3,376,358	0.77	241,168	6.630	383.08	653	81.0
February 2012	23	6,775,680	1.55	294,595	6.326	377.80	668	81.3
March 2012	69	18,519,529	4.25	268,399	6.222	360.40	686	80.3
April 2012	192	51,401,694	11.79	267,717	6.427	373.83	668	80.0
May 2012	8	2,024,200	0.46	253,025	6.301	376.36	666	84.1
February 2014	1	348,000	0.08	348,000	6.250	358.00	649	80.0
March 2014	1	160,000	0.04	160,000	6.500	479.00	682	79.2
April 2014	1	213,592	0.05	213,592	7.875	480.00	693	80.0
January 2017	1	127,825	0.03	127,825	6.375	477.00	693	80.0
March 2017	1	221,250	0.05	221,250	6.500	359.00	660	75.0
Total	1,871	436,124,249	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is October 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	3,002	523,301,134	78.51	174,317	8.890	389.15	588	79.5
36	2	296,150	0.04	148,075	6.480	352.68	662	83.1
60	201	68,301,416	10.25	339,808	7.896	359.42	642	84.4
84	1	175,950	0.03	175,950	6.125	346.00	737	85.0
120	268	74,457,075	11.17	277,825	6.280	363.28	680	80.8
Total	3,474	666,531,725	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year 6-month LIBOR	33	9,373,743	0.97	284,053	8.595	359.93	589	82.3
15-Year 1-year CMT	1	13,227	0.00	13,227	12.750	96.00	539	45.0
2/28 6-month LIBOR	1,373	237,130,367	24.53	172,710	9.181	359.34	591	81.1
2/38 6-month LIBOR	691	170,776,978	17.67	247,145	8.668	479.84	575	78.4
2/28 6-month LIBOR - 120-month Interest Only	1	279,300	0.03	279,300	8.000	359.00	766	82.1
2/28 6-month LIBOR - 60-month Interest Only	316	91,086,450	9.42	288,248	8.050	359.30	632	84.5
2/28 6-month LIBOR - 40/30-Year Balloon	81	19,473,012	2.01	240,408	8.584	359.28	583	76.3
3/27 6-month LIBOR	55	8,226,618	0.85	149,575	9.108	354.94	586	81.9
3/37 6-month LIBOR	23	5,365,464	0.56	233,281	8.312	479.88	589	73.8
3/27 6-month LIBOR - 120-month Interest Only	1	277,000	0.03	277,000	6.125	359.00	702	79.1
3/27 6-month LIBOR - 60-month Interest Only	20	5,334,360	0.55	266,718	7.801	358.20	635	83.0
3/27 12-month LIBOR - 36-month Interest Only	2	296,150	0.03	148,075	6.480	352.68	662	83.1
3/27 12-month LIBOR - 84-month Interest Only	1	175,950	0.02	175,950	6.125	346.00	737	85.0
3/27 6-month LIBOR - 40/30 Year Balloon	2	300,981	0.03	150,491	9.366	359.63	603	67.4
5/25 12-month LIBOR	2	529,071	0.05	264,536	6.035	359.36	573	82.1
5/25 6-month LIBOR	35	5,555,136	0.57	158,718	7.955	359.19	620	71.6
5/35 12-month LIBOR	9	2,159,139	0.22	239,904	6.151	478.55	643	83.5
5/35 6-month LIBOR	22	6,380,750	0.66	290,034	7.361	480.00	588	74.7
5/25 6-month LIBOR - 120-month Interest Only	203	58,105,126	6.01	286,232	6.272	359.36	685	79.3
5/25 12-month LIBOR - 120-month Interest Only	56	13,763,510	1.42	245,777	6.370	359.32	651	86.7
5/25 12-month LIBOR - 60-month Interest Only	10	2,360,968	0.24	236,097	6.298	357.50	660	81.9
5/35 12-month LIBOR - 120-month Interest Only	8	2,074,047	0.21	259,256	6.132	479.09	700	79.4
5/35 12-month LIBOR - 60-month Interest Only	1	216,000	0.02	216,000	6.000	479.00	683	80.0
7/23 6-month LIBOR - 120-month Interest Only	1	348,000	0.04	348,000	6.250	358.00	649	80.0
7/33 12-month LIBOR - 120-month Interest Only	2	373,592	0.04	186,796	7.286	479.57	688	79.7
10/30 12-month LIBOR	1	127,825	0.01	127,825	6.375	477.00	693	80.0
10/20 12-month LIBOR - 120-month Interest Only	1	221,250	0.02	221,250	6.500	359.00	660	75.0
10-Year Fixed	6	463,076	0.05	77,179	10.106	119.84	584	67.2
10-Year Fixed - Second Lien	3	29,880	0.00	9,960	11.618	91.37	667	69.6
15-Year Fixed	53	6,077,569	0.63	114,671	8.339	176.30	592	64.5
15-Year Fixed - Second Lien	13	373,232	0.04	28,710	11.814	169.73	619	86.9
15-Year Fixed - Credit Comeback	12	1,121,490	0.12	93,458	9.003	158.06	574	66.2
20-Year Fixed	25	3,683,241	0.38	147,330	7.792	239.91	609	69.4
20-Year Fixed - Second Lien	25	933,340	0.10	37,334	11.475	227.44	591	81.7
25-Year Fixed	4	745,400	0.08	186,350	8.091	300.00	588	70.2
30-Year Fixed	1,104	183,579,566	18.99	166,286	8.323	359.01	593	75.1
30-Year Fixed - Second Lien	1	41,947	0.00	41,947	12.625	355.00	644	99.9

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
30-Year Fixed - Credit Comeback	72	10,687,333	1.11	148,435	9.302	358.87	581	77.4
40-Year Fixed	303	68,005,874	7.04	224,442	8.080	479.34	582	76.3
40-Year Fixed - Credit Comeback	24	3,628,866	0.38	151,203	8.839	478.66	566	79.1
30-Year Fixed - 60-month Interest Only	52	14,944,730	1.55	287,399	7.497	359.01	628	80.5
30/15-Year Fixed Balloon - Second Lien	574	27,820,149	2.88	48,467	11.447	175.45	650	98.4
40/30-Year Fixed Balloon	20	4,072,084	0.42	203,604	8.275	359.65	592	71.7
Total	5,242	966,531,790	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
ARM 180	1	13,227	0.00	13,227	12.750	96.00	539	45.0
ARM 360	2,193	452,836,992	46.85	206,492	8.397	359.23	615	81.4
ARM 480	757	187,473,795	19.40	247,654	8.549	479.82	578	78.3
Fixed 120	9	492,956	0.05	54,773	10.198	118.11	589	67.3
Fixed 180	652	35,392,440	3.66	54,283	10.840	174.98	638	91.4
Fixed 240	50	4,616,581	0.48	92,332	8.537	237.39	605	71.9
Fixed 300	4	745,400	0.08	186,350	8.091	300.00	588	70.2
Fixed 360	1,249	213,325,659	22.07	170,797	8.314	359.02	595	75.5
Fixed 480	327	71,634,740	7.41	219,066	8.119	479.30	581	76.4
Total	5,242	966,531,790	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0.01 - 25,000.00	131	2,386,278	0.25	18,216	11.791	172.38	599	88.8
25,000.01 - 50,000.00	237	8,892,053	0.92	37,519	11.339	200.77	620	91.9
50,000.01 - 75,000.00	566	35,783,703	3.70	63,222	10.667	282.35	618	85.8
75,000.01 - 100,000.00	573	50,033,246	5.18	87,318	9.560	353.31	592	79.3
100,000.01 - 150,000.00	1,090	136,295,815	14.10	125,042	8.965	378.49	589	78.7
150,000.01 - 200,000.00	815	141,862,976	14.68	174,065	8.527	385.69	592	78.6
200,000.01 - 250,000.00	595	133,572,604	13.82	224,492	8.418	393.64	596	79.3
250,000.01 - 300,000.00	407	112,008,598	11.59	275,205	8.131	395.22	605	79.3
300,000.01 - 350,000.00	284	92,150,782	9.53	324,475	7.735	395.52	611	78.8
350,000.01 - 400,000.00	185	69,581,233	7.20	376,115	7.881	398.20	607	79.0
400,000.01 - 450,000.00	126	53,389,085	5.52	423,723	7.985	407.17	607	81.5
450,000.01 - 500,000.00	103	49,135,066	5.08	477,039	8.094	402.70	600	79.6
500,000.01 - 550,000.00	49	25,773,917	2.67	525,998	8.093	404.13	613	80.3
550,000.01 - 600,000.00	31	17,768,314	1.84	573,171	8.074	385.54	617	78.7
600,000.01 - 650,000.00	19	11,956,640	1.24	629,297	8.748	423.34	612	81.6
650,000.01 - 700,000.00	9	6,128,900	0.63	680,989	8.052	399.18	605	75.4
700,000.01 - 750,000.00	4	2,913,500	0.30	728,375	7.043	419.27	620	78.9
750,000.01 - 800,000.00	4	3,095,100	0.32	773,775	8.057	390.44	633	74.6
800,000.01 - 850,000.00	4	3,359,410	0.35	839,853	7.659	420.28	643	78.5
850,000.01 - 900,000.00	3	2,674,260	0.28	891,420	7.088	339.44	604	59.1
Greater than 900,000.00	7	7,770,312	0.80	1,110,045	7.390	359.16	672	73.2
Total	5,242	966,531,790	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Alabama	87	10,004,691	1.04	114,996	9.195	358.14	598	86.9
Alaska	18	2,935,390	0.30	163,077	8.522	385.47	581	79.0
Arizona	225	37,543,058	3.88	166,858	8.555	389.81	602	80.9
Arkansas	25	3,024,768	0.31	120,991	9.620	372.39	598	85.1
California	806	226,536,441	23.44	281,063	7.654	393.79	614	75.5
Colorado	76	15,183,935	1.57	199,789	8.687	387.72	607	82.7
Connecticut	67	13,978,894	1.45	208,640	8.666	389.59	594	78.6
Delaware	18	3,499,227	0.36	194,401	8.782	383.20	613	85.2
District of Columbia	18	5,219,565	0.54	289,976	7.940	407.48	616	67.3
Florida	612	107,286,597	11.10	175,305	8.612	382.51	606	79.5
Georgia	209	28,849,029	2.98	138,034	9.320	368.49	595	85.2
Hawaii	23	9,158,395	0.95	398,191	7.188	409.93	625	71.9
Idaho	36	5,674,147	0.59	157,615	8.613	369.55	602	84.9
Illinois	188	32,314,413	3.34	171,885	9.194	370.13	608	83.8
Indiana	55	5,330,583	0.55	96,920	9.892	351.33	600	86.2
Iowa	27	3,755,734	0.39	139,101	9.738	358.98	590	88.2
Kansas	19	2,291,561	0.24	120,608	9.957	386.67	578	88.9
Kentucky	35	3,526,590	0.36	100,760	9.720	348.24	572	84.3
Louisiana	74	9,867,010	1.02	133,338	9.321	363.95	584	86.4
Maine	16	2,744,549	0.28	171,534	8.048	376.13	588	73.2
Maryland	174	39,623,830	4.10	227,723	8.356	400.66	591	79.2
Massachusetts	92	20,812,300	2.15	226,221	8.762	387.26	600	79.1
Michigan	123	12,952,638	1.34	105,306	9.716	370.06	600	83.7
Minnesota	58	10,063,552	1.04	173,510	9.113	373.52	612	86.3
Mississippi	59	6,547,673	0.68	110,978	9.101	355.61	596	85.9
Missouri	114	12,755,784	1.32	111,893	9.296	367.74	585	84.4
Montana	19	3,263,263	0.34	171,751	8.569	389.20	615	77.6
Nebraska	10	999,677	0.10	99,968	9.154	353.72	607	82.4
Nevada	103	21,058,759	2.18	204,454	8.213	381.93	600	80.1
New Hampshire	27	4,751,915	0.49	175,997	7.890	377.31	584	79.8
New Jersey	160	38,091,888	3.94	238,074	8.682	387.50	595	77.3
New Mexico	33	4,709,725	0.49	142,719	8.554	405.04	580	77.8
New York	181	47,480,318	4.91	262,322	8.462	404.24	583	74.2
North Carolina	103	15,011,133	1.55	145,739	9.398	371.73	595	80.1
North Dakota	7	871,621	0.09	124,517	10.176	378.66	568	89.3
Ohio	77	7,781,915	0.81	101,064	9.557	355.41	595	87.4
Oklahoma	41	3,836,545	0.40	93,574	9.298	370.38	605	86.6
Oregon	66	12,405,537	1.28	187,963	8.193	397.81	592	79.4
Pennsylvania	155	21,095,817	2.18	136,102	9.025	369.56	582	79.9
Rhode Island	12	2,004,001	0.21	167,000	9.038	366.82	595	75.5
South Carolina	59	7,755,148	0.80	131,443	9.717	375.94	576	81.2
South Dakota	6	587,505	0.06	97,917	9.780	359.87	616	88.3
Tennessee	93	12,062,891	1.25	129,709	9.252	373.26	593	85.6
Texas	352	37,527,330	3.88	106,612	9.091	348.18	595	81.6
Utah	63	12,574,579	1.30	199,596	8.441	375.32	594	81.4
Vermont	12	1,967,814	0.20	163,985	8.373	365.52	579	81.4
Virginia	192	38,323,391	3.97	199,601	7.829	384.85	615	80.8
Washington	148	31,375,980	3.25	212,000	8.161	393.76	593	80.0
West Virginia	11	1,118,182	0.12	101,653	10.680	354.36	604	89.0
Wisconsin	49	7,050,887	0.73	143,896	9.514	377.17	595	85.3
Wyoming	9	1,345,615	0.14	149,513	8.844	381.19	596	86.0
Total	5,242	966,531,790	100.00

Loan-to-Value Ratios and Combined Loan-to-Value Ratios
for the Mortgage Loans in the Statistical Calculation Pool

Range of Loan-to-Value Ratios and Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	285	44,723,616	4.63	156,925	8.050	384.72	573	40.1
50.01 - 55.00	120	25,402,534	2.63	211,688	7.595	394.34	574	52.9
55.01 - 60.00	147	28,336,040	2.93	192,762	7.898	393.54	568	57.6
60.01 - 65.00	247	48,911,501	5.06	198,022	8.096	402.05	579	63.3
65.01 - 70.00	311	64,201,389	6.64	206,435	8.170	390.77	579	68.5
70.01 - 75.00	372	76,881,667	7.95	206,671	8.188	397.34	580	73.7
75.01 - 80.00	1,069	229,646,975	23.76	214,824	7.770	383.09	623	79.5
80.01 - 85.00	572	114,349,135	11.83	199,911	8.615	395.12	589	84.3
85.01 - 90.00	941	188,389,316	19.49	200,201	8.902	392.98	603	89.6
90.01 - 95.00	488	89,494,975	9.26	183,391	9.252	379.44	613	94.7
95.01 - 100.00	690	56,194,641	5.81	81,442	10.557	290.02	643	99.9
Total	5,242	966,531,790	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
50.00 or Less	278	42,698,116	4.42	153,590	8.051	389.46	573	40.1
50.01 - 55.00	118	25,116,859	2.60	212,855	7.578	394.73	574	52.9
55.01 - 60.00	144	28,136,040	2.91	195,389	7.868	386.42	569	56.9
60.01 - 65.00	242	47,203,701	4.88	195,057	8.067	402.31	578	63.2
65.01 - 70.00	310	64,137,966	6.64	206,897	8.144	392.45	579	68.3
70.01 - 75.00	361	73,644,763	7.62	204,002	8.269	397.39	578	73.4
75.01 - 80.00	721	144,330,036	14.93	200,180	8.149	392.73	594	79.1
80.01 - 85.00	570	114,993,256	11.90	201,743	8.615	394.58	590	83.9
85.01 - 90.00	971	196,005,204	20.28	201,859	8.861	393.01	604	89.2
90.01 - 95.00	527	98,862,697	10.23	187,595	9.032	379.32	618	93.3
95.01 - 100.00	1,000	131,403,151	13.60	131,403	8.603	332.48	658	88.4
Total	5,242	966,531,790	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table for first lien Mortgage Loans reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” for first lien Mortgage Loans under “The Mortgage Pool—Loan-to-Value Ratio/Combined Loan-to-Value Ratio/Combined Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
4.501 - 5.000	8	2,238,152	0.23	279,769	4.881	374.87	676	77.5
5.001 - 5.500	37	11,424,018	1.18	308,757	5.353	373.50	686	79.8
5.501 - 6.000	107	32,646,210	3.38	305,105	5.874	389.88	653	76.8
6.001 - 6.500	200	57,762,726	5.98	288,814	6.355	384.01	638	74.1
6.501 - 7.000	385	102,186,599	10.57	265,420	6.826	386.97	619	73.9
7.001 - 7.500	424	97,211,832	10.06	229,273	7.327	391.98	606	73.6
7.501 - 8.000	526	117,268,459	12.13	222,944	7.806	389.98	598	76.0
8.001 - 8.500	456	90,367,279	9.35	198,174	8.324	391.79	595	78.4
8.501 - 9.000	585	113,118,463	11.70	193,365	8.789	393.67	590	80.2
9.001 - 9.500	487	94,374,398	9.76	193,787	9.296	397.84	593	83.0
9.501 - 10.000	637	98,590,431	10.20	154,773	9.797	388.73	577	83.9
10.001 - 10.500	349	48,856,498	5.05	139,990	10.289	373.46	588	87.3
10.501 - 11.000	328	42,008,231	4.35	128,074	10.770	367.45	582	85.4
11.001 - 11.500	231	21,713,775	2.25	93,999	11.312	325.13	600	87.4
11.501 - 12.000	228	20,456,715	2.12	89,722	11.794	312.63	589	87.1
12.001 - 12.500	124	9,031,168	0.93	72,832	12.253	291.97	610	93.3
12.501 - 13.000	61	3,615,126	0.37	59,264	12.782	288.06	626	94.9
13.001 - 13.500	32	1,885,551	0.20	58,923	13.298	321.86	608	88.7
13.501 - 14.000	24	1,266,831	0.13	52,785	13.839	280.78	590	91.0
Greater than 14.000	13	509,327	0.05	39,179	14.655	275.60	620	89.0
Total	5,242	966,531,790	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Single Family Residence	3,915	698,805,520	72.30	178,494	8.523	386.09	595	79.1
Planned Unit Development	728	147,960,413	15.31	203,242	8.496	374.70	608	82.3
Low-Rise Condominium	396	72,268,073	7.48	182,495	8.159	378.68	641	81.3
Two Family Home	138	29,728,290	3.08	215,422	8.320	385.21	606	73.6
Three Family Home	21	6,539,420	0.68	311,401	8.140	421.99	624	76.0
Four Family Home	10	3,743,320	0.39	374,332	8.262	427.09	669	75.0
High-Rise Condominium	20	5,866,080	0.61	293,304	7.749	356.39	654	72.6
Manufactured Housing(1)	14	1,620,673	0.17	115,762	9.085	374.97	598	65.7
Total	5,242	966,531,790	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Refinance - Cash Out	3,221	646,043,903	66.84	200,572	8.367	394.27	589	76.2
Purchase	1,563	243,486,210	25.19	155,781	8.927	360.03	634	87.9
Refinance - Rate/Term	458	77,001,677	7.97	168,126	7.990	373.30	606	80.2
Total	5,242	966,531,790	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Owner Occupied	4,875	906,433,519	93.78	185,935	8.468	384.55	598	79.5
Investment Property	286	46,526,183	4.81	162,679	8.625	382.17	652	78.6
Second Home	81	13,572,088	1.40	167,557	8.697	351.62	639	76.3
Total	5,242	966,531,790	100.00
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1 - 120	23	993,277	0.10	43,186	10.181	106.35	583	67.1
121 - 180	639	34,905,345	3.61	54,625	10.850	176.10	638	91.8
181 - 300	63	5,851,832	0.61	92,886	8.823	248.23	600	72.0
301 - 360	3,433	665,672,801	68.87	193,904	8.367	359.23	608	79.6
Greater than 360	1,084	259,108,535	26.81	239,030	8.430	479.68	579	77.7
Total	5,242	966,531,790	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
Full Documentation	3,632	619,097,557	64.05	170,456	8.507	387.03	588	80.2
Stated Income	1,321	272,292,393	28.17	206,126	9.020	381.71	609	77.2
Reduced	158	42,094,708	4.36	266,422	6.260	367.38	694	80.1
Full/Alternative	92	22,273,441	2.30	242,103	6.225	368.12	661	84.6
No Income/No Asset	4	1,153,964	0.12	288,491	6.715	396.00	678	84.0
Stated Income/Stated Asset....	32	8,842,656	0.91	276,333	6.447	359.05	677	80.8
Streamlined	3	777,071	0.08	259,024	6.183	359.56	626	81.4
Total	5,242	966,531,790	100.00

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
801 - 820	3	516,898	0.05	172,299	7.605	323.00	811	84.1
781 - 800	14	2,546,770	0.26	181,912	7.493	400.53	786	81.3
761 - 780	23	3,891,670	0.40	169,203	7.386	332.62	769	80.1
741 - 760	37	5,967,564	0.62	161,286	6.810	339.50	749	81.2
721 - 740	65	12,618,464	1.31	194,130	7.795	351.78	730	83.5
701 - 720	109	20,143,765	2.08	184,805	7.197	348.82	709	82.3
681 - 700	189	38,199,589	3.95	202,114	7.364	358.65	689	82.5
661 - 680	285	55,032,451	5.69	193,096	8.065	357.93	670	82.8
641 - 660	506	92,198,484	9.54	182,210	8.214	362.37	650	83.0
621 - 640	561	108,459,299	11.22	193,332	8.241	372.20	630	82.6
601 - 620	693	135,474,216	14.02	195,489	8.477	383.96	610	83.0
581 - 600	690	126,590,503	13.10	183,464	8.653	386.33	590	81.3
561 - 580	640	109,594,959	11.34	171,242	8.741	396.91	571	78.8
541 - 560	586	109,172,447	11.30	186,301	8.701	406.36	551	75.3
521 - 540	488	86,308,148	8.93	176,861	9.134	404.55	531	72.3
501 - 520	339	57,901,186	5.99	170,800	9.074	406.27	512	68.5
500 or Less	14	1,915,377	0.20	136,813	8.990	390.21	500	68.0
Total	5,242	966,531,790	100.00
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
A	4,092	751,213,933	77.72	183,581	8.424	379.73	612	82.0
A-	347	68,753,362	7.11	198,136	8.532	398.03	575	75.7
B	436	81,278,949	8.41	186,420	8.636	399.25	564	70.6
C	294	53,869,224	5.57	183,229	8.851	398.47	556	65.4
C-	30	4,942,399	0.51	164,747	8.422	381.18	571	62.3
D	43	6,473,924	0.67	150,556	9.130	416.84	545	59.3
Total	5,242	966,531,790	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	1,798	306,983,589	31.76	170,736	8.723	374.76	608	80.1
6	4	748,720	0.08	187,180	7.004	357.62	680	80.0
12	279	74,127,124	7.67	265,689	8.483	397.81	600	76.9
24	1,892	355,472,892	36.78	187,882	8.654	390.69	594	81.3
30	2	367,642	0.04	183,821	7.606	351.78	673	88.3
36	511	88,493,477	9.16	173,177	7.997	373.65	617	76.3
60	756	140,338,346	14.52	185,633	7.810	386.53	598	76.7
Total	5,242	966,531,790	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0 - 6	6	45	10,537,927	1.65	234,176	8.746	355.71	588	83.0
7 - 12	11	27	5,258,834	0.82	194,772	8.458	346.87	624	79.7
13 - 18	15	44	8,465,229	1.32	192,392	8.439	369.49	609	82.1
19 - 24	24	2,400	506,311,745	79.07	210,963	8.795	399.92	592	80.6
25 - 31	26	4	356,694	0.06	89,173	10.269	349.85	586	91.5
32 - 37	36	80	17,179,170	2.68	214,740	8.430	397.23	604	78.7
38 or Greater	60	351	92,214,414	14.40	262,719	6.461	374.05	667	79.8
Total		2,951	640,324,014	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.001 - 2.000	1	81,600	0.01	81,600	11.875	360.00	572	85.0
2.001 - 3.000	270	70,825,622	11.06	262,317	6.225	367.36	681	81.2
3.001 - 4.000	23	5,004,213	0.78	217,574	7.326	367.27	669	88.9
4.001 - 5.000	63	11,961,659	1.87	189,868	8.093	395.44	600	77.1
5.001 - 6.000	270	57,075,586	8.91	211,391	8.215	395.98	592	74.8
6.001 - 7.000	1,930	416,612,848	65.06	215,862	8.725	399.73	594	80.7
7.001 - 8.000	349	71,202,030	11.12	204,017	9.151	392.84	592	82.5
8.001 - 9.000	31	6,013,982	0.94	193,999	9.508	393.40	604	86.5
9.001 - 10.000	7	785,070	0.12	112,153	10.881	350.83	584	93.6
10.001 - 11.000	5	442,064	0.07	88,413	11.677	349.17	584	94.6
11.001 - 12.000	2	319,342	0.05	159,671	11.531	356.31	563	86.2
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.128%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
9.001 - 10.000	4	1,445,452	0.23	361,363	4.885	359.31	688	80.0
10.001 - 10.500	6	1,309,581	0.20	218,264	5.379	359.18	669	82.6
10.501 - 11.000	28	7,383,049	1.15	263,680	5.829	400.87	663	83.3
11.001 - 11.500	63	17,231,116	2.69	273,510	5.878	367.73	687	81.7
11.501 - 12.000	72	19,354,291	3.02	268,810	6.095	364.10	673	80.5
12.001 - 12.500	67	17,015,217	2.66	253,958	6.445	370.69	676	79.8
12.501 - 13.000	85	24,312,411	3.80	286,028	6.525	389.43	648	74.2
13.001 - 13.500	96	27,248,931	4.26	283,843	6.631	401.52	617	75.1
13.501 - 14.000	164	47,051,312	7.35	286,898	6.987	396.55	614	76.1
14.001 - 14.500	191	47,266,624	7.38	247,469	7.448	397.73	604	76.3
14.501 - 15.000	282	67,114,578	10.48	237,995	7.961	395.17	600	78.1
15.001 - 15.500	273	60,010,908	9.37	219,820	8.429	399.68	594	79.4
15.501 - 16.000	382	80,832,533	12.62	211,603	8.890	399.28	588	80.7
16.001 - 16.500	344	72,602,013	11.34	211,052	9.343	401.98	595	83.4
16.501 - 17.000	374	66,262,745	10.35	177,173	9.805	398.13	574	83.9
17.001 - 17.500	208	33,160,970	5.18	159,428	10.298	385.12	587	87.6
17.501 - 18.000	159	28,048,771	4.38	176,407	10.773	396.71	576	83.9
18.001 - 18.500	64	9,005,729	1.41	140,715	11.281	396.08	590	84.5
18.501 - 19.000	48	7,637,940	1.19	159,124	11.795	374.69	573	84.3
19.001 - 19.500	21	2,987,408	0.47	142,258	12.250	396.59	587	89.4
Greater than 19.500	20	3,042,434	0.48	152,122	13.288	414.96	617	91.1
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.194%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	42	10,420,193	1.63	248,100	8.699	362.79	589	81.4
1.500	2,183	460,639,519	71.94	211,012	8.813	401.65	593	81.1
2.000	22	4,136,534	0.65	188,024	7.629	366.91	611	79.3
3.000	428	92,605,713	14.46	216,368	8.314	385.75	599	76.5
5.000	113	27,733,662	4.33	245,431	6.410	378.35	663	83.8
6.000	163	44,788,393	6.99	274,775	6.159	359.42	693	80.2
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.178%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
1.000	406	87,632,786	13.69	215,844	8.373	379.35	601	77.5
1.500	2,281	484,218,478	75.62	212,283	8.760	401.02	594	80.9
2.000	261	67,964,399	10.61	260,400	6.255	367.91	680	81.7
6.000	3	508,350	0.08	169,450	8.694	394.24	663	86.9
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.488%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
2.001 - 3.000	266	70,071,681	10.94	263,427	6.216	367.02	681	81.2
3.001 - 4.000	18	4,294,674	0.67	238,593	7.119	368.50	677	88.6
4.001 - 5.000	4	605,244	0.09	151,311	6.331	376.86	660	70.9
5.001 - 6.000	30	11,255,140	1.76	375,171	5.795	426.21	608	70.9
6.001 - 7.000	213	64,041,087	10.00	300,662	6.662	401.91	614	74.9
7.001 - 8.000	450	109,975,181	17.17	244,389	7.609	396.84	602	76.4
8.001 - 9.000	654	142,529,408	22.26	217,935	8.593	398.84	593	80.1
9.001 - 10.000	769	149,831,518	23.40	194,839	9.539	399.64	585	83.4
Greater than 10.000	547	87,720,081	13.70	160,366	10.861	389.85	583	85.8
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.994%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
May 2007	1	22,674	0.00	22,674	11.875	277.00	503	80.0
July 2007	4	257,792	0.04	64,448	10.554	332.35	599	92.9
August 2007	3	466,538	0.07	155,513	9.646	312.44	590	87.2
September 2007	6	1,105,473	0.17	184,245	11.049	347.30	555	89.0
October 2007	31	8,685,450	1.36	280,176	8.342	360.00	592	81.7
December 2007	1	197,686	0.03	197,686	7.875	344.00	772	80.0
February 2008	5	664,483	0.10	132,897	8.738	346.00	613	87.0
March 2008	3	514,857	0.08	171,619	7.311	347.00	585	78.5
April 2008	18	3,881,808	0.61	215,656	8.592	347.14	624	78.6
May 2008	14	3,289,504	0.51	234,965	8.266	377.58	605	81.1
June 2008	10	1,419,970	0.22	141,997	7.739	367.85	606	76.9
July 2008	6	1,430,440	0.22	238,407	8.289	387.34	660	83.1
August 2008	9	1,393,129	0.22	154,792	8.729	348.07	608	86.9
September 2008	3	499,709	0.08	166,570	10.462	348.02	556	88.7
October 2008	3	555,204	0.09	185,068	9.171	347.00	590	80.7
November 2008	7	945,610	0.15	135,087	8.843	377.48	581	82.0
December 2008	12	1,697,298	0.27	141,442	10.268	365.67	581	83.9
January 2009	14	3,372,847	0.53	240,918	8.227	365.38	646	79.7
February 2009	67	12,972,527	2.03	193,620	8.520	372.22	616	81.9
March 2009	201	44,868,314	7.01	223,225	8.742	379.19	603	80.5
April 2009	2092	441,246,644	68.91	210,921	8.809	403.29	590	80.6
May 2009	9	1,392,199	0.22	154,689	8.334	393.45	579	80.7
November 2009	1	50,274	0.01	50,274	11.875	355.00	528	95.0
December 2009	2	360,520	0.06	180,260	7.496	356.00	648	82.6
February 2010	2	353,112	0.06	176,556	8.453	358.00	573	75.6
March 2010	10	2,108,126	0.33	210,813	8.114	394.96	623	77.0
April 2010	66	14,357,412	2.24	217,537	8.499	399.56	601	78.9
June 2011	1	217,764	0.03	217,764	7.200	350.00	611	61.1
July 2011	1	140,000	0.02	140,000	6.250	351.00	650	80.0
October 2011	5	739,001	0.12	147,800	7.177	369.53	685	80.0
November 2011	5	1,041,279	0.16	208,256	6.443	355.00	687	84.8
December 2011	5	1,552,168	0.24	310,434	6.336	356.00	664	84.0
January 2012	14	3,376,358	0.53	241,168	6.630	383.08	653	81.0
February 2012	23	6,775,680	1.06	294,595	6.326	377.80	668	81.3
March 2012	72	19,343,676	3.02	268,662	6.266	360.34	684	79.7
April 2012	212	55,933,619	8.74	263,838	6.528	378.00	662	79.3
May 2012	8	2,024,200	0.32	253,025	6.301	376.36	666	84.1
February 2014	1	348,000	0.05	348,000	6.250	358.00	649	80.0
March 2014	1	160,000	0.02	160,000	6.500	479.00	682	79.2
April 2014	1	213,592	0.03	213,592	7.875	480.00	693	80.0
January 2017	1	127,825	0.02	127,825	6.375	477.00	693	80.0
March 2017	1	221,250	0.03	221,250	6.500	359.00	660	75.0
Total	2,951	640,324,014	100.00
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is August 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average LTV/ CLTV (%)
0	4,567	776,675,357	80.36	170,062	8.773	389.61	589	78.7
36	2	296,150	0.03	148,075	6.480	352.68	662	83.1
60	399	113,942,508	11.79	285,570	7.925	359.40	632	83.8
84	1	175,950	0.02	175,950	6.125	346.00	737	85.0
120	273	75,441,825	7.81	276,344	6.298	363.23	680	80.7
Total	5,242	966,531,790	100.00

ANNEX I

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2007-7, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5) certain eligible trusts that elect to be taxed as U.S. persons.

PROSPECTUS

CWABS, INC.
Depositor

Asset Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWABS, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•     first or subordinate lien mortgage loans secured by one- to four-family residential properties;

•     mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•     closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties;

•     home improvement loans, secured by first or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests;

•     collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•     mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•     mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.
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These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 26, 2007

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	8
Impact Of World Events	9
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans	10
You Could Be Adversely Affected By Violations Of Environmental Laws	10
Ratings Of The Securities Do Not Assure Their Payment	10
Book-Entry Registration	11
Secondary Market For The Securities May Not Exist	11
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	12
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	13
The Trust Fund	14
General	14
The Loans	15
Agency Securities	19
Non-Agency Mortgage-Backed Securities	23
Substitution of Trust Fund Assets	25
Available Information	25
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	26
Reports to Securityholders	27
Use of Proceeds	27
The Depositor	27
Loan Program	27
Underwriting Standards	27
Qualifications of Sellers	29
Representations by Sellers; Repurchases	29
Static Pool Data	30
Description of the Securities	31
General	31
Distributions on Securities	33
Advances	34
Reports to Securityholders	35
Categories of Classes of Securities	36
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	39
Book-Entry Registration of Securities	42
Credit Enhancement	46
General	46
Subordination	47
Letter of Credit	48
Insurance Policies, Surety Bonds and Guaranties	48
Overcollateralization and Excess Cash Flow	48
Reserve Accounts	48
Pool Insurance Policies	49
Financial Instruments	50
Cross Support	51
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	52
Delays in Realization on Property; Expenses of Realization	53
Optional Purchase	53
Prepayment Standards or Models	54
Yield	54
The Agreements	54
Assignment of the Trust Fund Assets	54
Payments on Loans; Deposits to Security Account	56
Pre-Funding Account	59
Investments in Amounts Held in Accounts	59
Sub-Servicing by Sellers	61
Collection Procedures	61
Delinquency Calculation Methods	62
Hazard Insurance	63
Application of Liquidation Proceeds	64
Realization Upon Defaulted Loans	65
Servicing and Other Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	68
Events of Default; Rights Upon Event of Default	69
Amendment	71
Termination; Optional Termination	73
The Trustee	73
Certain Legal Aspects of the Loans	74
General	74
Foreclosure	75
Environmental Risks	77

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Rights of Redemption	78
Anti-Deficiency Legislation and Other Limitations On Lenders	78
Due-On-Sale Clauses	79
Enforceability of Prepayment and Late Payment Fees	80
Applicability of Usury Laws	80
Home Improvement Finance	80
Servicemembers Civil Relief Act	81
Junior Mortgages and Rights of Senior Mortgagees	82
Other Loan Provisions and Lender Requirements	82
Priority of Additional Advances	82
The Title I Program	83
Consumer Protection Laws	86
Material Federal Income Tax Consequences	87
General	87
Taxation of Debt Securities	88
Taxation of the REMIC and Its Holders	92
REMIC Expenses; Single Class REMICs	92
Taxation of the REMIC	93
Taxation of Holders of Residual Interests	94
Administrative Matters	97
Tax Status as a Grantor Trust	97
Sale or Exchange	100
Miscellaneous Tax Aspects	100
New Reporting Regulations	100
Tax Treatment of Foreign Investors	101
Tax Characterization of the Trust Fund as a Partnership	102
Tax Consequences to Holders of the Notes	102
Tax Consequences to Holders of the Certificates	104
Other Tax Considerations	108
ERISA Considerations	108
Legal Investment	112
Method of Distribution	113
Legal Matters	114
Financial Information	114
Rating	114
Index to Defined Terms	116

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Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.
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If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 25.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Home Equity Loans and Home Improvement Loans Could Adversely Affect You
The mortgages and deeds of trust securing the home equity loans and home improvement loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by Personal Property May Experience Relatively Higher Losses
A borrower's obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. In the event that the borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See“Certain Legal Aspects of the Loans — Home Improvement Finance” for a description of certain legal issues related to home improvement loans.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•         with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•             the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•             the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•             the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on these loans;

•             the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•             the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•             the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

•             the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans
The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 116.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

_____________________
*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, those liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The

“Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties (or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative) or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public

Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140960.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWABS, Inc., a Delaware corporation (the “depositor”), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or in the case of Properties located in areas where those policies are generally not available, an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions

Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Categories of Classes	Definitions

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related Classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Categories of Classes	Definitions
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the Accrual class, which amount will be added as principal to the principal balance of the Accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the

Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior

Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

•	general economic conditions,

•	prevailing interest rate levels,

•	the availability of alternative financing,

•	homeowner mobility,

•	the amounts of, and interest rates on, the underlying senior mortgage loans, and

•
the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.”

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

•
an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

•
a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

(xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 270 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in a Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the total distributions allocated to the class (“percentage interests”);

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and, under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•
a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus;

(d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;

•
an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) is generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as “Debt securities.”

Debt securities that are Compound Interest securities will, and certain other Debt securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt securities do not provide for default remedies, the interest payments will be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a Holder for an accrual period will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but if the holder purchases the Debt security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “— Tax Status as a Grantor Trust; General” herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) issued without original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) issued with original issue discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election and thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns during the year of the election and/or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of the Holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a security representing a residual interest (a “Residual Interest”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a

Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the

“Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the Holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, those “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index to Defined Terms

Accretion Directed	37
Accrual	39
Adjustable Rate	38
Agency Securities	14
Agreement	15
AMT	96
APR	18
Asset Conservation Act	77
Available Funds	33
beneficial owner	42
Book-Entry Securities	42
Callable	39
Capitalized Interest Account	59
Cash Flow Bond Method	99
CERCLA	77
CI	44
Claimable Amount	86
Class Security Balance	33
Clearstream, Luxembourg	44
Code	87
COFI securities	41
Collateral Value	19
Combined Loan-to-Value Ratio	18
Companion Class	37
Component Securities	37
Cooperative	44
cooperative loans	15
cooperatives	15
Cut-off Date Principal Balance	31
DBC	44
Debt securities	88
debt-to-income ratio	28
Definitive Security	42
depositor	27
Detailed Description	15
Disqualified Organization	95
DOL	108
DTC	42
Eleventh District	40
ERISA	108
Euroclear	42
Euroclear Operator	44
Euroclear Participants	44
European Depositaries	42
excess servicing	99
Exchange Act	26
FHA	15
FHLBSF	40
Final Bond Premium Regulations	91
Financial Intermediary	42
Fitch	110
Fixed Rate	38
Floating Rate	38
foreign person	103
FTC Rule	81
Funding Period	59
Garn-St Germain Act	79
HI Contracts	80
HI Loans	80
Improper Knowledge	96
Indenture	31
Indirect Participants	43
Insurance Proceeds	57
Insured Expenses	57
Interest Only	38
Interest Weighted Securities	90
Inverse Floating Rate	38
L/C Bank	48
L/C Percentage	48
Liquidation Expenses	57
Liquidation Proceeds	57
Loan Rate	16
Loan-to-Value Ratio	18
Master Servicing Agreements	14
Master Servicing Fee	67
MBA Method	62
Moody’s	60, 110
Mortgage	55
mortgage related security	112
NAS	37
National Cost of Funds Index	41
NCUA	112
New CI	44
new partnership	105
Non-Accelerated Senior	37
Non-Agency Mortgage-Backed Securities	14
Noneconomic Residual Interest	96
Nonresidents	101
Notional Amount Securities	37
obligations	111
Offshore Location	96
OID	88
OID Regulations	88
old partnership	105
OTS	41
OTS Method	62
PACs	37
Partial Accrual	39
Participants	42
Parties in Interest	108
Pass-Through Securities	97
Pay-Through Security	89
percentage interests	69
Permitted Investments	59
Plan Assets Regulation	108
Planned Principal Class	37

Plans	108
Policy Statement	112
Pool Insurance Policy	49
Pool Insurer	49
Pooling and Servicing Agreement	14
Pre-Funded Amount	59
Pre-Funding Account	59
Prepayment Assumption	89
Primary Mortgage Insurance Policy	17
Prime Rate	42
Principal Only	38
Principal Prepayments	34
Properties	17
Property Improvement Loans	83
PTCE	109
Purchase Price	30
Rating Agency	110, 114
Ratio Strip Securities	98
RCRA	77
Record Date	32
Reference Bank Rate	39
Refinance Loan	19
Regular Interest Securities	88
Relevant Depositary	42
Relevant Implementation Date	113
Relevant Member State	113
Relief Act	9, 81
REMIC	32, 87
Residual Interest	94
Restricted Group	111
Retained Interest	31
Rules	43
S&P	110
Sale and Servicing Agreement	14
Scheduled Principal Class	37
SEC	15
secured creditor exemption	77
Securities Act	25
Security Account	56
Security Owners	42
Security Register	32
Sellers	14
Senior Securities	47
Sequential Pay	38
Servicing Fee	98
Short-Term Note	103
Single Family Properties	17
SMMEA	112
Strip	38
Stripped Securities	97
Subordinate Securities	47
Subsequent Loans	59
Super Senior	38
Support Class	38
TACs	38
Targeted Principal Class	38
Tax Counsel	87
Terms and Conditions	45
Title I Loans	83
Title I Program	83
Title V	80
Trust Agreement	15
Trust Fund Assets	14
UCC	76
Underwriter Exemptions	109
VA	15
VA Guaranty	67
Variable Rate	38
W-8BEN	103
Withholding Agent	103

$1,070,850,100
(Approximate)

Asset-Backed Certificates, Series 2007-7

CWABS Asset-Backed Certificates Trust 2007-7
Issuing Entity

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

________________

PROSPECTUS SUPPLEMENT

________________

Countrywide Securities Corporation
RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2007-7 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2007-7 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2007-7 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

May 3, 2007